Exhibit 99.1

Euronext N.V.

Consolidated Financial Statements

INDEPENDENT ACCOUNTANTS’ REPORT

To the Managing Board of Euronext N.V.

We have audited the accompanying consolidated balance sheets of Euronext N.V., Amsterdam, The Netherlands, and its subsidiaries as of December 31, 2006, 2005 and 2004, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Euronext N.V. and its subsidiaries as of December 31, 2006, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as adopted by the European Union.

As discussed in “Changes in accounting policies” in note 2 to the consolidated financial statements, Euronext N.V. adopted IFRS 3 “Business combinations” and the related changes to IAS 36 “Impairment of assets” and IAS 38 “Intangible assets” for all business combinations agreed on or after March 31, 2004. Starting January 1, 2005, Euronext no longer amortizes goodwill relating to acquisitions made before March 31, 2004. As of January 1, 2005 Euronext also adopted IFRS 5 “Non-current assets held for sale and Discontinued Operations”. As of January 1, 2006, Euronext adopted the amendment to IAS 21 “The Effects of Changes in Foreign Exchange Rates” on net investments in foreign operations and the “fair value option” amendment to IAS 39 “Financial Instruments: Recognition and Measurement”.

International Financial Reporting Standards as adopted by the European Union vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 3.12 to the consolidated financial statements.

/s/ KPMG Accountants N.V.	/s/ Ernst & Young Accountants
Amsterdam, The Netherlands
March 22, 2007

1. CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 2006, 2005 AND 2004

1.1 Consolidated income statements

In thousands of euros
	Note	2006	2005	2004
			(*** restated)	(*** restated)
Revenues
Cash trading		286,899	215,743	189,737
Listing fees		55,637	63,130	43,270
Derivatives trading		391,571	331,923	324,918
MTS fixed income		24,019	1,437	—
Settlement and custody		14,553	39,280	33,122
Information services		112,004	93,592	87,297
Sale of software		184,607	195,212	185,965
Other income	3.1.1	32,901	21,550	22,528

Total revenues		1,102,191	961,867	886,837

Costs and expenses
Salaries and employee benefits	3.1.2	275,385	264,360	271,996
Depreciation	3.1.3	32,583	49,687	67,386
Goodwill amortisation	3.1.4	—	—	39,875
IT expenses	3.1.5	166,176	139,772	129,336
Office, telecom and consultancy	3.1.6	130,089	98,785	84,392
Accommodation	3.1.7	44,358	50,111	50,990
Marketing	3.1.8	20,295	15,586	15,250
Other expenses	3.1.9	24,297	25,088	27,434

Total costs and expenses		693,183	643,389	686,659

Profit from operations		409,008	318,478	200,178

Net financing income **)	3.1.10	11,513	11,306	7,680
Results on sale of associates and activities	3.1.11	15,394	9,054	4,386
Income from associates	3.1.12	53,739	18,456	3,327

Total		80,646	38,816	15,393

Profit before tax		489,654	357,294	215,571
Income tax expense	3.1.13	116,019	103,931	54,814

Profit for the period		373,635	253,363	160,757

Attributable to:
Shareholders of the parent company *)		361,779	239,954	149,738
Minority interest	3.1.14	11,856	13,409	11,019

		373,635	253,363	160,757

Earnings per share In euros
		2006	2005	2004
Basic EPS	3.1.15	3.25	2.17	1.28
Diluted EPS	3.1.15	3.23	2.16	1.28

*)	Profit for the year attributable to the shareholders of Euronext N.V.
**)	Includes € 20.9 million of interest expense (see also note 3.1.10)
***)	See changes in accounting policies (note 2).

1.2 Consolidated balance sheets

Before profit appropriation
In thousands of euros	Note	2006	2005	2004
			(* restated)	(* restated)
Assets
Property and equipment	3.2.1	42,741	50,705	88,561
Investment property	3.2.2	4,728	—	—
Intangible assets	3.2.3	965,488	837,740	771,810
Investments in associates	3.2.4	147,297	393,558	277,827
Other investments	3.2.5	205,862	383,216	383,189
Other receivables	3.2.6	16,292	10,563	19,110
Deferred tax assets	3.2.7	18,119	12,450	39,306

Total non-current assets		1,400,527	1,688,232	1,579,803

Income tax receivable		3,810	7	—
Other receivables	3.2.8	181,305	201,035	166,971
Short term financial investments	3.2.9	168,167	265,061	82,134
Cash and cash equivalents	3.2.10	416,250	429,523	523,705

Total current assets		769,532	895,626	772,810

Disposal groups’ assets classified as held for sale	3.8	506,316	17,878	—

Total assets		2,676,375	2,601,736	2,352,613

Equity and liabilities
Issued capital		675,343	112,557	122,112
Share premium		180,486	1,080,944	1,172,706
Reserve for own shares		14,079	647	(227,073)
Retained earnings		829,531	566,451	509,733
Revaluation reserve		1,044	1,738	(46)
Currency exchange differences		(33,467)	(41,081)	(54,003)

Shareholders’ equity	3.2.11	1,667,016	1,721,256	1,523,429

Minority interests	3.2.12	50,721	33,594	21,016

Total equity		1,717,737	1,754,850	1,544,445

Liabilities
Non-current financial liabilities	3.2.13	383,037	377,157	365,856
Employee benefits provisions	3.2.14	10,057	19,059	23,700
Other provisions	3.2.15	3,148	3,425	3,399
Deferred tax liabilities	3.2.7	32,974	23,265	32,975

Total non-current liabilities		429,216	422,906	425,930

Current financial liabilities	3.2.13	142,548	27,493	11,703
Income tax payable		33,133	29,087	13,290
Other payables	3.2.16	297,882	345,255	331,912
Other provisions	3.2.15	6,173	14,837	25,333

Total current liabilities		479,736	416,672	382,238

Liabilities directly associated with disposal groups’ assets classified as held for sale	3.8	49,686	7,308	—

Total equity and liabilities		2,676,375	2,601,736	2,352,613

*)	See changes in accounting policies (note 2)

1.3 Consolidated cash flow statements

In thousands of euros	Note	2006	2005	2004
			(*** restated)	(*** restated)
I. Cash flows from operating activities
Profit before tax		489,654	357,294	215,571
Adjustments for:
Net financing income	3.1.10	(11,513)	(11,306)	(7,680)
Depreciation	3.1.3	32,583	52,640	75,590
Goodwill amortisation	3.1.4	—	—	39,875
Results on sale of associates and activities	3.1.11	(15,394)	(9,054)	(4,386)
Other non-cash or non-operational items	3.3.1	(64,974)	(32,845)	(5,590)

Total cash flow from operations before changes in working capital (a)		430,356	356,729	313,380

Decrease/(increase) in non-current receivables		(5,390)	(5,563)	7,314
Decrease/(increase) in other receivables		21,965	(39,074)	19,899
(Decrease)/increase in short-term payables		110	19,009	(39,771)

Total changes in working capital (b)		16,685	(25,628)	(12,558)

Cash generated from operations (a+b)		447,041	331,101	300,822
Income taxes paid		(133,649)	(74,152)	(72,859)
Interest received	3.1.10	22,733	22,340	26,740
Interest paid	3.1.10	(20,584)	(19,744)	(18,521)

Net cash flows from operating activities		315,541	259,545	236,182

II. Cash flows from investing activities
Investments in tangible assets		(5,746)	(8,663)	(14,579)
Investments in intangible assets		(29,212)	(34,068)	(48,876)
Proceeds from sale of tangible and intangible assets		92	84	961
Acquisitions, net of cash acquired	3.8	(47,171)	(66,778)	(83,359)
Redemption of subordinated loan by LCH.Clearnet S.A.		—	—	60,000
Disposal of associates and activities	3.8	(7,333)	4,407	—
Other investing activities (net)	3.3.2	88,353	(181,046)	(7,822)

Net cash flows from investing activities		(1,017)	(286,064)	(93,675)

III. Cash flows from financing activities
Loans received/bank facilities drawn		93,381	—	379,607
Loans redeemed		(4,826)	(4,419)	(221,727)
Dividends paid on ordinary shares		(111,374)	(66,449)	(59,833)
Share capital repayment		(333,814)	—	—
Own shares (acquired)/sold	3.2.11	1,684	(3,969)	(214,296)
Other financing activities	3.3.3	7,890	6,218	6,212

Net cash flows from financing activities		(347,059)	(68,619)	(110,037)
Effects of exchange rate changes on cash and cash equivalents		2,269	6,728	(5,526)
Effects of non-cash revaluation on cash and cash equivalents *)		6,097	5,124	—

Total cash flow over the period		(24,169)	(83,286)	26,944

Change in cash and cash equivalents	3.3.4
At beginning of year **)		440,419	523,705	496,761
At end of year		416,250	440,419	523,705

		(24,169)	(83,286)	26,944

*)	Reflects the impact of revaluation in the period of Money Market Funds that have a non-cash character. This revaluation has been identified separately from the revaluation of other captions as from January 1, 2005.
**)	Cash and cash equivalents at 31 December 2005 and 1 January 2006 include € 10.9 million of cash and cash equivalents that were included in Disposal groups assets classified as held for sale, in relation to the sale of CIK.
***)	See changes in accounting policies (note 2)

1.4 Consolidated statements of changes in equity

Attributable to shareholders of the parent company

In thousands of euros	Issued capital	Share premium	Reserve for own shares	Retained earnings	Revaluation reserve	Currency exchange difference	Total	Minority interests	Total

Balance as at 1 January 2004	122,112	1,172,706	(10,385)	419,378	—	(58,791)	1,645,020	33,188	1,678,208

Exchange difference on translation of foreign operations	—	—	—	—	—	4,788	4,788	(364)	4,424
Valuation of available-for-sale investments *)	—	—	—	—	(46)	—	(46)	—	(46)
Other movements	—	—	—	—	—	—	—	710	710

Net income recognised directly in equity	—	—	—	—	(46)	4,788	4,742	346	5,088
Profit for the period	—	—	—	149,738	—	—	149,738	11,019	160,757

Total recognised income and expense for the period	—	—	—	149,738	(46)	4,788	154,480	11,365	165,845
Dividends	—	—	—	(59,833)	—	—	(59,833)	(5,087)	(64,920)
Share-based compensation plan **)	—	—	—	450	—	—	450	120	570
Proceeds sale from shares in stock option plans	—	—	2,758	—	—	—	2,758	—	2,758
Increase in investment in GL TRADE	—	—	—	—	—	—	—	(18,570)	(18,570)
Transactions in own shares	—	—	(219,446)	—	—	—	(219,446)	—	(219,446)

Balance as at 31 December 2004	122,112	1,172,706	(227,073)	509,733	(46)	(54,003)	1,523,429	21,016	1,544,445

*)	As a consequence of the amendment to IAS 39 “Financial Instruments: Recognition and Measurement – the Fair Value Option”, the Group reclassified the equity investments as at 1 January 2006 from the category Fair value through profit or loss to the category Available for Sale with comparative information restated (see changes in accounting principles).
**)	Corresponds to the fair value of stock options and shares granted and not yet vested for services rendered, recognized as an expense in the consolidated income statements

Consolidated statements of changes in equity (continued)

			Reserve for own shares			Currency exchange difference
	Issued capital	Share premium		Retained earnings	Revaluation reserve		Total	Minority interests	Total
In thousands of euros
Balance as at 31 December 2004 (continued)	122,112	1,172,706	(227,073)	509,733	(46)	(54,003)	1,523,429	21,016	1,544,445
Exchange difference on translation of foreign operations	—	—	—	—	—	9,881	9,881	950	10,831
Valuation of available-for-sale investments *)	—	—	—	—	1,784	—	1,784	—	1,784
Other movements	—	—	—	—	—	—	—	10	10

Net income recognised directly in equity	—	—	—	—	1,784	9,881	11,665	960	12,625
Profit for the period	—	—	—	239,954	—	—	239,954	13,409	253,363

Total recognised income and expense for the period	—	—	—	239,954	1,784	9,881	251,619	14,369	265,988
Dividends	—	—	—	(66,449)	—	—	(66,449)	(5,348)	(71,797)
Share-based compensation plan **)	—	—	—	2,619	—	—	2,619	240	2,859
Proceeds from sale of shares in stock option plans	—	—	5,816	—	—	—	5,816	422	6,238
Release related to AEMS contribution	—	—	—	—	—	3,041	3,041	—	3,041
Investment in MBE Holding S.p.A.	—	—	—	—	—	—	—	4,305	4,305
Change in ownership GL TRADE	—	—	—	—	—	—	—	(1,410)	(1,410)
Transactions in own shares	—	—	1,181	—	—	—	1,181	—	1,181
Cancellation of own shares	(9,555)	(91,762)	220,723	(119,406)	—	—	—	—	—

Balance as at 31 December 2005	112,557	1,080,944	647	566,451	1,738	(41,081)	1,721,256	33,594	1,754,850

*)	As a consequence of the amendment to IAS 39 “Financial Instruments: Recognition and Measurement – the Fair Value Option”, the Group reclassified the equity investments as at 1 January 2006 from the category Fair value through profit or loss to the category Available for Sale with comparative information restated (see changes in accounting principles).
**)	Corresponds to the fair value of stock options and shares granted not yet vested for services rendered, recognized as an expense in the consolidated income statements

Consolidated statements of changes in equity (continued)

			Reserve for own shares			Currency exchange difference
	Issued capital	Share premium		Retained earnings	Revaluation reserve		Total	Minority interests	Total
In thousands of euros
Balance as at 31 December 2005 (continued)	112,557	1,080,944	647	566,451	1,738	(41,081)	1,721,256	33,594	1,754,850
Exchange difference on translation of foreign operations	—	—	—	—	—	7,614	7,614	(951)	6,663
Valuation of available-for-sale investments	—	—	—	—	(694)	—	(694)	—	(694)
Other movements	—	—	—	—	—	—	—	(754)	(754)

Net income recognised directly in equity	—	—	—	—	(694)	7,614	6,920	(1,705)	5,215
Profit for the period	—	—	—	361,779	—	—	361,779	11,856	373,635

Total recognised income and expense for the period	—	—	—	361,779	(694)	7,614	368,699	10,151	378,850
Dividends	—	—	—	(111,374)	—	—	(111,374)	(5,156)	(116,530)
Increase in nominal value	900,458	(900,458)	—	—	—	—	—	—	—
Share capital reduction	(337,672)	—	3,858	—	—	—	(333,814)	—	(333,814)
Share-based compensation plan *)	—	—	—	12,675	—	—	12,675	—	12,675
Proceeds from sale of shares in stock option plans	—	—	7,890	—	—	—	7,890	194	8,084
Transactions in own shares	—	—	1,684	—	—	—	1,684	—	1,684
Change in initial recognition of goodwill	—	—	—	—	—	—	—	16,599	16,599
Increase in investment in GL TRADE resulting from put option	—	—	—	—	—	—	—	(4,661)	(4,661)

Balance as at 31 December 2006	675,343	180,486	14,079	829,531	1,044	(33,467)	1,667,016	50,721	1,717,737

*)	Corresponds to the fair value of stock options and shares granted and not yet vested for services rendered, recognized as an expense in the consolidated income statements and corresponding tax benefits.

2. INTRODUCTION TO THE NOTES AND ACCOUNTING POLICIES

INTRODUCTION

Euronext N.V. (hereafter: Euronext) is a company domiciled at Beursplein 5, Amsterdam, the Netherlands. Euronext’s services range from facilitating public offerings and providing trading facilities for cash and derivatives products to supplying market data. It benefits from clearing services provided by LCH.Clearnet Group Ltd. (an associate) and settlement and custody services provided by local central securities depositories and through its partnership with Euroclear plc. In addition to its trading-related businesses, Euronext also sells software and IT solutions through Atos Euronext Market Solutions Holding S.A.S. and the Euronext’s subsidiary GL TRADE S.A.

The consolidated financial statements of Euronext for the year ended 31 December 2006, 2005 and 2004 comprise Euronext and its subsidiaries together referred to as the “Group” and the Group’s interest in joint venture and associates. The financial statements of the subsidiaries, joint venture and associates are prepared for the same reporting year as the parent company, using consistent accounting policies. Adjustments are made to bring into line any dissimilar accounting policies that may exist.

STATEMENT OF COMPLIANCE

The consolidated financial statements have been prepared in compliance with the IFRSs endorsed by the European Union and are in accordance with International Financial Reporting Standards (IFRSs) and their respective interpretations adopted by the International Accounting Standards Board (IASB).

RECONCILIATION TO U.S. GAAP

The consolidated financial statements of Euronext Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as described above. IFRS differ in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). For an explanation of the variation, reference is made to note 3.12 “Summary of Differences between International Financial Reporting Standards and United States Generally Accepted Accounting Principles”.

CHANGES IN THE SCOPE OF CONSOLIDATION

The impact of changes in the scope of consolidation is detailed in note 3.8 “Effects of acquisitions and disposal of subsidiaries”.

Changes in the scope of consolidation - 2006

CompanynewsGroup and Hugin

In the reporting period, the Group acquired controlling interests in CompanynewsGroup and Hugin ASA. CompanynewsGroup is a distributor of news from listed companies to the investment community, media professionals and the public and was acquired in March 2006. Hugin provides innovative solutions for connecting communication professionals with their target audiences and was acquired in December 2006. Both companies are integrated within the Information Services business unit (see also note 3.8), and are consolidated as from their acquisition dates.

Nyfix and EMOS

Furthermore, the Group acquired interests in EMOS and Nyfix Overseas Inc in July 2006 and August 2006 respectively. Nyfix Overseas Inc is a company specialised in order administration and electronic trading systems for derivatives markets. EMOS is a supplier of middle-office solutions for derivatives products. Both companies were acquired by the Euronext subsidiary GL TRADE S.A. and as such are integrated in the Sale of Software business unit (see also note 3.8) and are consolidated as from their acquisition dates.

CIK

On 9 November 2005 Euroclear plc and Euronext signed a share purchase agreement for the full acquisition by Euroclear plc of CIK, the central securities depository of Belgium that was a wholly owned subsidiary of Euronext. This transaction was completed on 1 January 2006 at which date Euronext ceased to control and therefore to consolidate CIK (see also note 3.8).

Increase in investments

Euronext has granted to GL TRADE founders a put option on up to 10.5% of GL TRADE share capital. The option can be exercised at any moment after 28 February 2006. The exercise price per share has been set at the average market value of the previous 40 trading days, minus € 1. The present value of the exercise price of the option is reflected as a current financial liability and the difference between the exercise price of the put option and the corresponding minority interest has been recognised as goodwill.

Changes in the scope of consolidation – 2005

In 2005, the following entities have been included for the first time in the scope of consolidation:

•	MBE Holding S.p.A.,

•	Societa per il Mercato dei Titolo di Stato S.p.A. (hereafter: MTS),

•	CScreen Ltd.,

•	OASIS Inc.,

•	Euronext Real Estate S.A./N.V.

MBE Holding S.p.A.

MBE Holding S.p.A. is 51% owned by Euronext and 49% by Borsa Italiana S.p.A. and was created in November 2005 as the holding company controlling MTS. As the Group and Borsa Italiana S.p.A. jointly control MBE Holding S.p.A., Euronext consolidates proportionally 51% of MBE Holding S.p.A.’s assets, liabilities, revenue and expenses.

MTS

MTS is a leading electronic trading platform for European wholesale fixed-income securities, in particular for government and sovereign bonds. Euronext and Borsa Italiana S.p.A., through MBE Holding S.p.A., subscribed to a controlling 51% interest in MTS’s share capital on 18 November 2005. The remaining MTS shares were subject to a pre-emptive rights subscription and sale mechanism first between the historical shareholders and MTS dealers, where the latter became new shareholders, and subsequently to MBE Holding S.p.A. As a result of the pre-emptive rights and sale mechanism, MBE Holding S.p.A. was committed to acquire as at 31 December 2005 an additional stake in MTS leading to a 60.37% ownership of MTS by MBE Holding S.p.A.

As MBE Holding S.p.A. is jointly controlled by Euronext (51%) and Borsa Italiana S.p.A. (49%), Euronext consolidates proportionally 51% of MTS consolidated assets, liabilities, revenues and expenses. The Group’s proportionate ownership percentage is 30.79% and a minority interests of 20.21% is therefore accounted for.

CScreen Ltd.

On 19 April 2005, the Group acquired through its subsidiary LIFFE all of the issued share capital of CScreen Ltd. CScreen Ltd. is the provider of a leading pre-trade price discovery platform for wholesale equity derivatives. As Euronext controls LIFFE, Euronext fully consolidates the financial statements of this new subsidiary. The Group ownership percentage is 100%.

OASIS Inc.

The Group acquired through its subsidiary GL TRADE S.A. all the shares of the US based OASIS Inc., on 7 July 2005. OASIS Inc. is a software and service company specialising in high performance ‘Straight Through Processing’ applications. As Euronext controls GL TRADE S.A., Euronext fully consolidates the financial statements of this new subsidiary.

Euronext Real Estate S.A./N.V.

This entity was created in 2005. At balance sheet date it is dormant.

Contributions to Atos Euronext Market Solutions Holding S.A.S.

In 2005, the Group extended its relationship with Atos Origin through AtosEuronext SBF S.A. with the contribution of additional assets and activities by both parties. An agreement to that purpose was signed on 22 July 2005. Under this agreement a new company, Atos Euronext Market Solutions Holding S.A.S. was created, owned 50% by both parties while under Atos Origin control. For further information, reference is made to paragraph 3.8.2.

Changes in the scope of consolidation – 2004

The assets, liabilities, results and cash flows of 2 entities acquired by GL TRADE S.A, Davidge and Ubitrade, are included in the Group’s consolidated financial statements since the date of their acquisition in 2004.

MERGER WITH NEW YORK STOCK EXCHANGE IN 2007

On 1 June 2006, NYSE Group, Inc. and Euronext announced that they had signed an agreement to combine both exchanges in a merger of equals. The new group, to be named NYSE Euronext, will be headed by a U.S. holding company, the shares of which will be listed on the NYSE trading in U.S. dollars, and on Euronext Paris, trading in euros.

Subsequently, the legally required approval of the proposed combination has been received from the appropriate regulatory bodies in the countries involved and other relevant parties. The shareholders of both parties approved the proposed combination in Extraordinary General Meetings organised late December 2006. A tender offer was filed on 15 February 2007 within a securities note, which invited Euronext and NYSE Group shareholders to participate in the offer. The formal closing of the transaction is envisaged to occur by the beginning of April 2007, at the latest. Further reference is made to the Prospectus of NYSE Euronext Inc., which was registered with the U.S. Securities and Exchange Commission on 27 November 2006.

In the financial year 2006, an amount of € 41 million is recognised in the income statement for project costs directly linked to this transaction (see also paragraph 3.1.6). The total advisory costs related to the merger and payable partially in 2007, including those already recognised in 2006, is estimated at € 105 million. Since the incremental costs are either dependant upon the successful outcome of the transaction or have not yet been incurred as at 31 December 2006, they are not recognized in 2006 and have not been provided for in the balance sheet as at 31 December 2006.

CHANGES IN ACCOUNTING POLICIES

The accounting policies adopted are consistent with those of the previous financial year except as follows:

2006

The Group has adopted the following new and amended IFRS and IFRIC interpretations during the year. Adoption of these (revised) standards and interpretations did not have any effect on the financial statements of the Group, with the exception of the amendment made to IAS 39 in relation to the Fair Value Option as described below, and the amendment made to IAS 19 requiring additional information to be disclosed.

• IAS 19	Amendment – Employee Benefits

• IAS 21	Amendment – The Effects of Changes in Foreign Exchange Rates

• IAS 39	Amendments – Financial Instruments: Recognition and Measurement

• IFRIC 4	Determining Whether an Arrangement contains a Lease

• IFRIC 5	Rights to Interests Arising from Decommissioning Restoration and Environmental Rehabilitation Funds

• IFRIC 6	Liabilities arising from Participating in a Specific Market – Waste Electrical and Electronic Equipment

The principal effects of these changes are as follows:

IAS 19 Employee Benefits

As of 1 January 2006, the Group partly adopted the amendments to IAS 19. This change has resulted in additional disclosures being included for the years ending 31 December 2006 and 31 December 2005 but has not had a recognition or measurement impact, as the Group chose not to apply the new option offered to recognize actuarial gains and losses outside the income statement.

IAS 21 The Effects of Changes in Foreign Exchange Rates

As of 1 January 2006, the Group adopted the amendments to IAS 21. As a result, all exchange differences arising from a monetary item that forms part of the Group’s net investment in a foreign operation are recognised in a separate component of equity in the consolidated financial statements regardless of the currency in which the monetary item is denominated. This change has had no significant impact as at 31 December 2006 or 31 December 2005.

IAS 39 Financial Instruments: Recognition and Measurement

Amendment for financial guarantee contracts – amended the scope of IAS 39 to require financial guarantee contracts that are not considered to be insurance contracts to be recognised initially at fair value and to be remeasured at the higher of the amount determined in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and the amount initially recognised less, when appropriate, cumulative amortisation recognised in accordance with IAS 18 Revenue. This amendment did not have any effect on the financial statements.

Amendment for hedges of forecast intragroup transactions – amended IAS 39 to permit the foreign currency risk of a highly probable intragroup forecast transaction to qualify as the hedged item in a cash flow hedge, provided that the transaction is denominated in a currency other than the functional currency of the entity entering into that transaction and that the foreign currency risk will affect the consolidated income statement. As the Group currently has no such transactions, the amendment did not have any effect on the financial statements.

Amendment for the fair value option – This amendment limits the possibility to designate a financial asset or a financial liability (or a group of financial assets, financial liabilities or both) on initial recognition as at fair value through profit or loss. As a consequence, certain investments held by the Group that were previously classified as investments at fair value through profit or loss, have been reclassified as available-for-sale, as at 1 January 2006. These investments continue to be stated at fair value, while any resultant unrealised gains or losses are recognised directly in equity. Consequently, the comparative income statement has been restated to reverse a gain reported in 2005 arising from revaluation of available-for-sale investments for an amount of € 2.1 million (€ 1.8 million after tax), and the consolidated statement of changes in equity has been adjusted accordingly. The impact of this amendment on the comparative information for 2004 is deemed immaterial. In the current reporting period, a total expense of € 1.9 million (€ 1.7 million after tax) that would have been recognised in the income statement, has been recognised directly in equity. At the date of the de-designation, 1 January 2006, the fair value of these investments amounted to € 20.3 million.

Furthermore, the Group chooses to classify newly purchased money market funds as available-for-sale investments and no longer applies the fair value option on this type of investment. As at reporting date, all money market funds are classified as available-for-sale investments, with the exception of those held by the Group’s subsidiary GL TRADE.

IFRIC 4 Determining Whether an Arrangement contains a Lease

The Group adopted IFRIC Interpretation 4 as of 1 January 2006, which provides guidance in determining whether arrangements contain a lease to which lease accounting must be applied. This change in accounting policy has no impact on the Group as at 31 December 2006 or 31 December 2005.

IFRIC 5 Rights to Interests Arising from Decommissioning Restoration and Environmental Rehabilitation Funds

The Group adopted IFRIC Interpretation 5 as of 1 January 2006, which establishes the accounting treatment for funds established to help finance decommissioning for a company’s assets. As the Group does not currently operate in a country where such funds exist, this interpretation has had no impact on the financial statements.

IFRIC 6 Liabilities arising from Participating in a Specific Market – Waste Electrical and Electronic Equipment

The Group adopted IFRIC Interpretation 6 as of 1 January 2006, which establishes the recognition date for liabilities arising from the EU Directive relating to the disposal of waste electrical and electronic equipment. As this Directive does not affect the Group, this interpretation has had no impact on the financial statements.

In addition, the following (amendments to) Standards and IFRIC interpretations were issued during 2006 but will become effective for financial years beginning after 1 January 2007. The Group chose not to early adopt these.

• IFRS 7	Financial Instruments: Disclosures

• IFRS 8	Operating Segments

• IAS 1	Amendment – Presentation of Financial Statements – Capital Disclosures

• IFRIC 7	Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies

• IFRIC 8	Scope of IFRS 2

• IFRIC 9	Reassessment of Embedded Derivatives

• IFRC 10	Interim Financial Reporting and Impairment

• IFRIC 11	IFRS 2 – Group and Treasury Share Transactions

• IFRIC 12	Service Concession Arrangements

The impact of these (amendments to) Standards and IFRIC interpretations on the balance sheet and income statement presentation, if they would have been applied in 2006, is immaterial.

2005

The IASB introduced a number of modifications to existing IFRSs and IASs which became applicable as from 1 January 2005. The Group adopted all these changes as from their effective dates, although their effect on the Groups financial statements is immaterial for 2005. One of the standards becoming applicable as from 1 January 2005 is IFRS 5 “Non-current assets held for sale and Discontinued operations”. Earlier transactions and disposals such as the sale of Clearing activities in 2003 were reported on the basis of IAS 35 “Discontinuing Operations”.

2004

In addition, the IASB issued new IFRSs. The Group adopted early IFRS 2 “Share-based Payments” in 2004. It also early adopted IFRS 3 and related changes to IAS 36 “Impairment of assets” and IAS 38 “Intangible assets” for all business combinations agreed on or after 31 March 2004. Starting 1 January 2005 the Group no longer amortises goodwill relating to acquisitions made before 31 March 2004 as part of a business combination, in line with IFRS 3. The impact of the application of this standard is that goodwill amortisation impacted results of operations and net result attributable to shareholders of the company by €39.9 million in 2004 directly and an additional amount indirectly due to the investments in associates of €12.2 million.

SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

In preparing its financial statements in conformity with IFRS, the Group makes estimates concerning a variety of matters, which affect the application of policies and reported amounts of assets and liabilities, income and expenses. Some of these matters are highly uncertain, and the Group’s estimates involve judgements it makes based on the information available to it.

The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The following discussion highlights the Group’s critical accounting policies and estimates. The Group considers an accounting principle or estimate to be critical if it involves significant judgements and estimates on the part of its management and changes to those judgements or estimates could have a material impact on the Group’s financial presentation. The discussion below addresses only those estimates that the Group considers the most important based on the degree of uncertainty and the likelihood of a material impact if a different estimate were used. There are other areas in which the Group uses estimates about uncertain matters, but for which the reasonably likely effect of changed or different estimates is not material to the Group’s financial presentation.

Pension plan assumptions

The Group recognizes its net obligation in respect of its defined benefit pension plans on the basis of an actuarial estimate of the future benefit that employees have earned as of the balance sheet date, net of the valuation of assets to meet those obligations. The Group prepares this estimate on an annual basis taking into account different actuarial assumptions. Two critical assumptions used are the discount rate (equal to the yield at the balance sheet date on high quality fixed income instruments) on future benefits and the expected return on plan assets. The Group evaluates these critical assumptions at least annually on a plan-specific and country-specific basis. Other assumptions relate to demographic factors, such as retirement age, life expectancy and staff turnover, which are periodically evaluated and updated to reflect the Group’s past experience and future expectations. Depending on the assumptions and estimates used, the Group’s pension benefit expense could vary within a range of outcomes and have a material effect on reported earnings.

Impairment testing

Rather than being amortized, goodwill is tested for impairment at least annually under IFRS, or more frequently when there is an indication of an impairment loss. Goodwill is tested at the level of cash-generating units, which correspond to the Group’s businesses that generate independent cash flows. The impairment test is based on the relationship between the carrying amount of an asset and its recoverable amount, which is the higher of its sale price or value in use. Value in use is in turn based on the discounted future cash flows method. The determination of the underlying assumptions related to the recoverability of intangible assets is subjective, and therefore requires the exercise of considerable judgment by the Group. Although the Group performs sensitivity analyses on its main assumptions in order to strengthen the reliability of its impairment tests, changes in key assumptions about its business and prospects, or changes in market conditions, could result in future impairment charges.

Share-based compensation

In accordance with IFRS 2, the grant of equity instruments to employees for services rendered represents a supplementary benefit provided by the Group. Under IFRS 2, the Group estimates the fair value of these equity instruments at the grant date and records the value within shareholders’ equity, spread over the vesting period of the instruments. Fair value is determined using a Black and Scholes option pricing model that takes into account the specific features of the equity instrument plan (net price, period of exercise, etc.), market data at the grant date (such as price, volatility, etc.) and behavioural assumptions relating to the holders of the instruments. Different assumptions could result in material changes to the expense amounts recorded for these equity instruments.

Contingent liabilities

The Group is involved in legal and arbitration proceedings in the ordinary course of its business. The Group accrues a liability in its financial statements when an adverse outcome is probable and the amount of the loss can be reasonably estimated. Due to the uncertainty inherent in such matters, it is often difficult to predict the final outcome. The cases and claims against the Group often raise difficult and complex issues. In determining whether a loss should be accrued the Group evaluates, among other factors, the degree of probability of an unfavourable outcome and the ability to make a reasonable estimate of the amount of loss. Assessing these matters inherently involves the exercise of significant management judgment. Changes in these factors or outcomes that are different from those expected to occur could materially impact the Group’s financial position or its results of operations.

SIGNIFICANT ACCOUNTING POLICIES

(A) Basis of preparation

The financial statements are presented in euros, rounded to the nearest thousand, unless otherwise indicated. They are prepared on the historical cost basis except for financial assets and liabilities stated at fair value through profit or loss and available-for-sale financial assets stated at fair value.

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements by the parent organisation and the Group entities, except as noted above in “Changes in accounting policies”.

(B) Basis of consolidation

(i) Subsidiaries

Subsidiaries are entities controlled by Euronext N.V. Control exists when Euronext N.V. has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. Acquisitions of subsidiaries are accounted for using the purchase method of accounting.

(ii) Joint ventures

Joint ventures are those entities over whose activities the Group has joint control, established by contractual agreement. The consolidated financial statements include the Group’s proportionate share of the entities’ assets, liabilities, revenue and expenses with items of a similar nature on a line-by-line basis, from the date that joint control commences until the date that joint control ceases.

(iii) Associates

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies. The consolidated financial statements include the Group’s share of the total recognised gains and losses of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases.

The Group considers the carrying amount of its investment in the equity of associates and its other long-term interests in an associate when recognizing its share of losses in the associate. When the Group’s share of losses exceeds its interest in an associate, the Group’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of an associate.

The financial statements of associates are prepared using accounting principles similar to the Group’s accounting principles for like transactions and events in similar circumstances. Reporting dates of associates are similar to the Group’s reporting dates.

(iv) Transactions eliminated on consolidation

Intragroup balances and any unrealised gains and losses or income and expenses arising from intragroup transactions, are eliminated in preparing the consolidated financial statements. Unrealised gains arising from transactions with associates and jointly controlled entities are eliminated to the extent of the Group’s interest in the entity. Unrealised losses are eliminated in the same way as unrealised gains, to the extent that there is no evidence of impairment.

(v) Minority interests

Minority interests represent the portion of profit and loss and net assets not held by the Group and are presented separately in the income statement and within equity in the consolidated balance sheet, separately from parent shareholders’ equity. Acquisitions of minority interests are accounted for using the “parent entity extension method”, whereby the difference between the consideration and the book value of the share of the net assets acquired is recognised as goodwill.

(vi) Business combinations

Business combinations are accounted for using the acquisition accounting method. This involves recognising identifiable assets and liabilities (including contingent liabilities) of the acquired business at fair value. Goodwill acquired in a business combination is initially measured at cost being the excess of the cost of the business combination over the Group’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities (see accounting policy H (i)). When subsidiaries are sold, the difference between the selling price and the net assets plus cumulative translation differences and unamortised goodwill is recognised in the income statement.

(C) Foreign currency translation

The consolidated financial statements are presented in euros, which is Euronext’s functional and presentation currency. Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

(i) Foreign currency transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to euro at the foreign exchange rate ruling at that date. Such foreign exchange differences arising on translation are recognised in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to euro at foreign exchange rates ruling at the dates the fair value was determined.

(ii) Financial statements of foreign operations

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated to euro at foreign exchange rates ruling at the balance sheet date. The revenues and expenses of foreign operations are translated to euro at rates approximating to the foreign exchange rates ruling at the dates of the transactions. Foreign exchange differences arising on retranslation are recognised directly as a separate component of equity.

(iii) Net investment in foreign operations

Exchange differences arising from the translation of the net investment in foreign operations, including monetary items that provide a hedge against a net investment in a foreign operation, are taken to the reserve for currency translation differences. They are released into the income statement upon disposal of the foreign operation.

(D) Derivative financial instruments

The Group may use derivative financial instruments to hedge its exposure to interest rate- and foreign currency risks arising from operational and financing activities. In accordance with its treasury policy, the Group does not hold or issue derivative financial instruments for speculative purposes. Derivatives that do not qualify for hedge accounting are accounted for as held-for-trading instruments.

Derivative financial instruments are recognised initially at cost. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognised immediately in profit or loss. However, where derivatives qualify for hedge accounting, recognition of any resultant gain or loss depends on the nature of the item being hedged (see accounting policy E).

(E) Hedging

(i) Cash flow hedges

Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability or a highly probable forecasted transaction, the effective portion of any gain or loss on the measurement to fair value of the derivative financial instrument is recognised directly in equity, with the ineffective portion recognised immediately in the income statement.

(ii) Fair value hedges

The gain or loss that is attributable to the hedged risk on the changes in fair value of a recognised asset or liability or an unrecognised firm commitment designated as a hedged item is recognised in the income statement.

(iii) Hedge of net investment in foreign operation

The portion of the gain or loss on an instrument used to hedge a net investment in a foreign operation that is determined to be an effective hedge is recognised directly in equity. The ineffective portion is recognised immediately in the income statement.

(F) Property, plant and equipment

(i) Owned assets

Items of property, plant and equipment are stated at cost or at deemed cost less accumulated depreciation (see below) and impairment losses (see accounting policy L). The cost of assets includes the initial estimate, where relevant, of the costs of dismantling and removing the items and restoring the site on which they are located.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the assets (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement in the year the assets is derecognised.

(ii) Leased assets

Leases in accordance with the terms of which the Group assumes substantially all the risks and rewards of ownership are classified as financial leases. The owner-occupied property acquired by way of finance lease is stated at an amount equal to the lower of its fair value and the present value of the minimum lease payments at inception of the lease, less accumulated depreciation (see below) and impairment losses (see accounting policy L).

(iii) Subsequent costs

The Group recognizes in the carrying amount of an item of property, plant and equipment the cost of replacing part of such an item when that cost is incurred and if it is probable that the future economic benefits embodied in the item will flow to the Group and the cost of the item can be measured reliably. All other costs are recognised in the income statement as an expense as incurred.

(iv) Depreciation

Depreciation is charged to the income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Land is not depreciated. The estimated useful lives are as follows:

Buildings :	5 - 40 years
IT-equipment :	2 - 3 years
Other equipment :	5 - 12 years
Vehicles :	3 - 4 years
Fixtures and fittings:	4 - 10 years

The residual value, if not insignificant, is reassessed annually.

(G) Investment property

Investment properties are measured initially at cost, including transaction costs. The carrying amount includes the cost of replacing part of an existing investment property at the time that cost is incurred if the recognition criteria are met, and excludes the costs of day-to-day servicing of an investment property.

Investment property is subsequently stated at cost less accumulated depreciation (see below) and impairment losses (see accounting policy L).

Depreciation is charged to the income statement on a straight-line basis over the estimated useful life of the investment property of 33 years for the building, and 10 years for premises.

(H) Intangible assets

(i) Goodwill

All business combinations are accounted for by applying the purchase method. Goodwill represents the difference between the cost of acquisition and the fair value of the identifiable net assets acquired with the acquisition of subsidiaries, associates and joint ventures.

Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and is tested annually for impairment (see accounting policy L). In respect of investments in associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate. For acquisitions up to 31 March 2004, goodwill continued to be amortised up to 31 December 2004 while for new acquisitions after 31 March 2004 goodwill is not amortised.

Negative goodwill arising on an acquisition is recognised directly in the income statement.

(ii) Research and development

Expenditure on research activities, undertaken with the prospect of gaining technical knowledge and understanding, is recognised in the income statement as an expense as incurred.

Expenditure on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalised if the product or process is technically and commercially feasible, the cost can be measured reliably, and the Group has sufficient resources to complete development and intends to do so. The expenditure capitalised includes the cost of materials and direct labour. Other development expenditure is recognised in the income statement as an expense as incurred. Capitalised development expenditure is stated at cost less accumulated amortisation (see below) and impairment losses (accounting policy L).

(iii) Other intangible assets

Other intangible assets, which are acquired by the Group, are stated at cost less accumulated amortisation (see below) and impairment losses (see accounting policy L).

Expenditure on internally generated goodwill and brands is recognised in the income statements as an expense as incurred.

(iv) Subsequent expenditure

Subsequent expenditure on capitalised intangible assets is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is expensed as incurred.

(v) Amortisation

Amortisation is charged to the income statement on a straight-line basis over the estimated useful lives of intangible assets unless such lives are indefinite. Goodwill and intangible assets with an indefinite useful life are tested for impairment at each balance sheet date. Other intangible assets are amortised from the date they are available for use. The estimated useful lives are as follows:

Goodwill (up to 31 December 2004):	5 – 20 years
Capitalised development costs & acquired licenses:	2 - 5 years
Patents:	5 years
Regulatory license:	Indefinite
Customer relationships:	5 – 20 years
Trade marks:	5 - Indefinite

(I) Investments

(i) Investments in debt and equity securities

Investments at fair value through profit or loss are classified as current assets and are stated at fair value, with any resultant gain or loss recognized in the income statement.

Where the Group has the positive intent and ability to hold debt securities to maturity, they are stated at amortised cost less impairment losses (see accounting policy L.).

Other financial instruments held by the Group are classified as being available-for-sale and are stated at fair value, with any resultant gains or losses being recognised directly in equity, except for impairment losses and, in the case of monetary items such as debt securities, foreign exchange gains and losses. When these investments are derecognised, the cumulative gains or losses previously recognised directly in equity are recognised in the income statement. Where these investments are interest bearing, interest calculated using the effective interest method is recognised in the income statement.

The fair value of financial instruments at fair value through profit or loss and financial instruments available-for-sale is their market price at the balance sheet date.

(ii) Loans and receivables

Loans and receivables are measured at amortised cost using the effective interest method, with amortisation, foreign currency gain or loss resulting from translation of the amortised cost and impairment losses recognised in the income statement

(iii) Derecognition of financial assets

A financial asset is derecognised when:

•	The rights to receive cash flows from the asset have expired;

•	The Group retains the right to receive cash flows from the asset, but has assumed an obligation to pay them in full without material delay to a third party under a ‘pass through’ arrangement; or

•	The Group has transferred its rights to receive cash flows from the asset and either

a)	Has transferred substantially all the risks and rewards of the asset, or

b)	Has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

(J) Trade and other receivables

Trade and other receivables are stated at their amortised cost less impairment losses (see accounting policy L).

(K) Cash and cash equivalents

Cash and cash equivalents comprise cash balances and current investments that are readily convertible into cash. Bank overdrafts that are repayable on demand and deposits and other fixed rate interest-bearing instruments with an original maturity of less than 3 months form an integral part of the Group’s cash management and are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

(L) Impairment

The carrying amounts of the Group’s assets, other than deferred tax assets (see accounting policy U), are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated (see below under (i)).

For goodwill, intangible assets that have an indefinite useful life and intangible assets that are not yet available for use, the recoverable amount of the asset concerned or of the cash generating unit to which it has been allocated based on its fair value, is estimated at each balance sheet date.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement.

Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to cash-generating units (group of units) and then, to reduce the carrying amount of the other assets in the unit (group of units) on a pro rata basis.

When a decline in the fair value of an available-for-sale financial asset has been recognised directly in equity and there is objective evidence that the asset is impaired, the cumulative loss that has been recognised directly in equity is recognised in the income statement even though the financial asset has not been derecognised. The amount of the cumulative loss that is recognised in the income statement is the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognised in the income statement.

(i) Calculation of recoverable amount

The recoverable amount of the Group’s investments in held-to-maturity securities and receivables carried at amortised cost is calculated as the present value of estimated future cash flows, discounted at the original effective interest rate (i.e., the effective interest rate computed at initial recognition of these financial assets). Receivables with a short duration are not discounted.

The recoverable amount of other assets is the greater of their net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

(ii) Reversals of impairment

An impairment loss in respect of a held-to-maturity security or receivable carried at amortised cost is reversed if the subsequent increase in recoverable amount can be related objectively to an event occurring after the impairment loss was recognised.

An impairment loss in respect of an investment in an equity instrument classified as available for sale is not reversed through the income statement. If the fair value of a debt instrument classified as available-for-sale increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in the income statement, the impairment loss is reversed, with the amount of the reversal recognised in the income statement.

An impairment loss in respect of goodwill is not reversed.

In respect of other assets, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount.

An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(M) Share capital

(i) Repurchase of share capital

When share capital recognised as equity is repurchased, the amount of the consideration paid, including directly attributable costs, is recognised as a change in equity. Repurchased shares are classified as treasury shares and presented as a deduction from total equity. No gain or loss is recognised in the income statement on the purchase, sale, issue or cancellation of the Group’s own equity instruments.

(ii) Dividends

Dividends are recognised as a liability in the period in which they are declared.

(N) Financial liabilities

(i) Interest-bearing borrowings

Interest-bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis. When borrowings are repurchased or settled before maturity, any differences between the amount repaid and the carrying amount is recognised immediately in the income statement.

(ii) Put options granted to minority shareholders of controlled subsidiaries

The Group has committed itself to acquiring minority shareholdings owned by third parties in certain less than 100%-owned subsidiaries that are included in the consolidation. Since these third parties have the ability, if they so wish, to decide to exercise their put options, IAS 32 requires that the present value of the exercise price of such options be recognised as a financial liability in the Consolidated Financial Statements with no minority interest recognised for accounting purposes. The difference, if any, between the present value of the exercise price and the minority interest that would otherwise be accounted for, is recognised as part of goodwill. The goodwill will be adjusted at each closing date to reflect the variation of the liability (due to changes in the exercise price of the options) and of the minority interest. Accordingly, there will be no impact on the income statement. If the option expires and is not exercised, the liability will be reversed together with the related goodwill and the minority interest will be reinstated with no impact on the income statement.

(iii) Put options granted to other shareholders of jointly controlled entities

A put option granted to a partner in a jointly controlled entity gives them the ability, if they so wish, to oblige Euronext to acquire their investment in the entity. This is a derivative instrument measured at fair value through profit or loss. The fair value of the option is determined as being the difference between the estimated exercise price and corresponding enterprise value determined on the basis of a discounted cash flow method. When the exercise price exceeds the enterprise value, a liability is recognised through the income statement.

(iv) Derecognition of financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged, cancelled or expires.

(O) Employee benefits

(i) Defined contribution plans

Obligations for contributions to defined contribution pension plans are recognised as an expense in the income statement as incurred.

(ii) Defined benefit plans

The Group’s net obligation in respect of defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods. That benefit is discounted to determine its present value and the fair value of any plan assets is deducted. The discount rate used is the yield at balance sheet date on high quality corporate bonds that have maturity dates approximating the terms of the Group’s obligations. A qualified actuary using the projected unit credit method performs the calculation.

When the benefits of a plan are improved, the portion of the increased benefit relating to past service by employees is recognised as an expense in the income statement on a straight-line basis over the average period until the benefits become vested. To the extent that the benefits vest immediately, the expense is recognised immediately in the income statement.

In calculating the Group’s obligation in respect of a particular plan, to the extent that any cumulative unrecognised actuarial gain or loss exceeds 10 per cent of the greater of the present value of the defined benefit obligation and the fair value of plan assets, that portion is recognised in the income statement over the expected average remaining working lives of the employees participating in the plan. Otherwise, the actuarial gain or loss is not recognised.

Where the calculation results in a benefit to the Group, the recognised asset is limited to the net total of any unrecognised actuarial losses and past service costs and the present value of any future refunds from the plan or reductions in future contributions to the plan.

(iii) Long-term service benefits

The Group’s net obligation in respect of long-term service benefits, other than pension plans, is the amount of future benefit that employees have earned in return for their service in the current and prior periods. The obligation is calculated using the projected unit credit method discounted to its present value and reduced by the fair value of any related assets. The discount rate is the yield at the balance sheet date on high quality corporate bonds that have maturity dates approximating to the terms of the Group’s obligations.

(iv) Share-based payment transactions

Share (option) programmes allow Group employees to acquire shares of Euronext N.V. The fair value of shares and options granted after 7 November 2002 is recognised as an employee expense with a corresponding increase in equity. The fair value is measured at grant date and spread over the period during which the employees become unconditionally entitled to the options. The fair value of the options granted is measured using a binomial lattice model, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest except where forfeiture is due only to share prices not achieving the threshold for vesting.

Tax deductions that relate to share-based payment transactions granted after 7 November 2002 are recognized over the vesting period partly as a deduction of tax expense (tax deduction based on the fair value of the equity instruments at the grant date) and partly as an increase of Group equity (tax deduction based on the difference between the estimated fair value of the equity instrument at the vesting date and the fair value at the grant date), in accordance with IAS 12. Tax deductions that relate to share-based payments granted before 7 November 2002 are recognized at the date of the event triggering the measurement and benefit from the tax deduction (generally at exercise date for stock option- and vesting date for share plans).

The social charges that relate to share-based payment transactions are recognized as an employee expense at the date of the event triggering the measurement and payment of the social charges (generally the exercise date for stock option- and the vesting date for share plans).

(P) Provisions

A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

(i) Restructuring

A provision for restructuring is recognised when the Group has approved a detailed and formal restructuring plan, and the restructuring has either commenced or has been announced publicly. Future operating costs are not provided for.

(Q) Trade and other payables

Trade and other payables are stated at their amortised cost.

(R) Revenue

Revenues are attributed to the period to which they relate.

(i) Services rendered

Revenues from services rendered consist mainly of fees for executing transactions in shares, bonds, options and futures, which are recognised at the trade date and billed on a monthly basis. In addition, they include proceeds from the sale of exchange information and listing fees, which are initially reported as deferred income and recognised as income over the period in which the services should be provided.

(ii) Sale of software

“Sale of software” comprises revenues from fees received for the sale of software licenses. These revenues are recognised in accordance with the substance of the licensing agreements. Revenues from licensing agreements with a specified period of time are amortised on a straight-line basis over the life of the agreements. Fees received under unlimited licensing agreements for which the Group has no remaining obligations to perform or to deliver are recognised immediately.

(S) Expenses

Expenses are attributed to the period to which they relate.

(i) Operating lease payments

Payments made under operating leases are recognised in the income statement on a straight-line basis over the term of the lease. Lease incentives received are recognised in the income statement as an integral part of the total lease expense.

(ii) Finance lease payments

Minimum lease payments are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

(T) Net financing income

Net financing income comprises interest payable on borrowings calculated using the effective interest rate method, interest receivable on investments, revaluation of financial instruments at fair value through profit or loss, dividend income, foreign exchange gains and losses, gains and losses on disposals of financial instruments and gains and losses on hedging instruments that are recognised in the income statement.

Interest income is recognised in the income statement as it accrues, using the effective interest method. Dividends are recognised in the income statement on the date the right to receive payment is established which in the case of quoted securities is usually the ex-dividend date.

(U) Income tax

Income tax on the income statement for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recorded, using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes, the initial recognition of assets and liabilities that affect neither accounting nor taxable profit, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Additional income taxes that arise from the distribution of dividends are recognised at the same time as the liability to pay the related dividend.

(V) Segment reporting

A segment is a distinguishable component of the Group that is engaged either in providing products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and rewards that are different from those of other segments.

(W) Non-current assets held for sale and discontinued operations

When the carrying amount of a non-current asset (or disposal group) will be recovered principally through a sale transaction rather than through continuing use, such non current assets (or group of assets and associated liabilities) are classified as held for sale. Immediately before classification of disposal groups as held for sale, the measurement of the assets (and all assets and liabilities in a disposal group) is brought up-to-date in accordance with applicable IFRSs. Then, on initial classification as held for sale, non-current assets and disposal groups are recognised at the lower of carrying amount and fair value less costs to sell. Non-current assets and disposal groups classified as held for sale are presented separately from other assets in the balance sheet. The liabilities of a disposal group classified as held for sale are presented separately from other liabilities in the balance sheet.

The Group does not depreciate (or amortise) a non-current asset while it is classified as held for sale or while it is part of a disposal group classified as held for sale.

Impairment losses on initial classification as held for sale are included in the income statement. The same applies to gains and losses on subsequent remeasurement.

A discontinued operation is a component of the Group’s business that represents a separate major line of business or geographical area of operations or is a subsidiary acquired exclusively with a view to resale. Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier.

3. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.1 Notes to the consolidated income statements

3.1.1	Other income

3.1.2	Salaries and employee benefits

3.1.3	Depreciation

3.1.4	Goodwill amortisation

3.1.5	IT expenses

3.1.6	Office, telecom and consultancy

3.1.7	Accommodation

3.1.8	Marketing

3.1.9	Other expenses

3.1.10	Net financing income

3.1.11	Results on sale of associates and activities

3.1.12	Income from associates

3.1.13	Income tax expense

3.1.14	Minority interests

3.1.15	Earnings per share

3.1.1 Other income

In thousands of euros	2006	2005	2004
Rent	3,804	3,914	6,952
Other	29,097	17,636	15,576

Total	32,901	21,550	22,528

Rental income has decreased since 2004 due to the ending of the sublease to LCH.Clearnet Group Ltd. in Paris.

Included in the line “Other” are various types of miscellaneous income such as dues for events, trademark royalties received and services supplied to LCH.Clearnet Group Ltd.

The increase in “other” in 2006 and 2005 is largely explained by a service arrangement with AEMS. Recharges made by MTS to its non-consolidated investments further increase “other” income in 2006.

3.1.2 Salaries and employee benefits

In thousands of euros	2006	2005	2004
Wages and salaries	192,501	190,757	209,417
Compulsory social security contributions	44,553	44,230	43,153
Pension expenses	10,327	13,635	19,212
Employee profit sharing	9,040	6,828	5,923
Increase/(reduction) early retirement plan	(540)	467	(1,105)
Temporary staff	2,886	2,076	5,555
Training	2,710	2,205	2,627
Provisions made, net of releases	248	550	151
Other	16,586	10,512	7,198

	278,311	271,260	292,131
Less:
Salaries capitalized under “Development costs”	—	4,496	14,790
Costs reimbursed by related and third parties	2,926	2,404	5,345

Total	275,385	264,360	271,996

Pension expenses include € 7.5 million related to defined contribution plans (2005: € 8.1 million; 2004: € 10.4 million) and € 2.8 million related to defined benefit plans (2005: € 5.5 million; 2004: € 8.8 million).

The number of employees (full time equivalents “FTE’s”) at the end of the year is as follows:

	2006	2005	2004
Euronext (excluding GL TRADE)	1,169	1,219	1,437
GL TRADE	1,155	1,083	1,074

Total	2,324	2,302	2,511

The analysis of FTE’s per activity is as follows:

Activity	2006	2005	2004
SBU Cash & Listing	220	232	243
SBU Derivatives	288	300	529
SBU Information Services (1)	167	60	67
Settlement and Custody (2)	38	140	111
Support – Finance/General Services	137	152	171
Support – Legal/Audit	86	83	90
Support – Human Resources	41	40	40
Support – Corporate Information Services	37	40	31
Support – Business Strategy (4)	—	—	33
MTS (3)	49	50	—
Other (including recharged staff)	106	122	122

Sub total	1,169	1,219	1,437
GL TRADE (5)	1,155	1,083	1,074

Total	2,324	2,302	2,511

(1) : includes	Companynews Group (25) and Hugin (81) in 2006
(2) : includes	CIK (99) in 2005
(3) : reflects	58 (51%) of MTS Spa, 36 EuroMTS Ltd and 2 MTS Next in 2006
(4) : FTE	related to Business Strategy as from 2005 have been allocated to support units
(5) : includes	FTE related to newly acquired EMOS (10) and Nyfix (42), and recruitment of Tunisian employees in 2006

3.1.3 Depreciation

In thousands of euros	2006	2005	2004
Depreciation of tangible fixed assets	9,944	22,335	34,473
Depreciation of investment property	307	—	—
Amortisation of intangible fixed assets	22,332	30,305	41,117
Costs reimbursed by related and third parties	—	(2,953)	(8,204)

Total	32,583	49,687	67,386

The decrease in depreciation in 2006 and 2005 is mainly due to the transfer of Liffe Market Solutions IT-related tangible and intangible assets to Atos Euronext Market Solutions Holding S.A.S. as from 1 July 2005.

3.1.4 Goodwill amortisation

In thousands of euros	2006	2005	2004
Merger of SBF, BXS and AEX at 22 September 2000	—	—	9,115
Irrecoverable VAT	—	—	24,908
Acquisition of Euronext Lisbon	—	—	4,048
Increase investment GL TRADE	—	—	500
Other goodwill amortisation	—	—	1,304

Total	—	—	39,875

With the application of IFRS 3 and the subsequent changes in IAS 36 and IAS 38, from 1 January 2005 goodwill is no longer amortised.

3.1.5 IT expenses

In thousands of euros	2006	2005	2004
Running costs	135,903	101,382	84,958
Network costs	9,579	19,522	29,727
Office automation	8,159	7,972	7,268
Development costs and projects	9,590	7,545	3,343
Other	2,945	3,351	4,040

Total	166,176	139,772	129,336

The increase of IT expenses is due to the transfer of LIFFE Market Solutions to Atos Euronext Market Solutions. Certain staff, depreciation and consultancy expenses that were previously internal costs are now invoiced by Atos Euronext Market Solutions.

3.1.6 Office, telecom and consultancy

In thousands of euros	2006	2005	2004
Office equipment	2,929	3,412	2,648
Travel, missions and receptions	14,288	13,074	12,793
Telecom	8,766	9,314	9,393
Insurance	5,477	6,407	5,851
Data information	11,564	10,285	8,752
Legal consultancy	7,518	4,782	3,802
Accounting and fiscal consultancy	5,407	5,251	4,685
Business system consultancy	2,010	1,910	2,105
Third party contractors	—	10,111	26,052
Other	72,130	34,239	8,311

Total	130,089	98,785	84,392

The increase in other office, telecom and consultancy costs is largely due to consultancy costs in relation to the corporate projects. Project costs directly related to the NYSE Euronext combination amounted to € 40.6 million. The other office, telecom and consultancy costs as at 31 December 2005 contain offsetting capital recharges for € 5.6 million that were connected to the LIFFE Market Solutions activities, which were disposed of in July 2005.

The decrease in Third party contractors’ expenses is due to the transfer of Liffe Market Solutions to Atos Euronext Market Solutions Holding S.A.S. The increase in “Other” in 2005 mainly consisted of expenses related to a research for possible cooperation with the London Stock Exchange, which amounted to € 16.6 million and a lower level of capitalisation of IT development expenses (third party contractors) explaining a further € 8.9 million of the increase in 2005.

3.1.7 Accommodation

In thousands of euros	2006	2005	2004
Rent of buildings	32,962	34,711	36,159
Security	2,497	3,495	3,550
Gas, water and electricity	4,149	4,160	4,621
Maintenance	4,806	6,793	6,220
Cleaning	2,394	2,825	2,933
Other	2,880	1,780	390
Costs reimbursed by related and third parties	(5,330)	(3,653)	(2,883)

Total	44,358	50,111	50,990

3.1.8 Marketing

In thousands of euros	2006	2005	2004
Advertising and press relations	7,517	5,538	3,685
Presentations	1,168	1,027	755
Events	3,137	1,788	2,616
Sponsoring	3,402	1,743	3,271
Foreign offices	2,481	2,396	2,277
Other	2,590	3,094	2,646

Total	20,295	15,586	15,250

3.1.9 Other expenses

In thousands of euros	2006	2005	2004
Commissions	663	375	(245)
Irrecoverable VAT	9,136	6,997	9,081
Administration & taxes	7,311	5,550	4,116
Regulatory fees	7,072	8,224	9,282
Production costs Information Services	1,218	1,027	1,266
Other	(1,103)	2,915	3,934

Total	24,297	25,088	27,434

3.1.10 Net financing income

In thousands of euros	2006	2005	2004
		(* restated)	(* restated)
Interest income	22,733	22,340	26,740
Interest expenses	(20,911)	(19,744)	(18,521)
Net foreign exchange loss	54	977	(4,376)
Investments:
Gain on disposal	(430)	322	256
Revaluation of assets to fair value	5,129	5,310	1,826
Other	4,938	2,101	1,755

Total	11,513	11,306	7,680

*)	See changes in accounting policies

The “Revaluation of assets to fair value” includes the revaluation to fair value of money market funds (see note 3.2.9) for an amount of € 5.3 million at 31 December 2006.

3.1.11 Results on sale of associates and activities

In thousands of euros	2006	2005	2004
CIK S.A./N.V.	15,469	—	—
Liffe Market Solutions	—	4,963	—
Bourse Connect	—	4,091	—
Cote Bleue S.A.	—	—	4,386
Other	(75)	—	—

Total	15,394	9,054	4,386

The gain on sale of associates and activities largely relates to the sale of CIK S.A./N.V., the central securities depository of Belgium, to Euroclear plc (see also note 3.8).

As at 1 July 2005, the Group contributed the assets and operations of LIFFE Market Solutions (LMS), the IT division of Euronext.Liffe to a newly formed company Atos Euronext Market Solutions Holding SAS (AEMS) that resulted in a capital gain of € 5.0 million, after intercompany elimination.

Under the same agreement GL TRADE sold its 34.37% stake in Bourse Connect to AEMS, which led to a capital gain of € 4.1 million, after intercompany elimination.

In July 2004, the Group received a cash payment of € 6.4 million relating to the disposal of its remaining 40% interest in Cote Bleue S.A., resulting in a capital gain of € 4.4 million.

3.1.12 Income from associates

In thousands of euros	2006	2005	2004
Group’s share in net profit of LCH.Clearnet	36,898	14,915	14,837
Intercompany elimination of Revenue Guarantee	—	(3,000)	(2,947)
Amortisation of goodwill recognised on acquisition of LCH.Clearnet	—	—	(12,273)

Net income from LCH.Clearnet	36,898	11,915	(383)
Atos Euronext Market Solutions	15,413	4,371	—
AtosEuronext	—	617	1,851
Bourse Connect	—	886	1,454
Powernext	1,077	447	82
ENDEX N.V.	36	(27)	(68)
NextInfo S.A./N.V.	191	247	179
Other	124	—	212

Total	53,739	18,456	3,327

In June 2006, LCH.Clearnet decided not to pursue the development of the Generic Clearing System within its technology strategy. In relation to this, LCH.Clearnet recognised an impairment charge of € 47.8 million (in addition to an impairment charge of € 20.1 million that was already recognised on the Generic Clearing System in 2005).

The Group’s share in this impairment charge is included in its income from LCH.Clearnet and amounts to € 14.3 million in 2006.

3.1.13 Income tax expense

Recognised in the income statement

In thousands of euros
	2006	2005	2004
Current tax expense
Current year	132,289	96,285	80,498
Adjustment for prior years	(5,961)	(1,874)	1,474

	126,328	94,411	81,972
Deferred tax expense
Origination and reversal of temporary differences	917	6,969	150
Reduction in tax rate	(10,912)	2,503	(27,308)
Adjustment for prior years	(314)	48	—

	(10,309)	9,520	(27,158)

Total income tax expense in the income statement	116,019	103,931	54,814

Reconciliation of effective tax charge

In thousands of euros	2006	2005	2004
Profit before tax	489,654	357,294	215,571

Income tax using the domestic corporation tax rates	159,243	117,165	71,290
(Partial) exempt capital gains	(4,993)	(1,923)	(439)
Other tax-exempt income	(23,190)	(9,783)	(8,486)
Non-deductible expenses	2,147	298	18,400
Under/(over)-provided in prior years	(6,276)	(1,826)	1,474
Other	(10,912)	—	(27,425)

Total	116,019	103,931	54,814

The ‘Other tax-exempt income’ reflects principally the income from associates and certain other tax-exempt investments. The non-deductible expenses in 2004 principally consist of amortization of goodwill.

The French government has enacted legislation during 2004 through which the tax on capital gains will be reduced in the years up to 2007. As a result thereof, the deferred tax positions of the Group have been restated in 2004, to reflect the expected tax rates when the related positions could be liquidated. This has resulted in a € 27.3 million reduction of income tax. A change in the expected term of liquidation of the related positions leads to an adaptation of the applicable capital gain tax rate and recognition of an additional reduction of income tax of € 10.9 million in 2006. Both reductions are reported as “Other”.

Modifications made for the comparative period (see also note 2 “Changes in accounting principles”) lead to a decrease of the tax charge of € 0.3 million in 2005.

3.1.14 Minority interests

In thousands of euros	2006	2005	2004
GL TRADE/Financière Montmartre	9,939	13,425	11,019
MTS	1,917	(16)	—

Total	11,856	13,409	11,019

In 2004, the Group controlled GL TRADE through a 51.00% participation in Financière Montmartre, which held 55.61% of GL TRADE (resulting in a net investment of 28.36%). In addition, the Group held directly 12.00% of the share capital of GL TRADE (resulting in a net investment of 40.37%).

In accordance with an agreement to that extent, in 2005 the Group acquired additional shares in Financière Montmartre in exchange for some of the GL TRADE shares held directly, resulting in a 54.77% participation in Financière Montmartre, a 9.91% direct investment in GL TRADE and a total investment in GL TRADE of 40.37%.

With the recognition of a put option granted to the GL TRADE founders in 2006 (see also note 3.2.13), the direct investment in GL TRADE held by the Group increased effectively by 10.43%.

Due to issuance of new shares by GL TRADE for their stock option plans, the net investment of the Group was diluted to 50.48% at 31 December 2006.

3.1.15 Earnings per share

Basic earnings per share

The calculation of basic earnings per share is based on the net profit attributable to ordinary shareholders and a weighted average number of ordinary shares outstanding during the period, calculated as follows:

Net profit attributable to shares

In thousands of euros	2006	2005	2004
Profit for the period	373,635	253,363	160,757
Profit attributable to shareholders of Euronext	361,779	239,954	149,738

Weighted average number of ordinary shares:
Ordinary shares at beginning of the period	112,557,259	122,111,972	122,111,972
Average number of own shares	(1,342,598)	(11,508,910)	(5,325,162)

Weighted average number of ordinary shares	111,214,661	110,603,062	116,786,810

Basic EPS (in euros)	3.25	2.17	1.28

Weighted average number of ordinary shares (diluted):
Weighted average number of ordinary shares	111,214,661	110,603,062	116,786,810
Effect of stock option schemes	923,989	502,328	490,843

Weighted average number of ordinary shares (diluted)	112,138,650	111,105,390	117,277,653

Diluted EPS (in euros)	3.23	2.16	1.28

3.2 Notes to the consolidated balance sheets

3.2.1 Property and equipment

3.2.2 Investment property

3.2.3 Intangible assets

3.2.4 Investments in associates

3.2.5 Other investments (non-current)

3.2.6 Other receivables (non-current)

3.2.7 Deferred tax assets and liabilities

3.2.8 Other receivables

3.2.9 Short term financial investments

3.2.10 Cash and cash equivalents

3.2.11 Group capital and reserves

3.2.12 Minority interests

3.2.13 Financial liabilities

3.2.14 Employee benefits

3.2.15 Other provisions

3.2.16 Other payables

3.2.1 Property and equipment

	2006			2005			2004
In thousands of euros	Land & Buildings	Equipment owned	Total	Land & Buildings	Equipment owned	Total	Land & Buildings	Equipment owned	Total
Cost
Balance at beginning of the year	118,613	161,741	280,354	117,008	330,161	447,169	116,077	355,899	471,976
Effect of exchange rate differences	1,496	(133)	1,363	2,183	3,075	5,258	(97)	(725)	(822)
Reclassifications	(3,691)	3,691	—	—	—	—	—	—	—
Acquisitions through business combinations	—	2,338	2,338	447	1,280	1,727	—	4,118	4,118
Other acquisitions from external third parties	153	6,284	6,437	544	6,729	7,273	2,341	12,005	14,346
Reclassifications to investment property	(8,010)	—	(8,010)	—	—	—	—	—	—
Contribution to Atos Euronext Market Solutions	—	—	—	—	(146,166)	(146,166)	—	—	—
Reclassifications to disposal group’s assets classified as held for sale	—	—	—	(120)	(7,413)	(7,533)	—	—	—
Other disposals and write-offs	(47,002)	(53,099)	(100,101)	(1,449)	(25,925)	(27,374)	(1,313)	(41,136)	(42,449)

Balance at end of the year	61,559	120,822	182,381	118,613	161,741	280,354	117,008	330,161	447,169

Depreciation and impairment losses
Balance at beginning of the year	81,790	147,859	229,649	75,896	282,712	358,608	72,425	290,839	363,264
Effect of exchange rate differences	1,306	(12)	1,294	1,815	2,383	4,198	(114)	(1,178)	(1,292)
Reclassifications	—	—	—	—	—	—	—	—	—
Depreciation charge for the year	3,095	6,849	9,944	5,211	17,124	22,335	4,127	30,346	34,473
Acquisitions through business combinations	—	1,675	1,675	253	785	1,038	—	3,044	3,044
Reclassifications to investment property	(2,982)	—	(2,982)				—	—	—
Contribution to Atos Euronext Market Solutions	—	—	—	—	(124,529)	(124,529)	—	—	—
Reclassifications to disposal group’s assets classified as held for sale	—	—	—	(120)	(6,527)	(6,647)	—	—	—
Other disposals and write-offs	(47,002)	(52,938)	(99,940)	(1,265)	(24,089)	(25,354)	(542)	(40,339)	(40,881)

Balance at end of the year	36,207	103,433	139,640	81,790	147,859	229,649	75,896	282,712	358,608

Carrying amount
At beginning of the year	36,823	13,882	50,705	41,112	47,449	88,561	43,652	65,060	108,712

At end of the year	25,352	17,389	42,741	36,823	13,882	50,705	41,112	47,449	88,561

3.2.2 Investment property

In thousands of euros	2006	2005	2004
Cost
Balance at beginning of the year	—	—	—
Additions (subsequent expenditure)	7	—	—
Reclassifications from property and equipment	8,010	—	—

Balance at end of the year	8,017	—	—

Depreciation and impairment losses
Balance at beginning of the year	—	—	—
Depreciation charge for the year	307	—	—
Reclassifications from property and equipment	2,982	—	—

Balance at end of the year	3,289	—	—

Carrying amount
At beginning of the year	—	—	—

At end of the year	4,728	—	—

The fair value of investment property amounts to € 5 million. This value has been determined based on valuations performed by Jones, Lang la Salle, an accredited independent valuer, as at 1 January 2006 and has not changed significantly during the year. Jones, Lang la Salle is an industry specialist in valuing these types of investment properties. The fair value represents the amount at which the assets could be exchanged between a knowledgeable, willing buyer and a knowledgeable, willing seller in an arm’s length transaction at the date of valuation, in accordance with International Valuation Standard Committee standards. Investment property generated € 1.3 million of rental income in 2006. Operating expenses that are directly related to the investment property amounted to € 0.5 million in 2006.

3.2.3 Intangible assets

	2006				2005				2004
In thousands of euros	Goodwill	Patents & Trade- marks	Develop- ment costs	Total	Goodwill	Patents & Trade- marks	Develop- ment costs	Total	Goodwill	Patents & Trade- marks	Develop- ment costs	Total
Cost
Balance at beginning of the year	954,118	4,504	115,655	1,074,277	853,640	9,209	277,804	1,140,653	790,535	8,242	237,712	1,036,489
Effect of exchange rate differences	8,646	(39)	890	9,497	16,308	15	2,242	18,565	(974)	(8)	(1,495)	(2,477)
Reclassifications	—	4,176	(4,176)	—	—	—	—	—	—	—	—	—
Internally developed	—	—	—	—	—	—	13,765	13,765	—	—	37,559	37,559
Acquisitions through business combinations	—	70	1,102	1,172	—	—	5,381	5,381	—	348	70	418
Other acquisitions	76,107	5	29,207	105,319	85,100	666	19,639	105,405	64,079	1,152	10,676	75,907
Fair value of acquired assets	(26,587)	66,082	—	39,495	3,086	—	7,129	10,215	—	—	—	—
Change in present value financial liabilities	(2,205)	—	—	(2,205)	—	—	—	—	—	—	—	—
Contribution to AEMS	—	—	—	—	—	—	(136,832)	(136,832)	—	—	—	—
Reclassifications to disposal group’s assets classified as held for sale	—	(3,560)	—	(3,560)	(4,016)	(307)	(4,219)	(8,542)	—	—	—	—
Other disposals and write-off	(3,568)	(1,914)	(17,518)	(23,000)	—	(5,079)	(69,254)	(74,333)	—	(525)	(6,718)	(7,243)

Balance at end of the year	1,006,511	69,324	125,160	1,200,995	954,118	4,504	115,655	1,074,277	853,640	9,209	277,804	1,140,653

Amortisation and impairment losses
Balance at beginning of the year	154,354	3,606	78,577	236,537	156,260	8,200	204,383	368,843	117,286	7,579	171,676	296,541
Effect of exchange rate differences	1,503	4	326	1,833	2,110	(4)	1,515	3,621	(901)	(5)	(885)	(1,791)
Reclassifications	—	1,265	(1,265)	—	—	—	—	—	—	—	—	—
Amortisation charge for the year	—	1,924	20,408	22,332	—	489	29,816	30,305	39,875	862	40,255	80,992
Acquisitions through business combinations	—	60	718	778	—	—	4,816	4,816	—	289	55	344
Contribution to AEMS	—	—	—	—	—	—	(92,444)	(92,444)	—	—	—	—
Reclassifications to disposal group’s assets classified as held for sale	—	(3,000)	—	(3,000)	(4,016)	—	(2,830)	(6,846)	—	—	—	—
Other disposals and write-off	(3,568)	(1,914)	(17,491)	(22,973)	—	(5,079)	(66,679)	(71,758)	—	(525)	(6,718)	(7,243)

Balance at end of the year	152,289	1,945	81,273	235,507	154,354	3,606	78,577	236,537	156,260	8,200	204,383	368,843

Carrying amount
At beginning of the year	799,764	898	37,078	837,740	697,380	1,009	73,421	771,810	673,249	663	66,036	739,948

At end of the year	854,222	67,379	43,887	965,488	799,764	898	37,078	837,740	697,380	1,009	73,421	771,810

Further reference is made to paragraph 3.8 “Acquisitions and disposal of subsidiaries”.

Amortisation

The amortisation is recognised in the line item “Depreciation” in the income statement (see also note 3.1.3).

Cash-generating units including goodwill and impairment tests

The carrying amount of goodwill has been allocated to the following cash-generating units, generating independent cash flows:

In thousands of euros	2006	2005	2004
Cash trading	97,407	97,407	97,049
Listing	25,934	25,934	26,843
Derivatives trading	412,810	404,979	391,076
MTS fixed income	53,440	78,700	—
Information services	94,782	66,935	65,702
Settlement and custody	34,152	34,152	33,601
Sale of software	135,697	91,657	83,109

Total	854,222	799,764	697,380

An impairment review of goodwill has been carried out in accordance with IAS 36—Impairment of Assets as at 31 December 2006.

The business plans of the Cash & Listing, Derivatives, Information Services and Settlement & Custody SBUs are based on Budget 2007 and conservative assumptions on volumes and control of expenses. Business plans cover the period 2007-2011 with a maximum perpetual growth rate of 2% after 2011 (except for Settlement & Custody, 1%). Pre-tax discount rate is 12.1% (except for Settlement & Custody, 11.8%).

The combined business plan of Hugin and Companynews is based on a strong growth in revenue over the next two years due to the introduction of the Transparency Directive, the cross selling of IR and PR products as well as synergies between the two companies. The cost base is already sufficient to support the expected growth in business and should be positively impacted by synergies between Hugin and Companynews. The business plan covers the period 2007-2011 with a perpetual growth rate of 2% after 2011. Pre-tax discount rate is 13.9%.

The business plan of MTS S.p.A is based on Budget 2007 and on the development in cash and money markets activities, a continuous strong growth of BondVision, the launch of new products and markets from 2007 onwards and a decrease in IT expenses. The business plan covers the period 2007-2011 with a perpetual growth rate of 2% after 2011. Pre-tax discount rate is 12.4%.

Based on the comparison between the sum of reported goodwill and identified intangible assets at year-end and the present value of future cash flows, no impairment loss has been recognized in that respect at 31 December 2006.

Goodwill on Sales of Software includes that arising from Euronext’s acquisition of GL TRADE shares and option on minority interest of GL TRADE and the goodwill arising from GL TRADE acquisitions of operational subsidiaries.

-	The Euronext goodwill has been tested for impairment based on the fair value less cost to sell of the company. Based on the comparison between the reported goodwill and the market capitalization of the Group as at 31 December 2006, no impairment loss has been recognized in that respect at the closing date.

-	The goodwill on GL TRADE’s operational subsidiaries has been allocated to the respective Cash Generating Units. The impairment tests of these CGU are based on the 2007 budget and four-year business plan 2008-2011 with a perpetual growth rate of 2.5% after 2011. The pre-discount rate is 13.05%. Based on the comparison between the sum of reported goodwill and intangible assets as at year-end and the present value of future cash flows, no impairment loss has been recognised in that respect at 31 December 2006.

3.2.4 Investments in associates

In thousands of euros	2006	2005	2004
Balance at beginning of the year	393,558	277,827	275,218
Currency exchange rate differences	1,661	2,413	(677)
Contribution to Atos Euronext Market Solutions	—	97,546	—
Acquisitions and capital contributions	—	—	1,073
Disposals	—	(873)	(1,939)
Reclassifications to disposal group’s assets classified as held for sale	(301,368)	—	—
Effect of business combinations	—	1,206	—
Result for the year	53,739	18,456	3,327
Dividends received	(293)	(1,928)	(1,416)
Other	—	(1,089)	2,241

Balance at end of the year	147,297	393,558	277,827

Reclassifications to disposal group’s assets classified as held for sale

In relation to the envisaged sale of the larger part of ordinary shares in LCH.Clearnet (see also paragraph 3.8), the investment in associate LCH.Clearnet has been reclassified into “Disposal group’s assets classified as held for sale”.

Atos Euronext Market Solutions Holding (prior to 1 July 2005: AtosEuronext SBF)

In 2005, the Group contributed its 50% stake in AtosEuronext SBF and the assets and operations of LIFFE Market Solutions (LMS), the IT division of Euronext.Liffe to Atos Euronext Market Solutions Holding in exchange for a 50% interest in that newly created company. While the Group holds a 50% interest in Atos Euronext Market Solutions Holding, it does not control this associate.

The composition of the investments in associates and joint ventures is as follows:

In thousands of euros		% held in share capital			Carrying Amount

Associates	Country	2006	2005	2004	2006	2005	2004
Atos Euronext SBF S.A.	France	—	—	50.00	—	—	24,330
Atos Euronext Market Solutions:	France
Goodwill recognised on acquisition					53,400	53,400	—
Share in equity		50.00	50.00	—	86,866	70,480	—

					140,266	123,880	—

NextInfo S.A./N.V.	Belgium	48.96	48.96	48.96	367	423	378
Bourse Connect S.A.	France	—	—	34.37	—	—	2,159
Powernext	France	33.97	34.00	34.00	4,318	3,237	2,789
LCH.Clearnet:	United
Goodwill recognised on acquisition	Kingdom				—	233,189	233,189
Share in equity/result		—	24.90	24.90	—	30,664	13,877

					—	263,853	247,066

Associates held by MTS					1,251	1,205	—
ENDEX N.V. *)	Netherlands	9.89	9.89	10.13	829	812	839
Other					266	148	266

Total					147,297	393,558	277,827

*)	Being represented at the Board of Directors of Endex N.V., Euronext considers in view of paragraph IAS 28,7(a) to exercise a significant influence over Endex N.V.

A summary of financial information of associates at 31 December 2006 is as follows (100%) *)

In thousands of euros	Assets	Liabilities	Equity	Revenues	Profit
Atos Euronext Market Solutions	503,082	151,182	351,900	346,656	23,831
LCH.Clearnet	274,087,102	273,387,808	699,294	443,692	123,649
Powernext	22,176	9,342	12,834	11,883	2,765
NextInfo S.A./N.V.	1,271	522	749	3,346	391
ENDEX N.V.	9,351	968	8,383	3,408	301

*) To determine the Group’s share in accordance with its accounting principles, certain restatements were made to the assets and liabilities and results of associates and joint ventures. The information presented, however, is taken directly from the data reported by the entities and thus before any such restatements.

3.2.5 Other investments (non-current)

In thousands of euros	2006	2005	2004
Debt securities (available-for-sale)	—	199,218	199,218
Equity securities (available-for-sale)	204,881	182,881	182,881
Other investments	981	1,117	1,090

Total	205,862	383,216	383,189

Debt securities (available-for-sale)

The Group holds 16.6% of redeemable convertible preference shares in LCH.Clearnet. The redeemable convertible preference shares bear an interest of the higher of six-month Euro LIBOR plus 125 basis points and the dividends actually paid on ordinary shares. In view thereof their fair value is still considered to coincide with the initial recognised amount. In relation to the envisaged sale (see also paragraph 3.8), the RCPS have been reclassified into “Disposal group’s assets classified as held for sale” at December 31, 2006.

Equity securities (available-for-sale)

This caption includes the Group’s interests in Euroclear plc either held directly or through Sicovam Holding S.A. The Group considers this an available-for-sale financial instrument. The Group’s shareholding in Euroclear plc. increased in 2006 with the sale of CIK (see also paragraph 3.8). Euroclear plc. is an entity of which the shares are not publicly traded. Management has given due consideration to the valuation of the investment and concluded that there is no need for the carrying value to be changed.

3.2.6 Other receivables (non-current)

In thousands of euros	2006	2005	2004
Deposits (leases & rentals)	2,939	2,938	2,633
Loans to the Chicago Board of Trade	—	—	14,277
Loans to staff	326	505	669
Other	13,027	7,120	1,531

Total	16,292	10,563	19,110

Other receivables contain a € 10.0 million floating-rate deposit with a French system for inter-bank settlements (2005: € 5.0 million). The carrying amount of non current receivables is a reasonable approximation of their fair value.

The € 21.4 million drawn under the GBP 18 million loan facility to the Chicago Board of Trade was repayable in three yearly instalments and was collateralised by a GBP 15 million bank guarantee. An upfront interest of 10.91% equivalent to approximately 6.0% per annum has been received. This loan is part of the assets and liabilities of LIFFE Market Solutions that were contributed to Atos Euronext Market Solutions Holding S.A.S. at 1 July 2005.

3.2.7 Deferred tax assets and liabilities

Deferred tax assets and liabilities have been recognized with respect to the following items:

	2006		2005		2004
In thousands of euros	Asset	Liability	Asset	Liability	Asset	Liability
Property and equipment	160	2,424	626	3,050	12,196	4,054
Intangible assets	—	26,981	—	2,136	—	4,604
Investments	—	3,241	—	17,088	—	17,054
Employee benefits	11,999	—	6,296	416	8,286	1,553
Provisions	3,204	328	2,677	—	12,152	229
Other items	2,756	—	2,851	575	6,672	5,481

Net position in balance sheet	18,119	32,974	12,450	23,265	39,306	32,975

Movements in temporary differences during the year

Movements in deferred tax assets 2006

In thousands of euros	Property and equipment	Intangible assets	Invest- ments	Employee benefits	Provisions	Other items	2006

Balance at beginning of the year	626	—	—	6,296	2,677	2,851	12,450
Recognised in income	(153)	—	447	342	112	(1,090)	(342)
Recognised directly in equity	3	(24)	—	6,234	—	(36)	6,177
Reclassified	(316)	24	(447)	(873)	415	(296)	(1,493)
Effect of business combinations	—	—	—	—	—	—	—
Adjustments goodwill on 2005 acquisitions		—	—	—	—	1,327	1,327

Balance at end of the year	160	—	—	11,999	3,204	2,756	18,119

Movements in deferred tax liabilities

In thousands of euros	Property and equipment	Intangible assets	Invest- ments	Employee benefits	Provisions	Other items	2006

Balance at beginning of the year	3,050	2,136	17,088	416	—	575	23,265
Recognised in income	(304)	(299)	(10,757)	335	16	358	(10,651)
Recognised directly in equity	—	(112)	337	—	—	—	225
Reclassified	(322)	424	(3,427)	(751)	312	(920)	(4,684)
Effect of business combinations	—	—	—	—	—	—	—
Adjustments goodwill on 2005 acquisitions	—	24,832	—	—	—	(13)	24,819

Balance at end of the year	2,424	26,981	3,241	—	328	—	32,974

The effect of a re-calculation of deferred tax that was recognised on the sale of Clearnet to LCH.Clearnet in Paris at the reduced capital gain tax rate applicable from 2007 onwards results in a decrease of the deferred tax liabilities related to the Investments.

Where allowed, deferred tax assets have been netted with deferred tax liabilities (see ‘Reclassified’ in tables above). In addition, deferred tax linked to the deferred capital gain with LCH.Clearnet is reclassified to “Liabilities directly associated with disposal group assets held for sale” (see also note 3.8) and a current tax asset of € 0.2 million was re-classified as a deferred tax asset.

3.2.8 Other receivables

In thousands of euros	2006	2005	2004
Other trade receivables	174,747	197,358	142,265
Non-trade receivables	6,558	3,677	24,706

Total	181,305	201,035	166,971

3.2.9 Short-term financial investments

In thousands of euros	2006	2005	2004
Equity securities (available for sale)	18,544	20,449	18,308
Money market funds	9,420	10,699	—
Short-term interest investments	140,203	231,643	63,826
Interest rate swap	—	2,270	—

Total	168,167	265,061	82,134

Equity securities

Equity securities principally include an investment in AtosOrigin S.A. (0.49% of its outstanding shares). The carrying amount of this investment decreased by € 3.5 million to € 14.6 million following a revaluation to reflect the lower market value of the shares at 31 December 2006. Due to an amendment of IAS 39 (see note 2 ‘Changes in accounting policies’), equity securities included in the Short-term financial investments are classified as “Available for sale” as from 1 January 2006 with comparative information restated.

Money market funds

Money market funds include funds that are not subject to an insignificant risk of changes in value and therefore do not qualify as cash and cash equivalents (see also note 3.2.10). At the end of 2006, such money market funds are classified as available for sale. In 2005, money markets funds were all classified at fair value through profit and loss.

Short-term interest investments

This caption includes short-term time deposits with a maturity of more than three months from acquisition date and investments which are not readily convertible to cash or which are not subject to an insignificant risk of changes in value and therefore do not qualify as cash and cash equivalents. The carrying amount of these investments is a reasonable approximation of their fair value.

Interest rate swap

See note 3.2.13 Financial liabilities Interest rate swap

3.2.10 Cash and cash equivalents

In thousands of euros	2006	2005	2004
Cash	361	111	88
Bank balances	95,723	163,484	87,019
Money market funds	201,474	211,068	276,316
Other short-term interest investments	118,692	54,860	160,282

Total	416,250	429,523	523,705

Short-term interest investments, including deposits booked in “Short term financial investments” (note 3.2.9), have an average maturity of 35 days (31 December 2005: 35 days). Investments in euros have an average effective interest rate of 3.52% (31 December 2005: 2.26%) and investments in pound sterling have an average effective interest rate of 5.11% (31 December 2005: 4.49%). There is no significant difference between the carrying value of these investments and their fair value.

Money market funds, including funds booked in the caption “Short term financial investments” (note 3.2.9), have a weighted average volatility of 0.14%. At 31 December 2006, part of the money market funds (€ 191.2 million) are classified as available for sale and part (€ 10.3 million) are classified at fair value through profit and loss. In 2005, money markets funds were all classified at fair value through profit and loss.

3.2.11 Group capital and reserves

In thousands of euros	2006	2005	2004
Issued capital	675,343	112,557	122,112
Share premium	180,486	1,080,944	1,172,706
Reserve for own shares	14,079	647	(227,073)
Retained earnings	829,531	566,451	509,733
Revaluation reserve	1,044	1,738	(46)
Currency exchange differences	(33,467)	(41,081)	(54,003)

Total	1,667,016	1,721,256	1,523,429

Issued capital

The authorized share capital of Euronext amounts to € 1,200,000,000 representing 200,000,000 ordinary shares with a par value of € 6 per share. The movement schedule for the reporting period is as follows:

	2006		2005		2004
	Number of shares	Nominal value in thousands of euros	Number of shares	Nominal value in thousands of euros	Number of shares	Nominal value in thousands of euros
Position as at 1 January	112,557,259	112,557	122,111,972	122,112	122,111,972	122,112
Increase nominal value	—	900,458	—	—	—	—
Share capital repayment	—	(337,672)	—	—	—	—
Outstanding shares cancelled in the period	—	—	(9,554,713)	(9,555)	—	—

Position as at end of the period	112,557,259	675,343	112,557,259	112,557	122,111,972	122,112

The Annual General Meeting of 23 May 2006 approved an increase of the nominal value per ordinary share from € 1.00 to € 9.00. The balance of € 8.00 was transferred from the portion of the share premium reserve that was recognised as capital for Dutch tax purposes by representing the conversion of that share premium into share capital. Subsequently, the Annual General Meeting agreed on a reduction of the nominal value by € 3.00 to € 6.00, with a payment of € 3.00 per share to the shareholders.

Share premium

The share premium at the end of the period reflects the difference between the value attributed to the shares received from SBF, BXS and AEX and the nominal value of the shares issued by Euronext. It also reflects the difference between the market price of the Euronext shares at acquisition date of the BVLP shares (€ 20.63) and the par value of these Euronext shares, totalling € 95 million. Due to cancellation of shares in 2005, the share premium decreased with the average share premium of € 9.60 for each cancelled share. In August 2006 a transfer of € 8.00 per issued share to Issued capital (see also previous paragraph), resulted in a further decrease of share premium by € 900.5 million

Reserve for own shares

Reserve for own shares (treasury shares) include shares acquired under the Share repurchases program and shares held in stock to cover the Group’s employee stock option plans. The reserve includes any gain or loss that arises upon sale of treasury shares until the related program or stock option plan is finalized. Upon finalisation, the resultant total gain or loss will be transferred to Retained earnings.

The movement schedule is as follows:	2006		2005		2004
	Number of shares	Costs in thousands of euros	Number of shares	Costs in thousands of euros	Number of shares	Costs in thousands of euros
Balance at the beginning of the year	1,720,610	647	11,758,490	(227,073)	2,710,573	(10,385)
Share capital repayment on treasury shares	—	3,858	—	—	—	—
Share Repurchase Program – Liquidity contract	(20,616)	1,684	(57,469)	1,955	(15,351)	600
Share Repurchase Program – Share buy-back	—	—	—	(774)	9,554,713	(220,046)
Share Repurchase Program – Cancellation own shares	—	—	(9,554,713)	220,723	—	—
Exercise of options	(590,479)	7,890	(425,698)	5,816	(491,445)	2,758

Balance at end of the year	1,109,515	14,079	1,720,610	647	11,758,490	(227,073)

Share capital repayment on treasury shares

Share capital repayments (see also paragraph “Issued capital”) made on treasury shares resulted in a movement of € 3.9 million in the reporting period.

Share Repurchase Program

Liquidity contract

An increase of the reserve for own shares of € 1.7 million during the reporting period relates to the transactions in Euronext shares made under the Share Repurchase Program by the liquidity provider on behalf of the Group. These transactions are made with the purpose of stabilising the share price. As at 31 December 2006 Euronext holds 45,025 shares under the liquidity contract (31 December 2005: 65,641 shares).

Share buy-back

No additional shares were purchased under this part of the program in 2006 or 2005, but withholding tax related to shares bought increased the cost of the repurchased shares by € 0.8 million in 2005.

Cancellation own shares

At 30 May 2005, Euronext cancelled 9,554,713 shares pursuant to its share buy-back program in 2004, with a total cost of € 220.7 million. The cancellation of the shares acquired under the Share Repurchase Program was registered with the AMF (the French securities supervisor) on 9 May 2005 under the authorization granted by the Annual General Meeting of 26 May 2004.

Exercise of options

As at 31 December 2006, the reserve for own shares comprises 985,452 shares (31 December 2005: 1,270,841 and 31 December 2004: 1,453,388) held by Euronext and its subsidiaries and 79,038 shares held by the Stichting Option Plan SBF, a consolidated entity (31 December 2005: 384,128 and 31 December 2004: 627,279). These shares are held in stock to cover the Group’s employee stock option plans (see also 3.2.14 “Employee benefits provisions”).

In the reporting period, following the exercise of stock options held by employees, 305,090 shares were sold in relation to the SBF Stock Option Scheme, which resulted in a movement of € 1.7 million in the Reserve for own shares. In addition, 285,389 shares were sold in relation to the Euronext Stock Option Schemes 2001 and 2002, leading to an increase of the Reserve for own shares of € 6.2 million (see also 3.2.14 “Employee benefits provisions”).

Retained earnings

Dividends

The dividends in relation to the past years were as follows:

	2005	2004	2003	2002
Dividend per share in euros	1.00	0.60	0.50	0.45
Amount of dividends in millions of euros *)	111	66	60	54

*)	Excludes dividends related to ordinary shares held by group companies.

A Supervisory Board meeting will take place after the closing of the current tender offer (see paragraph 2 “Merger with New York Stock Exchange in 2007”) in order to convey an AGM in accordance with all legal requirements.

Other movements in retained earnings

Costs related to share-based payment transactions in the period are included in the other movements in retained earnings for an amount of € 7.4 million. Furthermore, € 5.3 million of net income tax benefits related to treasury shares and share-based payment transactions has been recognized directly in equity.

Revaluation reserve

Changes in fair value of available-for-sale financial instruments gave rise to a € 0.7 million decrease of the Revaluation reserve.

Currency exchange differences

The assets and liabilities of foreign (non-euro) operations, including the goodwill paid, are translated to euro at foreign exchange rates according to Euronext’s accounting principles, resulting in a positive currency exchange difference of € 7.6 million for 2006.

3.2.12 Minority interests

In thousands of euros	2006	2005	2004
GL TRADE/Financière Montmartre	27,976	29,111	21,016
MTS	22,745	4,483	—

Total	50,721	33,594	21,016

Further reference is made to paragraph 3.8.

3.2.13 Financial liabilities

In thousands of euros

Non-current financial liabilities	2006	2005	2004
Loans and borrowings
Bond loan	367,192	368,157	353,856
Bank borrowings	10,123	9,000	12,000
Put option granted to minority shareholders	5,722	—	—

Total	383,037	377,157	365,856

Current financial liabilities	2006	2005	2004
Loans and borrowings
Bank borrowings	92,753	3,193	3,279
Loan notes	5,029	5,652	6,737
Other financial liabilities
Interest rate swap	6,543	—	1,529
Bank overdrafts	1,163	—	94
Put option granted to minority shareholders	36,100	18,567	—
Other short-term financial liabilities	960	81	64

Total	142,548	27,493	11,703

Net financial indebtedness	2006	2005	2004
Non-current financial liabilities	383,037	377,157	365,856
Current financial liabilities	142,548	27,493	11,703
Short-term financial investments	(168,167)	(265,061)	(82,134)
Cash and cash equivalents	(416,250)	(429,523)	(523,705)

Total	(58,832)	(289,934)	(228,280)

Bond loan (non-current)

On 9 February 2004, the Group issued a £250 million 5.125% fixed-rate bond maturing on 16 June 2009 with a view to lengthening the profile and significantly reducing the cost of the Group’s existing debt. The all-in cost of this financing, which was swapped to floating rate, amounts to 23 basis points over 3-month Libor, reported as interest expense. This bond does not contain any financial covenant nor material customary provision, which may lead to an early redemption. It is recognised in the balance sheet at amortised cost, with directly related costs of issuing debt deducted from the amount of debt originally recognised and, together with transaction costs and issue premiums, amortised over the life of the debt using the effective interest rate of the transaction. The price risk affecting the fixed rate bond is hedged by an interest rate swap. The carrying amount of the bond is adjusted for the gain or loss attributable to the hedged interest rate risk, with such gain or loss recognised in profit and loss and mostly offset by gain or loss from re-measuring the hedging swap at fair value through profit and loss. As a consequence, the carrying amount of the bond is a reasonable approximation of its fair value. The carrying amount of the bond is also adjusted for changes in €/£ currency rates with the resulting gain and loss recognised in profit and loss. In the reporting period, the book value of the bond loan decreased by € 1.0 million due to a € 0.4 million increase in amortised costs, a € 8.8 million negative adjustment for the fair value fluctuation of the interest rate risk hedged (offset by an almost similar adjustment to the fair value of the interest rate swap hedging instrument (see below Interest rate swap) and a € 7.4 million positive currency revaluation

Bank borrowings (non-current and current)

On 4 August 2006, the Group entered into a € 300 million multi-currency revolving bank facility maturing on 4 August 2011. Borrowings under this facility can be drawn for general corporate purposes upon request of the borrower for a total aggregate amount up to € 300 million. As at 31 December 2006, borrowings in euro drawn under this facility in aggregate amount to € 70.0 million and borrowings in pounds sterling drawn under this facility in aggregate amount to £ 11.0 million (€ 16.4 million). No guarantees were provided for this facility and this facility does not contain any financial covenants or other provisions that could lead to early redemption, other than customary events of default provisions and change of control provisions.

On 24 June 2004, GL TRADE entered into a five year banking facility agreement for an amount of € 15 million. This facility is indexed on Euribor with a floor rate, falls due on 24 June 2009 and includes a capital redemption of € 3.0 million per year. As at 31 December 2006, the outstanding facility amounts to € 9.0 million of which € 4.5 million are classified as current loans and borrowings. On 31 August 2006, GL TRADE entered into an additional five year banking facility agreement indexed on Euribor with a floor rate for an amount of € 7 million of which € 1.4 million are classified as current loans and borrowings at 31 December 2006. No guarantees were provided for these loans.

The carrying amount of these borrowings is a reasonable approximation of their fair value.

Loan notes (current)

In connection with the acquisition of LIFFE, the Group also issued variable rate guaranteed unsecured loan notes redeemable at the holders’ request or on 7 January 2007 at the latest. The outstanding loan notes are reported in the current loans and borrowings for € 5.0 million (£ 3.4 million).

Put options granted to minority shareholders

GL TRADE founders are granted a put option on up to 10.5% of GL TRADE share capital as at 30 June 2004. The option can be exercised at any moment after 28 February 2006. The exercise price has been set at the average market value of the previous 40 trading days, less 1 euro. The present value of the exercise price of the option is reflected as a current financial liability. The difference between the exercise price of the put option and the corresponding minority interest has been recognised as goodwill.

GL TRADE has granted put options to minority shareholders of the companies Glesia and GL TRADE America Inc., which GL TRADE controls. The put option related to GL TRADE America Inc. has been exercised during the third quarter of 2006.

Euronext has granted Borsa Italiana a put option on its 49% stake in MBE Holding, the 51:49% Euronext/Borsa Italiana holding company controlling MTS. The option is exercisable at any time until 2010. As MBE Holding is jointly controlled by the Group and Borsa Italiana, and is proportionally consolidated at 51% by the Group, the put option is treated as a derivative financial instrument. The fair value of this option is determined as being the difference between the estimated exercise price and 49% of the enterprise value determined on the basis of a discounted cash flow method. When the exercise price exceeds the enterprise value, a liability is recognised. At balance sheet date, as the exercise price did not exceed the enterprise value; no liability was required to be recognised.

Interest rate swap (current)

The £250 million fixed-rate bonds maturing on 16 June 2009 (see above Bond Loan) has been swapped to floating rate using an interest rate swap designated as hedging the changes in the bonds fair value due to the changes in interest rates. The interest rate swap is recognised at fair value in the balance sheet with changes in fair value due to fluctuations in interest rates and currency rates booked in the income statement and substantially offset by the changes in fair value of the hedged bonds. In 2006, the fair value of the interest rate swap decreased by € 8.8 million, offsetting the positive adjustment of the hedged bond loan for the fair value fluctuation of the interest rate risk hedged.

3.2.14 Employee benefits provisions

3.2.14.1 Defined contribution plans

The Group contributes to defined contribution plans. The total expense in relation to these plans amounted to € 7.5 million in the reporting period, which is fully recognised in the line item “salaries and employee benefits” in the income statement.

3.2.14.2 Defined benefit plans

The Group contributes to a number of defined benefit plans:

A – Post employment benefit plans:

•	Retirement plans: Normal retirement ages vary from 60 to 65 years.

•

Early retirement plans: In 2002 and 2001, in some countries, the Group introduced early retirement plans for employees, meeting certain conditions for the total employment term, now closed to new participants.

•	Other post-employment benefits: Other post-employment benefits include obligations for Retirement indemnities and Post-employment medical care.

In some of the locations, especially the Netherlands, the obligations are funded via pension funds.

B – Other long term benefits include Jubilee awards paid in some countries when employees reach certain level of seniority.

The liability for defined benefit obligations is analysed as follows:

In thousands of euros	2006	2005	2004
Present value of funded obligations	146,220	150,500	133,563
Fair value of plan assets	(137,618)	(128,675)	(116,015)

Present value of net obligations	8,602	21,825	17,548

Present value of unfunded obligations	10,639	16,565	19,792
Unrecognised actuarial losses/gains	(8,384)	(19,496)	(13,640)
Unrecognised past service costs	(800)	165	—

Recognised liability for defined benefit obligations	10,057	19,059	23,700

Movements in the net liability for defined benefit obligations recognised in the balance sheet

In thousands of euros	2006	2005	2004
Net liability for defined benefit obligations at beginning of year	19,059	23,700	28,120
Acquisitions through business combinations	—	708	111
Reclassified to liabilities directly associated with disposal of group’s assets classified as held for sale	—	1,502	—
Contributions paid	(11,494)	(13,073)	(12,179)
Pension expense recognised in the income statement	2,784	5,499	8,753
Jubilee award expense recognised in the income statement	248	297	—
Early retirement plan expense/(income) recognised in the income statement	(540)	426	(1,105)

Net liability for defined benefit obligations at end of year	10,057	19,059	23,700

Expense recognised in the income statement
In thousands of euros	2006	2005	2004
Current service costs	5,179	5,100	5,832
Interest cost	6,164	6,414	6,705
Expected return on plan assets	(5,365)	(6,558)	(5,484)
Actuarial gain/loss recognised	794	724	660
Past service cost recognised	(145)	(181)	1,040
Curtailment or settlement loss/(gain)	(3,843)	—	—

Pension expense recognised in the income statement	2,784	5,499	8,753
Jubilee award expense recognised	248	297	—
Early retirement plan expense recognised in the income statement	(540)	426	(1,105)

Total	2,492	6,222	7,648

This expense is fully recognised in “Salaries and employee benefits” in the income statement. Due to changes in the legislation in the Netherlands the Dutch pension plan had to be modified. Together with the termination of the Dutch medical plan in 2006, this lead to curtailment gains of € 3.8 million in 2006.

Movements in the present value of defined benefit obligations *)
In thousands of euros	2006	2005
Present value of defined benefit obligations at beginning of the year	167,065	155,813
Interest cost	6,164	6,414
Current service costs	5,179	5,100
Past service costs	822	—
Benefits paid	(8,211)	(11,450)
Curtailment loss/(gain)	(4,146)	—
Reclassified as held for sale	—	(1,006)
Acquisitions through business combinations	—	707
Actuarial loss/(gain)	(9,722)	10,764
Jubilee award expense recognised	248	297
Early retirement plans expense/(income) recognised	(540)	426

Present value of defined benefit obligations at end of the year	156,859	167,065

Movements in the fair value of plan assets *)
In thousands of euros	2006	2005
Fair value of plan assets at beginning of the year	128,675	117,841
Expected return on plan assets	5,365	6,558
Contributions by the employer	11,494	13,073
Benefits paid	(8,211)	(11,450)
Reclassified as held for sale	—	(2,065)
Actuarial (loss)/gain	295	4,718

Fair value of plan assets at end of the year	137,618	128,675

Weighted average assumptions to determine defined benefit obligations or net costs (EROA)

	2006	2005	2004
Discount rate at end of period	4.44%	4.14%	4.7%
Expected return on plan assets at end of period (EROA)	4.25%	4.27%	4.5%
Future salary increases (incl. 2% inflation)	3.60%	3.58%	3.6%
Rate of price inflation *)	2.00%	2.00%	—
Future pension increases	1.73%	1.75%	1.2%

*)	Comparative information for 2004 is not available.

Plan assets *)	Percentage of plan assets 2006

Equity securities	27.90%
Debt securities	70.30%
Property	0.80%
Other	1.00%

Total	100.00%

*)	Comparative information is not available.

Other information

Plan assets

The actual return on plan asset in 2006 is € 5.6 million. The expected return on plan assets is based on a weighted average of expected long term return of each asset class of the pension fund or the insurer”. The Fair value of Euronext NV shares included in the fair value of plan assets amount to € 3.2 million.

Experience adjustments

The experience adjustments, for the current annual period, arising on plan liabilities amount to €—4.8 million, of the plan liabilities and € 0.3 million of the plan assets.

3.2.14.3 Euronext Stock Option Plans

Euronext Employee stock option plans

The terms and conditions of the stock option plans are as follows, all options being settled by physical delivery of shares:

	SBF Stock Option Scheme*)	Euronext Stock Option Scheme 2001		Euronext Stock Option Scheme 2002	Euronext Stock Option Scheme 2004
Date of grant	27 June 2000	5 July 2001		16 Sept. 2002	17 Sept. 2004	24 Dec. 2004
Number granted	1,226,682	175,201	81,155	590,932	686,000	44,500
of which accepted	1,226,682	151,614	69,113	589,274	646,000	44,500
Contractual life	7 years	10 years	10 years	7 years	7 years	7 years
Exercise price (in euros)	5.62	24.00	21.60	21.08	22.28	22.60

Outstanding as at 1 January 2004	1,090,690	139,300	55,937	561,972	—	—
Adjusted	—	1,177	—	—	—	—
Granted and accepted	—	—	—	—	686,000	44,500
Exercised	(490,592)	—	(853)	—	—	—
Cancelled	—	(10,533)	(6,055)	(73,263)	(52,000)	—

Outstanding as at 31 December 2004	600,098	129,944	49,029	488,709	634,000	44,500

Granted and accepted	—	—	—	—	—	—
Adjusted	—	—	142	—	—	—
Exercised	(215,970)	(47,175)	(33,630)	(122,923)	(6,000)	—
Cancelled	—	(1,642)	(504)	—	(12,000)	—

Outstanding as at 31 December 2005	384,128	81,127	15,037	365,786	616,000	44,500

Adjusted	—	—	135	—	—	—
Exercised	(305,090)	(52,968)	(8,298)	(224,123)	—	—
Cancelled	—	—	(186)	—	(14,000)	—

Outstanding as at 31 December 2006	79,038	28,159	6,688	141,663	602,000	44,500

Exercisable as at 31 December 2006	79,038	28,159	6,688	141,663	—	—

*)	Number of options based on Euronext shares: 7.02 Euronext shares for 1 SBF share.

SBF Stock Option Scheme

Under the SBF Option Scheme, each option is exercisable for one share of Euronext Paris. The exercise price of each option is € 39.47 (7.02 times € 5.62) for one share of Euronext Paris. Options can be exercised after 27 June 2002 insofar as the entitled employee is still employed by the Group or in case the holder of the options is no longer employed by the Group under certain conditions. It is stipulated that after exercising the options, the shares in Euronext Paris that will be acquired by the option holders are converted into shares of Euronext. Each share of Euronext Paris.will be converted to 7.02 shares of Euronext.

Euronext Stock Option Scheme 2001

The Euronext Employees Stock Option Plan 2001 is directly related to the initial public offering and listing of the Euronext shares on 5 July 2001. Each option granted by Euronext entitles the option holder to purchase one Euronext Share at the exercise price of € 24.00 for employees of Euronext Brussels. and for certain management employees and Directors of Euronext Amsterdam, or € 21.60 for other employees of Euronext Amsterdam. The options can be exercised between 5 July 2004 and 5 July 2011 if the entitled employee is still employed by the Group or under certain conditions in cases where the holder of the options is no longer employed by the Group. Treasury shares will be used upon exercise of these options.

Euronext Stock Option Scheme 2002

Options granted under this scheme can be exercised between 16 September 2005 and 16 September 2009 if the entitled employee is still employed by the Group or under certain conditions in cases where the holder of the options is no longer employed by the Group. Treasury shares will be used when options are exercised.

Euronext Stock Option Scheme 2004

Options granted under this scheme can be exercised between 17 September 2007 and 17 September 2011 if the employee is still employed by the Group, and if the EPS have exceeded general cost-of-living-indices by 4% or more. Treasury shares will be used when options are exercised

The number and weighted average exercise prices of stock options under Euronext Stock option plans is as follows:

	Weighted average exercise price 2006	Number of options 2006	Weighted average exercise price 2005	Number of options 2005	Weighted average exercise price 2004	Number of options 2004

Outstanding at beginning of the year	17.84	1,506,578	16.95	1,946,280	12.19	1,847,899
Adjusted during the year	21.60	135	21.60	142	24.00	1,177
Cancelled during the year	22.27	(14,186)	22.46	(14,146)	21.76	(141,851)
Exercised during the year	13.36	(590,479)	13.62	(425,698)	5.65	(491,445)
Granted during the year	—	—	—	—	22.30	730,500

Outstanding at the end of the year	20.70	902,048	17.84	1,506,578	16.95	1,946,280
Exercisable at the end of the year	16.63	255,548	14.13	819,586	9.69	779,071

3.2.14.4 Euronext Share Plans

	Executive Incentive Plan 2005	Executive Incentive Plan 2006	All employee plan

Date of grant	28 Sept. 2005	28 Sept. 2006	30 June 2006
Number granted	378,118	297,645	7,270
Contractual life	3 years	3 years	3 years
Shares outstanding as at 1 January 2005	—	—	—
Granted and accepted	376,118	—	—

Shares outstanding as at 1 January 2006	376,118	—	—
Granted and accepted	—	297,645	7,270
Subsequent awards	—	—	4,154
Adjusted	2,000	—	—
Cancelled	(12,500)	(2,551)	—

Shares outstanding as at 31 December 2006	365,618	295,094	11,424

Executive Incentive Share plan - 2005

On 28 September 2005 the Group granted 376,118 shares to its executive managers. According to the stipulations of this plan, these employees will receive their shares on 29 September 2008 if they are still employed by the Group and if the evolution of the EPS corresponds at least to the average evolution of a basket of listed shares

Executive Incentive Share plan - 2006

On 28 September 2006 the Group granted 297,645 shares to its executive managers. According to the stipulations of this plan, these employees will receive their shares on 29 September 2009 if they are still employed by the Group and if the evolution of the EPS corresponds at least to the average evolution of a basket of listed shares.

All Employee Share plan

Euronext introduced an All Employee Share plan that allows employees to purchase Euronext shares with monthly- or annual savings to a maximum of € 2,400 per annum. Euronext committed itself to match these savings by purchasing shares to a maximum of € 1,200 per annum per participant. In addition it granted 10 shares per employee upon the launch of the program, on 30 June 2006. If EBIT expectations are exceeded by 10 or 20% during the three-year vesting period, additional incentive shares will be granted to participants.

The equivalent number of Euronext shares to match employee savings is considered to be granted in the reporting period.

3.2.14.5 GL TRADE Stock Option Plans

Stock options have been granted to personnel under a scheme with various grants, starting 1999 up to and including 2004. The main characteristics of this scheme are:

Exercise price :	Varying from € 15.20 to € 52.02
Contractual life:	7 years
Total number of granted instruments:	460,920
Vesting conditions:	not applicable
Outstanding options as at 31 December 2006:	267,585

The number and weighted average exercise prices of stock options under GL TRADE stock option plans is as follows:

	Weighted average exercise price 2006	Number of options 2006	Weighted average exercise price 2005	Number of options 2005	Weighted average exercise price 2004	Number of options 2004

Outstanding at beginning of the year	30.01	304,665	27.98	353,501	27.26	374,221
Cancelled during the year	17.45	(13,300)	26.89	(2,670)	26.89	8,170
Exercised during the year	16.39	(23,780)	14.61	(46,166)	14.78	20,050
Granted during the year	—	—	—	—	27.10	7,500

Outstanding at the end of the year	31.85	267,585	30.01	304,665	27.98	353,501

Exercisable at the end of the year	31.85	267,585	30.09	297,165	28.67	209,391

3.2.14.6 Fair value of equity instruments granted

Fair value of services received in return for share based payments

The fair value of services received in return for shares and stock options granted are measured by reference to the fair value of shares and stock options granted. The estimate of the fair value of the services received is measured based on the binomial pricing model. The contractual lives of the stock options are used as input into this model, as are expectations of early exercise.

Fair value of equity instruments and assumptions:

	Euronext Stock Option Scheme 2004	Euronext Stock Option Scheme 2004	Euronext Executive Incentive Share Plan 2005	Euronext Executive Incentive Share Plan 2006	Employees GL TRADE 2003	Employees GL TRADE 2004
Fair value at measurement date	6.86	6.11	34.33	73.61	5.44	8.79
Share price	23.28	22.45	36.08	76.55	27.75	31.94
Exercise price	22.28	22.60	n/a	n/a	26.89	27.17
Expected volatility 1)	0.35	0.35	0.35	0.25	0.10	0.10
Risk-free interest rate 2)	0.03	0.03	0.03	0.04	0.02	0.02

1)	Expressed as weighted average volatility used in the modelling under binomial pricing model
2)	Based on national government bonds

The expected volatility is based on the historic volatility (calculated based on the weighted average remaining life of the stock options), adjusted for any expected changes to future volatility due to publicly available information. Stock options under Euronext Stock Option Scheme 2004 are granted under a service condition and a non-market performance condition. Such conditions are not taken into account in the grant date fair value measurement of the services received. There are no market conditions associated with the stock option grants. The fair value of the shares granted under the Executive Incentive Share plans 2005 and 2006 at grant date is determined based on the Black-Scholes formula. The model imputs are the share price of € 36.08 and € 76.55 respectively, expected dividends of 1.7 per cent and 1.3 per cent respectively, a term of three years with an additional two year retention period and a risk-free interest rate of 2.5 per cent and 3.6 per cent respectively.

Employee expenses recognised in the income statement:

In thousands of euros	2006	2005	2004
Euronext Stock Option Scheme 2004	1,466	1,418	450
Executive Incentive Share Plan 2005	3,986	1,039	—
Executive Incentive Share Plan 2006	1,728	—	—
All Employee Share Plan 2006	157	—	—
Employees GL TRADE	33	162	—

Total	7,370	2,619	450

3.2.15 Other provisions

	2006			2005			2004
In thousands of euros	Personnel	Other	Total	Personnel	Other	Total	Personnel	Other	Total
Balance at beginning of the year	9,308	8,954	18,262	7,306	21,426	28,732	8,322	34,072	42,394
Provisions made	258	1,095	1,353	8,542	1,863	10,405	6,933	502	7,435
Provisions used	(8,231)	(668)	(8,899)	(5,000)	(11,667)	(16,667)	(6,241)	(12,485)	(18,726)
Provisions reversed	(1,173)	(218)	(1,391)	(1,540)	(1,812)	(3,352)	(1,416)	(878)	(2,294)
Reclassifications	528	(638)	(110)	—	—	—	(292)	97	(195)
Contributions to AEMS	—	—	—	—	(1,007)	(1,007)	—	—	—
Effect of business combinations	—	13	13	—	—	—	—	110	110
Effect of currency exchange rate differences	2	91	93	—	151	151	—	8	8

Balance at end of the year	692	8,629	9,321	9,308	8,954	18,262	7,306	21,426	28,732

- Non-current (> 1 year)	—	3,148	3,148	330	3,095	3,425	15	3,384	3,399
- Current (< 1 year)	692	5,481	6,173	8,978	5,859	14,837	7,291	18,042	25,333

Total	692	8,629	9,321	9,308	8,954	18,262	7,306	21,426	28,732

The other provisions can be specified as follows:

In thousands of euros	2006	2005	2004
Legal and operational	1,844	3,034	1,398
Retired stockbrokers	2,491	2,097	2,126
Migration	—	—	966
Building dilapidation	4,284	3,823	5,350
Revenue guarantee LCH.Clearnet Group Ltd.	—	—	10,000
Other	10	—	1,586

Total	8,629	8,954	21,426

3.2.16 Other payables

In thousands of euros	2006	2005	2004
Other trade payables	191,187	217,971	218,385
Non-trade payables and accrued expenses	106,695	127,284	113,527

Total	297,882	345,255	331,912

At December 31, 2005 and 2004, an amount of € 43.5 million of deferred gain on sale of associates at the end of 2003, was reported as a non-trade payable in relation to the sale of the Group’s share in BCC/Clearnet and London Clearing House. This deferred gain was reclassified to “Liabilities directly associated with disposal group’s assets classified as held for sale” in relation to the envisaged sale of the investments in LCH.Clearnet in 2007 (see also note 3.8).

3.3 Notes to the consolidated cash flow statements

The cash flow statement provides information about the cash flows in order to analyze the changes in the net assets of the Group, its financial structure and its ability to affect the amounts and timing of cash flows.

Cash flows arising from transactions in foreign currency are recorded by applying the exchange rate at the date of the transaction or the average rate as far as the cash flow in foreign currency relate to the operating activities. The effect of the exchange rate is shown separately in the cash flow statement, in order to reconcile with cash and cash equivalents at the end of the year.

Any part of operating, investing or financing transactions that does not require the use of cash and cash equivalents has been excluded from the cash flow statement. For that reason, reported line items in the income statement may vary from the actual cash flow related to that component as reported in the cash flow statement.

3.3.1 Cash flows from operating activities

“Operating activities” are the principal revenue-generating activities of the Group. The cash flows from Operating activities are shown according to the indirect method whereby net profit or loss is adjusted for the effects of transactions of a non-cash nature, any deferrals or accruals of past or future operating cash receipts or payments, and items of income or expense associated with investing or financing cash flows.

Other non-cash or non-operational items include:

In thousands of euros	2006	2005	2004
Movement in provisions	(18,021)	(19,749)	900
Income from associates and joint ventures	(53,739)	(18,456)	(3,327)
Cost of share based compensation plan	7,370	2,619	450
Other	(584)	2,741	(3,613)

Total	(64,974)	(32,845)	(5,590)

3.3.2 Cash flows from investing activities

Other investing activities are the acquisition and disposal of long-term assets and other investments not included in cash equivalents.

In thousands of euros	2006	2005	2004
(Investments)/disinvestments in current short term financial assets	95,363	(178,502)	(8,382)
Acquisitions in, disposal of and distribution by investments in associates	293	1,972	95
Distribution to minority shareholders	(7,127)	(5,348)	(5,087)
Other investing activities	(176)	832	5,552

Total	88,353	(181,046)	(7,822)

Investments and disinvestments in current short-term financial assets are made in the context of the overall management of the Group’s cash position of which cash, cash equivalents and short-term financial investments constitute a global treasury portfolio.

3.3.3 Cash flows from financing activities

Financing activities are activities that result in changes in the size and composition of equity and borrowings.

In thousands of euros	2006	2005	2004
Proceeds from shares sold in stock option plans	7,890	6,218	3,167
Other financing activities	—	—	3,045

Total	7,890	6,218	6,212

3.4 Segment reporting

The Group’s risks and returns are predominantly managed by business units. The primary format for reporting segment information therefore is by business segments. The Group generally accounts for inter segment sales as if transfers were made to third parties at current prices (arm’s length). The geographical segments are regarded as the secondary segmentation of reporting of the activities of the Group.

Business segments (primary segmentation)

The Group comprises the following main business segments:

•	Cash Trading: the management of trading in all cash instruments (stocks, bonds and structured products such as warrants, certificates and exchange traded funds).

•	Listing: the listing of all cash instruments as mentioned above.

•	Derivatives Trading: the management of trading in a wide range of derivatives products.

•	MTS Fixed income: the management of trading in bonds and repos.

•	Information Services: the sale of market data and related information.

•	Settlement & Custody: the settlement of transactions and the safe-custody of physical securities.

•	Sale of Software: the providing of electronic trading solutions.

Business segments (primary segmentation)

2006
	Cash Trading	Listing	Derivatives Trading	MTS fixed Income	Information Services	Settlement & Custody	Sale of Software	Holding & Unallocated	Total

Revenues by segment:
External sales	286,899	55,637	391,571	24,019	112,004	14,553	184,607	32,901	1,102,191
Intersegment reallocations	11,142	78	19,264	6,248	(30,020)	202	621	(7,535)	—

Segment revenue	298,041	55,715	410,835	30,267	81,984	14,755	185,228	25,366	1,102,191
Segment expenses	(126,781)	(25,331)	(221,438)	(22,529)	(38,561)	(5,015)	(154,153)	(99,375)	(693,183)

Profit from operations per segment	171,260	30,384	189,397	7,738	43,423	9,740	31,075	(74,009)	409,008

2005
	Cash Trading	Listing	Derivatives Trading	MTS Fixed Income	Information Services	Settlement & Custody	Sale of Software	Holding & Unallocated	Total

Revenues by segment:
External sales	215,743	63,130	331,923	1,437	93,592	39,280	195,212	21,550	961,867
Intersegment reallocations	11,846	75	36,165	565	(26,085)	1,792	(15,919)	(8,439)	—

Segment revenue	227,589	63,205	368,088	2,002	67,507	41,072	179,293	13,111	961,867
Segment expenses	(134,799)	(21,662)	(237,467)	(2,115)	(35,213)	(22,467)	(152,073)	(37,593)	(643,389)

Profit from operations per segment	92,790	41,543	130,621	(113)	32,294	18,605	27,220	(24,482)	318,478

Business segments (continued)

2004

	Cash Trading	Listing	Derivatives Trading	MTS Fixed Income	Information Services	Settlement & Custody	Sale of Software	Holding & Unallocated	Total

Revenues by segment:
External sales	189,737	43,270	324,918	N/a	87,297	33,122	185,965	22,528	886,837
Intersegment reallocations	11,117	18	54,361	N/a	(24,001)	380	(35,077)	(6,798)	—

Segment revenue	200,854	43,288	379,279	N/a	63,296	33,502	150,888	15,730	886,837
Segment expenses	(134,558)	(19,567)	(280,231)	N/a	(35,477)	(19,427)	(124,207)	(33,317)	(646,784)

Profit from operations per segment **)	66,296	23,721	99,048	N/a	27,819	14,075	26,681	(17,587)	240,053

*)	Included in the business segments Cash trading and Derivatives trading are retrocession fees received from LCH.Clearnet Group Ltd. These fees have been reclassified from the external sales from Clearing activities in 2004.
**)	The 2004 profit from operations is the profit before amortisation of goodwill.

2006

	Cash Trading	Listing	Derivatives Trading	MTS Fixed Income	Information Services	Settlement & Custody	Sale of Software	Holding & Unallocated	Total

Assets excluding goodwill	41,378	18,971	88,698	92,874	44,945	20,363	115,365	1,399,559	1,822,153
Goodwill	97,407	25,934	412,810	53,440	94,782	34,152	135,697	—	854,222

Total assets	138,785	44,905	501,508	146,314	139,727	54,515	251,062	1,399,559	2,676,375

Total liabilities	74,689	18,555	62,370	35,366	24,538	2,004	136,443	604,673	958,638

Other segment information:
Depreciation	2,716	629	8,176	1,125	5,836	119	5,874	8,108	32,583
Investments in tangible and intangible assets	6,932	—	17,596	480	2,003	275	4,133	4,248	35,667

2005

	Cash Trading	Listing	Derivatives Trading	MTS Fixed Income	Information Services	Settlement & Custody	Sale of Software	Holding & Unallocated	Total

Assets excluding goodwill	41,719	30,063	75,866	86,110	39,888	43,363	129,696	1,355,267	1,801,972
Goodwill	97,407	25,934	404,979	78,700	66,935	34,152	91,657	—	799,764

Total assets	139,126	55,997	480,845	164,810	106,823	77,515	221,353	1,355,267	2,601,736

Total liabilities	58,526	11,365	60,660	11,354	33,177	10,383	147,524	513,897	846,886

Other segment information:
Depreciation	2,513	379	24,834	36	4,544	2,262	7,646	7,473	49,687
Investments in tangible and intangible assets	596	81	30,867	78,700	161	702	10,043	5,293	126,443

2004

	Cash Trading	Listing	Derivatives Trading	MTS Fixed Income	Information Services	Settlement & Custody	Sale of Software	Holding & Unallocated	Total

Assets excluding goodwill	43,098	18,711	384,967	—	66,743	86,105	96,463	959,146	1,655,233
Goodwill *)	97,049	26,843	391,076	—	65,702	33,601	83,109	—	697,380

Total assets	140,147	45,554	776,043	—	132,445	119,706	179,572	959,146	2,352,613

Total liabilities	20,167	13,028	158,618	—	30,286	44,542	118,257	423,270	808,168

Other segment information:
Investments in tangible and intangible assets	57	23	35,352	—	3,750	194	5,255	83,181	127,812
Depreciation	677	39	39,140	—	4,178	1,570	9,424	12,358	67,386
Amortisation of goodwill *)	4,992	1,381	20,194	—	3,395	1,736	8,177	—	39,875

The Group’s share in the net equity of associates is included in “Holding & Unallocated”.

Geographical segments (secondary segmentation)

	France			United Kingdom			Netherlands			Belgium			Portugal
	2006	2005	2004	2006	2005	2004	2006	2005	2004	2006	2005	2004	2006	2005	2004
Revenues by segment	508,877	455,857	399,316	357,060	312,956	307,725	155,912	122,710	120,529	25,742	46,025	35,431	25,171	23,149	23,836
Segment result	179,675	145,767	110,688	160,090	117,692	89,224	68,973	47,052	38,492	11,659	16,963	(684)	14,349	12,465	11,668

Segment assets	1,205,476	1,055,879	1,038,580	828,729	829,736	467,930	144,347	187,648	376,270	24,968	38,192	125,843	33,043	30,112	34,186
Segment liabilities	295,653	276,856	379,426	57,508	64,394	82,128	23,113	44,537	114,466	16,266	22,321	82,153	5,513	5,271	6,963

Other information:
Capital expenditure	11,310	9,352	8,898	19,371	34,168	46,370	2,880	2,477	6,455	1,091	1,200	1,670	535	645	340
Depreciation	12,095	12,162	11,666	10,977	26,860	49,094	6,691	6,551	3,207	1,369	3,317	2,836	326	761	583
Amortization of goodwill	—	—	3,635	—	—	22,833	—	—	—	—	—	244	—	—	—

	Italy			Norway			Holding & Unallocated			Total
	2006	2005	2004	2006	2005	2004	2006	2005	2004	2006	2005	2004
Revenues by segment	30,267	2,002	—	—	—	—	(838)	(832)	—	1,102,191	961,867	886,837
Segment result	7,738	(113)	—	—	—	—	(33,476)	(21,348)	(9,335)	409,008	318,478	240,053

Segment assets	125,771	80,570	—	25,209	—	—	288,832	379,599	309,804	2,676,375	2,601,736	2,352,613
Segment liabilities	35,314	11,328	—	4,330	—	—	520,941	422,179	143,032	958,638	846,886	808,168

Other information:
Capital expenditure	480	78,601	—	—	—	—	—	—	64,079	35,667	126,443	127,812
Depreciation	1,125	36	—	—	—	—	—	—	—	32,583	49,687	67,386
Amortization of goodwill	—	—	—	—	—	—	—	—	13,163	—	—	39,875

3.5 Financial risks, off-balance sheet commitments and contingent liabilities

3.5.1 Financial risks

As a result of its global operating and financing activities, the Group is exposed to financial risks such as changes in interest rates, changes in currency exchange rates or risk that a counterparty defaults. Strict policies and procedures to measure, manage, monitor and report risk exposures have been defined and are regularly reviewed by the relevant management and supervisory bodies (Risk committee, Managing Board, Audit Committee as appropriate).

The proper identification and the daily monitoring and management of risks are carried out by a central treasury and financing department in accordance with rules and procedures in force. When allowed by local regulations and when necessary, the Group’s subsidiaries centralise their cash investment, report their risks and hedge their exposures with the Group’s central treasury. Derivative instruments are solely used to hedge financial risks incurred in the normal course of the Group’s commercial activities or financial positions. The Group does not enter into derivative instruments for speculative purposes.

3.5.1.1 Liquidity risk

The Group would be exposed to a liquidity risk in the case where its short term liabilities become, at any date, higher than its cash and cash equivalents and in the case where the Group is not able to refinance this cash deficit, for example through new banking lines.

The Group’s policy is to invest cash and cash equivalents into non-speculative financial instruments, readily convertible to cash, such as money market funds, overnight deposits, term deposits and other money market instruments, thus ensuring a very high liquidity of the financial assets. More specifically, the Group’s cash and cash equivalents position allows the company to repay its financial liabilities at all maturities, even disregarding incoming cash flows generated by operational activities. The net position at various maturities of the financial assets and liabilities as of 31 December 2006 is described in the table below:

Availability date of assets/ Eligibility date of liabilities	< 6 months	< 1 year	< 5 years	All maturities
In thousands of euros
2006
Financial assets	584,417	584,417	584,417	584,417
Financial liabilities	145,370	148,270	525,585	525,585

Net position	439,047	436,147	58,832	58,832

2005
Financial assets	685,095	694,584	694,584	694,584
Financial liabilities	27,493	27,493	404,650	404,650

Net position	657,602	667,091	289,934	289,934

2004
Financial assets	605,839	605,839	605,839	605,839
Financial liabilities	11,703	11,703	377,559	377,559

Net position	594,136	594,136	228,280	228,280

As of 31 December 2006, the consolidated loans and borrowings of the Group include:

Type of loan	Amount	Maturity	Type of rate
2006
Bond in £ (1)	£250,000,000	16 June 2009	Fixed
	€(372,300,819)
Loans in € under revolving bank facility (2)	€70,000,000	4 August 2011	Floating
Loans in £ under revolving bank facility (2)	£11,000,000	4 August 2011	Floating
	€(16,381,236)
Loan notes in £	£3,375,462	7 January 2007	Floating
	€(5,026,749)
Banking loan in €	€9,000,000	24 June 2009	Floating floored
Banking loan in €	€7,000,000	31 August 2011	Floating floored

(1)	This bond, which is swapped to floating rate, does not contain any financial covenant or material customary provision that may lead to an early redemption.
(2)	This facility does not contain any financial covenants or other provisions that could lead to early redemption, other than customary events of default provisions and change of control provisions.

2005
Bond in £ (1)	£250,000,000	16 June 2009	Fixed
	€(364,803,736)
Loan notes in £	£3,872,740	7 January 2007	Floating
	€(5,651,160)
Banking loan in €	€12,000,000	24 June 2009	Floating floored

2004
Bond in £ (1)	£250,000,000	16 June 2009	Fixed
	€(354,584,781)
Loan notes in £	£4,749,218	7 January 2007	Floating
	€(6,736,002)
Banking loan in €	€15,000,000	24 June 2009	Floating floored

(1)	This bond, which is swapped to floating rate, does not contain any financial covenant or material customary provision that may lead to an early redemption.

3.5.1.2 Interest rate risk

Almost all the financial assets and liabilities of the Group are either based on floating rates or based on fixed rates with an interest term of less than one year:

Currency	Positions in euros		Positions in pound sterling
Type of rate and maturity	Floating rate (or fixed rate with maturity < 1 year)	Fixed rate (with maturity > 1 year)	Floating rate (or fixed rate with maturity < 1 year)			Fixed rate (with maturity > 1 year)
In thousands of euros
2006
Financial assets	348,004	—	217,868			—
Financial liabilities	130,406	—	27,987			367,192

Net position before hedging	217,598	—	189,881			(367,192)

Hedging impact	—	—	(367,192)	(	*)	367,192	(	*)

Net position after hedging	217,598	—	(177,311)			—

2005
Financial assets	391,586	—	282,548			—
Financial liabilities	12,273	—	5,652			368,157

Net position before hedging	379,313	—	276,896			(368,157)

Hedging impact	—	—	(368,157)	(	*)	368,157	(	*)

Net position after hedging	379,313	—	(91,261)			—

2004
Financial assets	377,068	—	210,463			—
Financial liabilities	15,438	—	8,265			353,856

Net position before hedging	361,630	—	202,198			(353,856)

Hedging impact	—	—	(353,856)	(	*)	353,856	(	*)

Net position after hedging	361,630	—	(151,658)			—

(*)	fixed rate to floating rate swap hedging the fixed rate bond

As a result, the Group is not exposed to price risk affecting fixed-rate financial assets and liabilities.

However, the Group is exposed to cash-flow risk arising from net floating-rate positions. As the Group is lender at floating rate in euro, when euro rates decrease, the financing income of the Group, which is lender at floating-rate in euros, decreases (€ 2.2 million for a 1% decrease). Similarly, as the Group is borrower at floating rate in pounds sterling, when the sterling rates increase, the financing expenses of the Group increase (€ 1.8 million for a 1% increase).

Over-the-counter interest rate derivative instruments, such as swaps, are contracted with counterparties meeting minimum creditworthiness and rating standards within predetermined limits.

3.5.1.3 Currency risk

Further to the acquisition of LIFFE, a significant part of the assets, liabilities, income and expenses of the Group is recorded in pounds sterling. Therefore, the Group is exposed to a currency risk. When the euro increases in value against the pounds sterling, the contribution of equity, being the balance of assets and liabilities, and income in pounds sterling, once translated into euros, in the consolidated financial statements of the Group decreases.

The evolution of the price of pound sterling during the periods was as follows:

In euro	2006	2005	2004
€/£ rate at the beginning of the year	0.6853	0.7051	0.7048
€/£ rate at the end of the year	0.6715	0.6853	0.7051
Average €/£ rate in the reporting period	0.6817	0.6840	0.6786

The net currency position of the Group in the reporting periods is summarized as follows:

In pound sterling millions	2006	2005	2004
Assets	565	579	586
of which goodwill	291	291	291
Liabilities	301	295	312
of which borrowings	264	254	255

Net currency position at 31 December	264	284	274

The borrowings in pounds sterling constitute a partial hedge of the net assets in pounds sterling. The cost of this hedge in the financing income consists of the difference between the interest rate in pound sterling and the interest rate in euro. No other hedge of balance sheet currency position was implemented on 31 December 2006 (2005: idem).

The currency exchange rate differences had a positive impact of € 7.6 million on the Group’s consolidated equity in 2006 (2005: € 12.5 million, 2004: € 4.8 million). The sensitivity of the cumulative exchange rate difference (€ -33.5 million as at 31 December 2006, € -41.1 million as at 31 December 2005, € 54.0 million as at 31 December 2004) to a 1 cent variation of the exchange rate (for example 0.6815 instead of 0.6715) is € -5.8 million (2005: € -6.0 million, 2004: € 5.4 million).

In order to reduce its exposure to the foreign exchange rate fluctuations, the Group may use derivatives financial products, however exclusively to hedge financial risks incurred by its commercial activities or financial positions.

3.5.1.4 Credit risk of financial instruments

The Group is exposed to credit risk in the event of a counterparty’s default. The Group limits its exposure to credit risk by rigorously selecting the counterparties with which it executes agreements. Credit risk is monitored by using exposure limits depending on ratings assigned by rating agencies as well as the nature and maturity of transactions. Investments of cash and cash equivalents in bank current accounts and money market instruments, such as short term fixed and floating rate interest deposits, are strictly restricted by rules aimed at reducing credit risk: maturity of deposits is lower than six months, counterparties’ credit ratings are permanently monitored and individual counterparty limits are reviewed on a regular basis.

In addition to the intrinsic creditworthiness of counterparties, the Group’s policies also prescribe the diversification of counterparties (banks, financial institutions, funds) so as to avoid a concentration of risk.

Off-balance sheet derivatives are negotiated with leading high-grade banks.

3.5.1.5 Settlement and custody risks

Non-core activities of the Group include the Settlement and Custody services provided by Interbolsa, which is the central security depository for Portugal.

As at 31 December 2006, the value of securities kept in custody by Interbolsa amounted to € 237 billion (31 December 2005: € 376 billion and 31 December 2004: € 320 billion, which included securities kept in custody by CIK), based on the market value of shares and the nominal value of bonds.

The procedures of these subsidiaries are focused on safeguarding the assets in custody. The settlement risks are mitigated by early warning systems for non-settlement, and buy-in and auction procedures in case certain thresholds are surpassed.

3.5.1.6 Equity Market risk

The main position of the Group consists of an investment in AtosOrigin S.A. of € 14.6 million (2005: € 18.1 million, 2004: € 16.2 million). This position is monitored and reported to the Group’s senior management on a daily basis.

3.5.2 Legal Proceedings

Certain claims have been submitted against the Group and are being contested by the Group companies concerned. In view of the information currently available, legal advice obtained and the amounts provided for, it is expected that the outcome will not have a substantial adverse effect on the Group’s financial position. The most important litigation relates to the following:

Via Net.Works Inc.

Following the IPO of Via Net.Works Inc. on Euronext Amsterdam market and Nasdaq on 11 February 2000, Euronext Amsterdam market was criticised by the media for allowing trading in shares of Via Net.Works Inc. to start before trading started on Nasdaq. Prior to the start of trading of these shares on Nasdaq, trading on Euronext Amsterdam market opened and closed at a price of € 89 per share. After the close of trading on the Amsterdam market, trading on Nasdaq opened at a price of $ 41 per share. At the start of the next trading day, Via Net.Works Inc. price on the Amsterdam market dropped to € 50 per share. The STE (the predecessor of the AFM) conducted an inquiry into the listing of Via Net.Works. In 2002, the AFM notified Euronext Amsterdam that it had decided not to fine or sanction the company in connection with this initial public offering. This decision is final.

Directly following the initial public offering, legal proceedings were instituted against the Amsterdam Exchanges N.V., the predecessor of Euronext Amsterdam by a private investor and the Via Net.Works Foundation, claiming to represent approximately 600 investors and currently claiming compensation in respect of trading losses of approximately € 11 million. Euronext Amsterdam is strongly defending itself against these claims. The private investor claim (€ 250,000) and Foundation claim were both dismissed by the District Court of Amsterdam. Appeals were lodged by the parties with the Court of Appeal of Amsterdam and judgment is pending in both cases.

NCP

48 dealers on the French derivatives markets (NCPs) have issued a similar claim on several dates (claims received between December 2005 and 8 June 2006) against Euronext Paris before the Paris Commercial Court, claiming damages due to the malfunction of the derivative IT platform at the time of the migration, and also to the development of automated price injection models, which strongly reduced their own activity.

The aggregated amount of alleged damages is 73.8 million euros as of 31 December 2006. At this stage of the procedure, the basis of the claim and its legal grounds are unclear. Consequently, no provision has been recognised as at 31 December 2006.

Trading Technologies

Furthermore, the Group’s subsidiary GL TRADE is involved in litigation initiated by Trading Technologies in the U.S., which also concerns other companies in the same industry as GL TRADE. The claimed amount is not communicated by the plaintiff yet. GL TRADE, a company created many years before Trading Technologies, considers itself to have a strong “prior art” to be used in its defense. Consequently, GL TRADE has not recognised a provision as at 31 December 2006.

3.5.3 Taxes

The Group is organised along business units. Each business unit is managed from one of the Group’s locations and has cross-border responsibilities. As a consequence of this cross-border functioning, some tasks per business unit are centralised and business unit support is given from one location to another for the benefit of the Group as a whole. As a result of the close interrelation of the business unit operations in the various countries, the reported income per individual Group company may not necessarily be a justified basis for determining the taxable result.

For this reason the Group has entered into a Profit Split Agreement, whereby the objective is a fair allocation of the results of the Group for the Euronext countries to be based on both local tax law and the OECD Pricing Guidelines for Multinational Enterprises and Tax Administrations. The Group has opted to split the profit by business unit as the transfer pricing methodology between the countries.

Based on this Profit Split Agreement an advance pricing agreement (“APA”) was obtained with the relevant fiscal authorities in Belgium, France, the United Kingdom and the Netherlands applicable for the years 2001 through 2005. On November 14, 2006, the competent authorities signed an extension for the APA for the years 2006 through 2010. Even though Euronext Lisbon is party to the Profit Split Agreement, the Portuguese authorities are not party to the multi-lateral APA, as this concept is not embedded in Portuguese tax law.

3.5.4 Operating leases

In thousands of euros	2006	2005	2004
Payments related to leases expiring in:
Less than one year	11,485	11,613	2,322
Between one and five years	1,699	3,277	12,586
More than five years	9,620	9,406	10,804

	22,804	24,296	25,712

The Group leases equipment and office facilities under operating leases. The leases typically run for an initial period of three to ten years, with an option to renew the lease after those dates. Lease payments are usually increased annually to reflect market rentals. None of the leases include contingent rentals. No significant assets were pledged other than for the operating leases described above.

3.5.5 Contingent liabilities

Legal framework related to Financière Montmartre prior to 2006

By acquiring 10% of the shares previously held by Reuters in 2004, Euronext has reinforced its investment in GL TRADE S.A. On this occasion the existing legal framework was modified in order to redefine the relationship between the shareholders in Financière Montmartre. This entity holds 55.36% in the share capital of GL TRADE S.A. and is owned by Euronext (54.77%) and the founders of GL TRADE S.A. These modifications manage any possible future liquidity requirement of the founders of GL TRADE S.A. and could lead to a fluctuation of Euronext’s investment in GL TRADE S.A. GL TRADE S.A. founders are granted a put option on up to 10.5% of GL TRADE S.A. capital share. The option has no termination date and can be exercised at any moment after 28 February 2006. The exercise price has been set at the average market value of the previous 40 trading days, less 1 euro.

3.6 Related party disclosures

Identity of related parties

The Group has a related-party relationship with subsidiaries, joint venture and associates, with its Managing Board and with certain employee foundations, such as pension funds and employee share foundations.

Joint venture

MBE Holding and MTS, proportionally consolidated starting from 1 December 2005, are related parties. As at 31 December 2006, Euronext recognised a receivable of € 0.1 million from MBE Holding.

Associates

All transactions with associates are priced on an arm’s length basis.

Atos Euronext Market Solutions (prior to 1 July 2005: AtosEuronext)

Atos Euronext Market Solutions Holding (AEMS) is an associate held 50/50 % by AtosOrigin S.A. and the Group under control of AtosOrigin S.A.

In 2006, Atos Euronext Market Solutions invoiced € 161.6 million of IT expenses of which € 139.7 million is charged to the income statement and € 21.9 million is capitalised. The Group charged € 20.7 million to Atos Euronext Market Solutions in connection with services rendered and other recharges. At 31 December 2006, the Group owed € 27.7 million to Atos Euronext Market Solutions. On the other hand Atos Euronext Market Solutions owed € 3.2 million to the Group as at balance sheet date.

Atos Euronext Market Solutions Holding S.A.S. invoiced over the year 2005 € 128 million of IT expenses. The Group charged € 9.4 million to Atos Euronext Market Solutions Holding S.A.S. in connection with services rendered and € 3.8 million for other recharges, mainly staff seconded to Atos Euronext Market Solutions Holding S.A.S. At the end of December 2005, 7 people were still seconded to Atos Euronext Market Solutions Holding S.A.S. At December 31, 2005, the Group owed € 29.8 million to Atos Euronext Market Solutions Holding S.A.S. On the other hand Atos Euronext Market Solutions Holding S.A.S. owed € 0.9 million to the Group as at balance sheet date.

In 2004, AtosEuronext SBF S.A. invoiced € 95.3 million IT expenses, of which an amount of € 7.4 million was capitalized. Euronext Paris S.A. charged € 1.1 million to AtosEuronext SBF S.A. in connection with staff seconded from Euronext Paris S.A. to AtosEuronext SBF S.A.

In 2005, the Group contributed its 50% stake in AtosEuronext SBF S.A. and the assets and operations of LIFFE Market Solutions, the IT division of LIFFE to Atos Euronext Market Solutions Holding S.A.S. in exchange for a 50% interest in that newly created company. In addition, it sold its 34.37% stake in Bourse Connect S.A. to Atos Euronext Market Solutions Holding S.A.S. on August 5, 2005 with effective date July 1, 2005.

During 2005, the contributions of LIFFE Market Solutions assets and operations resulted in a total capital gain of € 5.0 million. The sale of shares of Bourse Connect S.A. led to a capital gain of € 4.1 million. Both capital gains have been restated to the extent that the ownership of the entity has been retained in order to reflect the intercompany relationship with Atos Euronext Market Solutions Holding S.A.

LCH.Clearnet

The Group’s interest in LCH.Clearnet is divided into 24.9% in the form of ordinary shares and 16.6% redeemable convertible preference shares which are intended to be redeemed, or converted into ordinary shares and to be sold in the coming years. In 2006 the Group received € 8.3 million dividends from its redeemable convertible preference shares.

LCH.Clearnet S.A. (a fully owned subsidiary of LCH.Clearnet) collects fees from the clearing members for clearing services provided in relation to their deals on the markets operated by Euronext. LCH.Clearnet. S.A. pays to the Group part of these fees (retrocession fees) collected on its behalf. These retrocession fees are accounted for as revenues in the line items “Cash trading” and “Derivatives trading” in the income statement. In the reporting period, the Group received a total of retrocession fees of € 57.5 million. In 2005, the Group received a total of retrocession fees of € 46.9 million (2004: € 40.7 million).

Furthermore, Euronext guaranteed revenues of LCH.Clearnet Group Ltd. for the years 2004 and 2005. The revenue guarantee had been provided for in 2003 for an amount of € 20 million, after correction for the intercompany effect in relation to the Group’s interest in LCH.Clearnet Group Ltd. of € 6 million. For 2005, Euronext paid € 13.0 million to LCH.Clearnet Group Ltd. (2004: € 13.0 million), as a reduction of the collected retrocession. 50% of the provision had been utilized in 2004, the remaining 50% being utilized in 2005.

Service Level Agreements have been established with LCH.Clearnet S.A. for various services provided by the Group. In 2006, the Group invoiced € 6.5 million in relation to these agreements. In 2005, the Group invoiced € 7.8 million in relation to these agreements (2004: € 17.7 million).

At balance sheet date, the Group recognises total amounts of € 9.6 million to be received from, and € 1.1 million to be paid to LCH.Clearnet. As at December, 31, 2005, the Group recognizes total amounts of € 14.1 million to be received from, and € 15.0 million to be paid to, LCH.Clearnet Group Ltd. (2004: € 30.0 million and € 33.3 million respectively).

Transactions with Key personnel

The Group considers its Managing Board members to be its key personnel. For further detail on their short-term and post-employee benefits and share-based payments made on their behalf, reference is made to note 3.10 “Remuneration of Managing Board and Supervisory Board” and 3.2.14 “Employee Benefits”.

Shares held by related parties

The following table states the number of shares held by related parties at 31 December:

Number of shares	2006	2005	2004
FCPE Paris Bourse Actions 1)	240,497	296,317	497,780
FCPE Euronext Growth 2)	232,480	356,537	422,548
FCPE GL TRADE S.A. Actions 1 3)	67,810	70,466	81,120
FCPE GL TRADE S.A. Actions 2 4)	52,593	40,756	34,891
Stichting Option Plan SBF	79,038	384,128	627,279
Pension funds	60,000	70,400	—

1)	FCPE Paris Bourse Actions is an employee corporate investment trust managing the employee stock ownership plan of Euronext Paris.
2)	FCPE Euronext Growth is an employee corporate investment trust managing the employee stock ownership plan that was established for all Euronext employees in connection with the IPO of July 2001.
3)	FCPE GL TRADE S.A. Actions 1 is an employee corporate investment trust of GL TRADE S.A.
4)	FCPE GL TRADE S.A. Actions 2 is another employee corporate investment trust of Euronext Paris

3.7 Subsequent events

ACQUISITION SECFINEX

On 18 December 2006, Euronext announced that it signed an agreement to acquire 51% of SecFinex, one of the leading European electronic trading platforms for securities lending. Subject to the approval of relevant authorities, the acquisition should be completed in the first quarter of 2007.

ACQUISITION FNX SOLUTIONS

The Group’s subsidiary GL Trade announced in January 2007 that it had reached an agreement to purchase 100% of the outstanding share capital of FNX SOLUTIONS, a specialist of solutions for the management of OTC products. The acquisition has been finalized in February 2007.

PROPOSAL TO INSERT CALL OPTION TO BONDHOLDERS

On 23 February 2007, the Group announced a proposal to the holders of its £ 250 million 5.125% Notes due 2009 (see also paragraph 3.2.13) to insert a call option at gilt flat for an early redemption of the Notes. Euronext seeks through this proposal to gain flexibility to possibly restructure or refinance its debt at lower cost in the future. Should it wish to do so, the Group will have until 30 June 2007 to exercise the call, should the proposal be approved in a meeting of holders that is envisaged to be held on 19 March 2007.

3.8 Effect of acquisitions and disposal of subsidiaries

3.8.1 ACQUISITIONS

ACQUISITIONS 2006

Acquisitions in 2006

The impact of acquisitions made during the year 2006 (see also note 3.2 “Changes in the scope of consolidation”) is detailed below. Acquisitions relate to entities acquired by Euronext N.V. (Companynews Group, Hugin) and its subsidiary GL TRADE (Nyfix, EMOS). The carrying values of the acquiree’s assets and liabilities at the respective acquisition dates equal their fair values.

The goodwill recognised comprises the fair value of expected synergies arising from the acquisitions. Given the timing of the acquisitions, the initial accounting for these business combinations is provisional and subsequent changes in the fair values recognised may occur within the twelve-month period following the respective acquisition dates.

Impact put options

GL TRADE founders were granted a put option on up to 10.5% of GL TRADE capital share by the Group (see also note 3.2.13). The difference between the exercise price of the put option and minority interest has been recognised as goodwill. Any subsequent change in the present value of exercise price of the put option is also recognised in goodwill.

Fair value of acquired assets

As required by IFRS3 “Business Combinations”, the Group has finalised the allocation of the cost of business combinations within twelve months of the acquisition date and accounted for separately the acquired identifiable assets, liabilities and contingent liabilities that meet the recognition criteria at their fair value at acquisition date.

For MTS, the Group has identified intangible assets representing “regulatory license”, “customer relationships” and “trademarks”. The Group consolidates proportionally 51% of the fair value of these intangible assets for respectively € 49 million, € 15.1 million and € 1.6 million (total € 65.7 million) and the related deferred tax liability for € 25.1 million. The Group’s ownership interest percentage is 30.79%, so the impact in the Group’s equity amounts to € 24.5 million balanced by a goodwill decrease for the same amount. The minority interest share of 20.21% was recognized for € 16.1 million. The depreciation of intangible assets amounted to € 0.5 million in 2006. For the calculation of this depreciation the estimated useful live of “regulatory license” and “trademarks” is considered to be indefinite, and 20 years for “customer relationships”.

In addition, GL TRADE has updated initial allocation performed on some companies for minor amounts.

The fair value of the identifiable assets and liabilities of the acquisitions at acquisition- or subsequent measurement date and the impact of put options are:

	Acquisitions	Impact of put options	Total from acquisitions in 2006	Fair value of acquired assets
Property and equipment	663	—	663	—
Intangible assets	394	—	394	66,082
Non-current other receivables & investments	136	—	136	—
Deferred tax assets	—	—	—	1,327
Other receivables	5,632	—	5,632	137
Cash	2,286	—	2,286	—

	9,111	—	9,111	67,546

Minority interest	—	4,661	4,661	(16,599)
Financial liabilities	(3,039)	—	(3,039)	—
Deferred tax liabilities	13	—	13	(24,832)
Current provisions	(13)	—	(13)	—
Other payables	(9,115)	—	(9,115)	—

Fair value of net assets	(3,043)	4,661	1,618	26,115
Goodwill arising on acquisitions	39,621	36,486	76,107	(26,587)

	36,578	41,147	77,725	(472)

Consideration:
Financial liability	—	26,774	26,774	(472)
Cash consideration	35,526	12,879	48,405	—
Costs associated with acquisitions, paid in 2006	1,052	—	1,052	—
Costs of dividends related to put option	—	1,494	1,494	—

Total consideration	36,578	41,147	77,725	(472)

Net cash flow:
Cash acquired with subsidiary	2,286	—	2,286	—
Cash paid	(36,383)	(12,879)	(49,262)	—
Costs associated with acquisitions, paid in 2005	(195)	—	(195)	—

Net cash flow	(34,292)	(12,879)	(47,171)	—

ACQUISITIONS 2005

The impact of the acquisitions made during the year 2005 (see note 2 “Changes in the scope of consolidation”) is detailed below. Acquisitions relate to MBE Holding S.p.A., MTS S.p.A., CScreen Ltd. and OASIS Inc.

Change in initial recognition

Within twelve months of the acquisition date in 2004, as required by IFRS3 “Business Combinations”, GL TRADE S.A. has finalised the allocation of the cost of business combinations and accounted for separately the acquired identifiable assets, liabilities and contingent liabilities that meet the recognition criteria at their fair value at acquisition date.

For the companies Ubitrade SA and Davidge Inc, GL TRADE S.A. has identified intangible assets representing “customers relationships” (fair valued at € 2.7 million and € 0.3 million respectively) and “technology” (fair valued at € 0.5 million and € 0.1 million). The related depreciation amounts to € 0.5 million in 2005. In addition, GL TRADE S.A. has identified intangible assets representing a “Customer portfolio” of Fermat’s distribution business (fair valued at € 3.6 million). The related depreciation amounts to € 1.9 million in 2005.

A deferred tax liability has been recognised on the fair value of these intangible assets.

Moreover, tax losses of certain acquired subsidiaries have been recognised as deferred tax assets during 2005 for € 3.2 million leading to a decrease of the initial goodwill. The use of these tax losses in 2005 has no impact on the Income Statement since the related decrease of the income tax is compensated by the reversal of the deferred tax assets.

The fair value of the identifiable assets and liabilities of the acquisitions at the respective acquisition dates are:

In thousands of euros	MTS	CScreen Ltd.	OASIS Inc.	Change initial recognition GLTRADE	Total 2005
Property and equipment	680	—	10	—	690
Intangible assets	565	—	—	7,129	7,694
Investments in associates	1,206	—	—	—	1,206
Non-current receivables and investments	141	—	53	—	194
Deferred tax assets	537	—	242	1,046	1,825
Other receivables	6,485	19	588	—	7,092
Cash and cash equivalents	9,542	23	318	—	9,883

TOTAL	19,156	42	1,211	8,175	28,584

Minority interests	(4,305)	—	—	1,410	(2,895)
Employee benefits provision	(708)	—	—	—	(708)
Deferred tax liabilities	(55)	—	—	—	(55)
Income tax payable	(152)	—	—	—	(152)
Short-term financial liability	—	—	—	(5,918)	(5,918)
Other payables	(7,378)	(37)	(959)	(6,753)	(15,127)

	(12,598)	(37)	(959)	(11,261)	(24,855)

Fair value of net assets	6,558	5	252	(3,086)	3,729
Goodwill arising on acquisitions	*78,700	3,308	3,092	3,086	88,186

TOTAL	85,258	3,313	3,344	—	91,915

Consideration:
Financial liability (put option on minority shares)	12,649	—	—	—	12,649
Cash consideration	68,852	3,313	3,344	—	75,509
Costs associated with acquisition, paid in 2005	1,152	—	—	—	1,152

Costs associated with acquisition, not yet paid at 31 December 2005	2,605	—	—	—	2,605

TOTAL	85,258	3,313	3,344	—	91,915

Net cash flow:
Cash acquired with subsidiary	9,542	23	318	—	9,883
Cash paid	(68,852)	(3,313)	(3,344)	—	(75,509)
Costs associated with acquisition, paid in 2005	(1,152)	—	—	—	(1,152)

Net cash flow	(60,462)	(3,290)	(3,026)	—	(66,778)

*	The MTS goodwill will be subject to allocation to identifiable assets, liabilities and contingent liabilities within the next twelve months.

ACQUISITIONS 2004

Ubitrade/Davidge

In 2004 GL TRADE S.A. acquired Ubitrade S.A. and Davidge.

Increase existing investments

In 2004 the Group increased its investment in GL TRADE S.A., and GL Consultants Inc. Goodwill related to the increased investment in GL TRADE S.A. amounts to € 29.2 million.

The fair value of the identifiable assets and liabilities of the acquisitions at acquisition date are:

In thousands of euros	Ubitrade	Davidge	Increase existing investments	Total 2004
Property and equipment	854	220	—	1,074
Intangible assets	73	—	—	73
Other investments	327	9	—	336
Other receivables	15,135	1,272	—	16,407
Cash	5,574	—	—	5,574

	21,963	1,501	—	23,464
Other payables	(16,163)	(395)	—	(16,558)

Fair value of net assets	5,800	1,106	—	6,906
Decrease minority interest	—	—	18,570	18,570

Goodwill arising on acquisition	21,467	9,337	33,275	64,079

	27,267	10,443	51,845	89,555

Consideration:
Own cash	27,134	10,355	51,444	88,933
Costs associated with the acquisition	133	88	401	622

Total consideration	27,267	10,443	51,845	89,555

The net cash inflow on acquisition is as follows:
Net cash and current investments acquired with subsidiary	5,574	—	—	5,574
Cash paid	(27,134)	(10,355)	(51,444)	(88,933)

Net cash outflow	(21,560)	(10,355)	(51,444)	(83,359)

3.8.2 CONTRIBUTIONS (2005)

Contributions to Atos Euronext Market Solutions Holding S.A.S.

In 2005, the Group extended its relationship with Atos Origin through AtosEuronext SBF S.A. with the contribution of additional assets and activities by both parties. An agreement to that purpose was signed on 22 July 2005. Under this agreement a new company, Atos Euronext Market Solutions Holding S.A.S. was created, owned 50% by both parties while under Atos Origin control.

The Group contributed its 50% stake in AtosEuronext SBF S.A. and sold its 34.37% stake in Bourse Connect S.A. to Atos Euronext Market Solutions Holding S.A.S.

In addition, the Group contributed the assets and operations of LIFFE Market Solutions (LMS), the IT division of LIFFE to Atos Euronext Market Solutions Holding S.A.S. as from 1 July 2005. The carrying value of the assets and liabilities transferred is described in the table below.

Also Atos Origin contributed entities and activities as of the same date in order to retain the balance between the parties.

In 2005 the contribution of LIFFE Market Solutions assets and operations resulted in a total capital gain of € 5.0 million. The sale of shares of Bourse Connect S.A. by GL TRADE S.A. led to a capital gain of € 4.1 million.

Both capital gains have been restated at 50% to reflect the intercompany relationship with Atos Euronext Market Solutions Holding S.A.S.

The following amounts of assets and liabilities have been contributed:

In millions of euros	LIFFE Market Solutions activities	Investment in Bourse Connect S.A.	Total 2005
Property and equipment	(21.6)	—	(21.6)
Intangible assets	(44.4)	—	(44.4)
Investments in associates	—	(0.9)	(0.9)
Other non-current receivables	(14.9)	—	(14.9)
Deferred tax assets	(9.5)	—	(9.5)
Other current receivables	(11.3)	—	(11.3)
Cash and cash equivalents	(4.5)	—	(4.5)
Other current payables	18.9	—	18.9
Other current provisions	1.0	—	1.0

Net identifiable assets and liabilities	(86.3)	(0.9)	(87.2)

Cash received	—	9.0	9.0
Consideration received, satisfied in shares Atos Euronext Market Solutions Holding S.A.S.	102.0	—	102.0
Elimination of intercompany effect	(7.7)	(4.0)	(11.7)
Release currency exchange difference previously recorded with Euronext’s net equity and related to LIFFE Market Solutions	(3.0)	—	(3.0)

Capital gain	5.0	4.1	9.1

Cash received	—	9.0	9.0
Cash and cash equivalents disposed of	(4.5)	—	(4.5)

Net cash outflow from transaction	(4.5)	9.0	4.5

3.8.3 DISPOSALS

3.8.3.1 Disposal Groups’ assets classified as held for sale

Disposal Groups’ assets classified as held for sale 2006

LCH.Clearnet

As confirmed by both parties involved on 14 February 2007, the Group has been engaged in discussions with LCH.Clearnet Group Ltd. regarding its investment in LCH.Clearnet Group Ltd., consisting of ordinary shares (representing 24.9% of LCH.Clearnet’s fully diluted share capital) and redeemable, convertible preference shares (RCPS, representing 16.6% of LCH.Clearnet’s fully diluted share capital) which are redeemable under their terms in December 2008. The parties have reached an agreement in principle for the early redemption of all of the RCPS and the repurchase of ordinary shares held by the Group such that it would retain only a 5% shareholding after the repurchase.

The RCPS would be redeemed at their redemption value of approximately € 199 million, plus accrued but unpaid dividends. The ordinary share repurchase would be based on a fully diluted valuation of LCH.Clearnet’s share capital of € 1.2 billion, which was the valuation at the time of the initial investment by the Group.

Any such transaction remains subject, amongst other things, to final agreement on detailed terms and, subsequently, to approval by LCH.Clearnet’s shareholders and to regulatory and other appropriate consents and is envisaged to be completed in the second half of 2007. As at 31 December 2006, the RCPS and the ordinary shares to be repurchased are classified as Disposal Group’s assets classified as held for sale. The deferred capital gain is classified as a liability directly associated with disposal group’s assets classified as held for sale.

The assets and related liabilities that are classified as held for sale in relation to the transactions with LCH.Clearnet are included in the segment “Holding & Unallocated”.

Fermat

The Group’s subsidiary GL TRADE intends to sell its Fermat activities. In relation to this sale, the assets and liabilities that are linked to the Fermat activities are classified as ‘Disposal groups’ assets classified as held for sale’ with the related liabilities classified likewise.

The assets and related liabilities that are classified as held for sale in relation to the envisaged sale of Fermat activities are included in the segment “Sale of Software”.

The major classes of assets and liabilities that are classified as held for sale as at 31 December 2006 are as follows:

In thousands of euros	LCH.Clearnet	Fermat	Total
Assets
Intangible assets	—	560	560
Investments in associates	301,369	—	301,369
Other non-current investments	199,218	—	199,218
Other receivables (non-current)	—	46	46
Other receivables	—	4,907	4,907
Cash and cash equivalents	—	216	216

Disposal groups’ assets classified as held for sale	500,587	5,729	506,316

Liabilities
Deferred tax liabilities	2,979	—	2,979
Other payables	43,512	3,195	46,707

Liabilities directly associated with disposal groups’ assets classified as held for sale	46,491	3,195	49,686

Disposal Groups’ assets classified as held for sale 2005

Sale of CIK S.A./N.V.

On 9 November 2005 Euroclear plc and Euronext signed a share purchase agreement for the full acquisition by Euroclear plc of CIK S.A./N.V., the central securities depository of Belgium that was a wholly owned subsidiary of Euronext. This transaction has been completed on 1 January 2006 and Euronext ceased to control and therefore to consolidate CIK S.A./N.V. from 1 January 2006. The capital gain recognised during January 2006 will amount to € 15.5 million. As at 31 December 2005, prior to the sale, the group assets and liabilities of CIK S.A./N.V. were classified as held-for-sale under IFRS5 (a new standard implemented as from 2005) as described in the table below.

GL TRADE S.A.

GL TRADE S.A. has signed a Letter of intent in December 2005 for the sale of its investment property.

As at 31 December 2005, this building has been classified as Assets held for sale, as set out below.

In millions of euros	CIK S.A./N.V.	GL TRADE S.A.	TOTAL
Property and equipment	0.9	—	0.9
Investment property	—	0.4	0.4
Intangible assets	1.7	—	1.7
Other current receivables	4.0	—	4.0
Cash and cash equivalents	10.9	—	10.9
Employee benefits provisions	1.5	—	1.5
Deferred tax liabilities	(0.5)	—	(0.5)
Other current payables	(8.3)	—	(8.3)

Net identifiable assets and liabilities	10.2	0.4	10.6

Disposal group’s classified as held for sale:
Assets	17.5	0.4	17.9
Liabilities	(7.3)	—	(7.3)

Net identifiable assets and liabilities	10.2	0.4	10.6

3.8.3.2 Disposals

CIK

On 9 November 2005 Euroclear plc and Euronext signed a share purchase agreement for the full acquisition by Euroclear plc of CIK, the central securities depository of Belgium that was a wholly owned subsidiary of Euronext. This transaction has been completed on 1 January 2006 and Euronext ceased to control and therefore to consolidate CIK from 1 January 2006.

Prior to their disposal, the assets and liabilities of CIK were considered to be ‘held for sale’ according to the definitions of IFRS 5 “Non-current Assets Held for Sale and Discontinued Operations” with subsequent recognition as “Disposal groups’ assets classified as held for sale” and “Liabilities directly associated with disposal group’s assets classified as held for sale” in the balance sheet. At the date of disposal, the value of the identifiable assets and liabilities of CIK were:

In thousands of euros
Consideration received:
- Shares in Euroclear plc	22,001
- Cash	3,653

Total		25,654

Net assets disposed of:
- Assets	(17,493)
- Liabilities	7,308

Total		(10,185)

Capital gain		15,469

Cash flows:
- Cash consideration received		3,653
- of which retained prior to 2006		(43)
- Cash disposed of		(10,896)

Total net cash flow from the sale of CIK		(7,286)

Net cash flow from other disposals		(47)

Total net cash flow from disposals		(7,333)

3.9 Group enterprises

Group companies as at 31 December

EURONEXT N.V.	Ownership %
	2006	2005	2004
Euronext Paris S.A.	100.00	100.00	100.00
• SEPB S.A. (France)	100.00	100.00	100.00
• Euronext Brussels S.A./N.V. (Belgium)	22.39	0.00	0.00
• Euronext Real Estate S.A./N.V. (Belgium)	0.01	0.16	0.00
• GL TRADE S.A. (directly held by Euronext Paris S.A.) (France) *)	19.79	9.86	12.01
• GL Multimedi@ S.A. (France)	17.96	17.96	17.96
• Financière Montmartre S.A. (France)	55.76	54.77	51.00
- GL TRADE S.A. (France)	55.21	55.36	55.60
- GL Multimedi@ S.A. (France)	82.04	82.04	82.00
- GL Consultants Inc.	0.00	0.00	95.00
- Davidge	0.00	0.00	100.00
- GL TRADE AG (Germany)	100.00	100.00	100.00
- GL TRADE Solutions Pte Ltd. Singapore)	100.00	100.00	100.00
- GL TRADE UK Ltd. (United Kingdom)	100.00	100.00	100.00
- GL TRADE Japan KK (Japan)	100.00	100.00	100.00
- GL TRADE B.V. (the Netherlands)	100.00	100.00	100.00
- GL TRADE Iberica S.L. (Spain)	100.00	100.00	100.00
- GL TRADE Schweiz A.G. (Switzerland)	100.00	100.00	100.00
- GL TRADE Australia Pty Ltd (Australia)	100.00	100.00	100.00
- GLESIA (GL TRADE Italia s.r.l.) (Italy)	100.00	100.00	51.00
- GL TRADE Belgium (Belgium)	100.00	100.00	100.00
- GL TRADE South Africa Pty Ltd (South Africa)	100.00	100.00	100.00
- GL Settle Ltd (United Kingdom)	100.00	100.00	100.00
- GL TRADE Systems Ltd (Hong Kong)	100.00	100.00	100.00
- GL TRADE Overseas Inc. (United States)	100.00	0.00	0.00
- GL TRADE BilglsayarHizmetleri Ticaret Ltd Sirketi (Turkey)	100.00	0.00	0.00
- GLT Software Uniposessal Lda (Portugal)	100.00	100.00	100.00
- TFC S.A.S. (France)	51.00	51.00	0.00
- GL Holdings Inc. (United States)	100.00	100.00	0.00
- GL TRADE Americas Inc. (United States)	100.00	100.00	0.00
- GL Settle Inc. (United States)	100.00	100.00	0.00
- Ubitrade S.A. (France)	100.00	100.00	100.00
- Ubitrade GmbH (Germany)	100.00	100.00	100.00
- GL Trade Mena (Tunisia)	100.00	100.00	100.00
- Ubitrade OSI (Tunisia)	100.00	100.00	100.00
- EMOS S.A.S. (France)	100.00	0.00	0.00
- EMOS Futures Ltd (United Kingdom)	100.00	0.00	0.00
- EMOS Systems Inc (United States)	100.00	0.00	0.00

Euronext Brussels S.A./N.V.	100.00	100.00	100.00
• C.I.K. S.A./N.V. (Belgium)	0.00	100.00	100.00
• Euronext Real Estate S.A./N.V. (Belgium)	99.99	99.84	0.00

Euronext Amsterdam N.V.	100.00	100.00	100.00
• Euronext Clearing & Depository N.V. (the Netherlands)	100.00	100.00	100.00
• Euronext Amsterdam Intermediary B.V. (the Netherlands)	100.00	100.00	100.00
Euronext Amsterdam International B.V. (the Netherlands)	100.00	100.00	100.00
• Euronext Amsterdam Indices B.V. (the Netherlands)	100.00	100.00	100.00

Euronext Lisbon S.A.	100.00	100.00	100.00
• Interbolsa S.A. (Portugal)	100.00	100.00	100.00
• Euronext Brussels S.A./N.V. (Belgium)	1.09	0.00	0.00

*)	Includes 10.5% in relation to the put option granted to GL TRADE founders (see paragraph 3.2.13).

Euronext UK Plc.	100.00	100.00	100.00
• LIFFE (Holdings) plc.	100.00	100.00	100.00
- LIFFE Administration & Management (United Kingdom)	100.00	100.00	100.00
- LIFFE Options plc. (United Kingdom)	100.00	100.00	100.00
- LIFFE Futures plc. (United Kingdom)	100.00	100.00	100.00
- LIFFE Development Ltd. (United Kingdom)	100.00	100.00	100.00
- LIFFE Services Ltd. (United Kingdom)	100.00	100.00	100.00
- BFE Debenture Trustees Company No.1 Ltd. (United Kingdom)	100.00	100.00	100.00
- LIFFE (Nominees) Ltd. (United Kingdom)	100.00	100.00	100.00
- LIFFE Ltd. (United Kingdom)	100.00	100.00	100.00
- LIFFE Trustees Ltd. (United Kingdom)	100.00	100.00	100.00
- London Traded Options Market Ltd. (United Kingdom)	100.00	100.00	100.00
- The London Futures and Options Exchange Ltd. (United Kingdom)	100.00	100.00	100.00
- LIFFE USA Ltd. (United Kingdom)	100.00	100.00	100.00
- Market Solutions USA LLC (United States)	100.00	100.00	100.00
- The London Commodity Exchange (1986) Ltd. (United Kingdom)	100.00	100.00	100.00
- The Baltic Futures Exchange (United Kingdom)	100.00	100.00	100.00
- LIFFE Ventures Inc. (United States)	100.00	100.00	100.00
- LIFFE Ventures II Inc. (United States)	100.00	100.00	100.00
- SwapsCONNECT Ltd. (United Kingdom)	100.00	100.00	100.00
- NQLX LLC (United States)	100.00	100.00	100.00
- CScreen Ltd. (United Kingdom)	100.00	100.00	0.00

Companynews Group	100.00	0.00	0.00

Hugin ASA	100.00	0.00	0.00
- Hugin Norge AS (Norway)	100.00	0.00	0.00
- Hugin Foeretaksfakta AB (Sweden)	100.00	0.00	0.00
- Hugin Online A/S (Denmark)	100.00	0.00	0.00
- Hugin AG (Switzerland)	100.00	0.00	0.00
- Hugin IR Services Benelux B.V. (the Netherlands)	100.00	0.00	0.00
- Hugin IR Services Deutschland GmbH (Germany)	100.00	0.00	0.00
- Hugin IR Services OY (Finland)	100.00	0.00	0.00
- Hugin (UK) Ltd. (United Kingdom)	100.00	0.00	0.00
- Directnews AG (Germany)	100.00	0.00	0.00

Stichting Option Plan SBF	100.00	100.00	100.00

Joint ventures as at 31 December

MBE Holding S.p.A.	51.00	51.00	0.00
• Società per il Mercato dei Titoli di Stato S.p.A. (MTS) (Italy)	60.37	60.37	0.00
- EuroMTS Limited (United Kingdom)	100.00	100.00	0.00
- MTS Amsterdam N.V. (the Netherlands)	30.00	30.00	0.00
- MTS France S.A.S. (France)	45.00	45.00	0.00
- MTS Associated Market (Belgium)	20.00	20.00	0.00
- MTS Portugal S.A. (Portugal)	15.00	15.00	0.00
- MTS Americas Corporation (United States)	100.00	100.00	0.00
- Market for Treasury Securities Spain S.A. (Spain)	30.00	30.00	0.00
- BondVision S.p.A. (Italy)	89.50	89.50	0.00
- BondVision USA (United States)	100.00	100.00	0.00
- MTS Deutschland A.G. (Germany)	100.00	100.00	0.00
- Centralna Tabela Ofert S.A. (Poland)	25.00	25.00	0.00
- MTSNext (United Kingdom)	100.00	100.00	0.00

Associates and other investments as at 31 December

Associates
NextInfo S.A./N.V. (Belgium)	48.96	48.96	48.96
Bourse Connect S.A.	0.00	0.00	34.37
Powernext S.A. (France)	33.97	34.00	34.00
LCH.Clearnet Group Ltd. (United Kingdom)	24.90	24.90	24.90
ENDEX N.V. (the Netherlands)	9.89	9.89	9.89
Atos Euronext Market Solutions Holding S.A.S. (France)/ (prior to 1 July 2005: AtosEuronext SBF	50.00	50.00	50.00
- Diamis S.A. (France)	60.00	60.00	60.00
- AtosEuronext Connect BE S.A. (Belgium)	100.00	100.00	100.00
- AtosEuronext Belgium S.A. (Belgium)	100.00	100.00	100.00
- AtosEuronext Connect B.V. (the Netherlands)	100.00	100.00	100.00
- Atos Euronext Market Solutions Ltd. (United Kingdom)	100.00	100.00	0.00
- Atos Euronext Market Solutions IPR Ltd. (United Kingdom)	100.00	100.00	0.00
- Bourse Connect S.A. (France)	0.00	100.00	15.20
- Mysis Asset Management Systems S.A. (France)	100.00	0.00	0.00

Other investments
La Financière Evènement S.A. (France)	100.00	100.00	100.00
La Financière de L’Octet S.A. (France)	100.00	100.00	100.00
Euronext London Ltd. (United Kingdom)	100.00	100.00	100.00
Euronext GmbH (Germany)	0.00	100.00	100.00
Paris Markets Inc. (United Kingdom)	0.00	100.00	100.00
Ecole de la Bourse InterAction SARL (France)	0.00	50.00	50.00
MTS Next Ltd.	0.00	0.00	33.33
MTS France S.A.	0.00	0.00	22.50
GLOBEX (United States)	0.00	50.00	0.00
I-Wex.com Ltd.	0.00	0.00	18.67
Sicovam Holding S.A. (France)	9.60	9.60	9.60
Euroclear plc (United Kingdom)	2.75	2.34	2.34
Atos Origin S.A. (France)	0.47	0.47	0.47

3.10 Remuneration of the Managing Board and Supervisory Board

Remuneration of the Managing Board

The remuneration per individual member of the Managing Board for the year 2006 is as follows (all in €):

	2006			2005			2004
Name	Salaries	Bonuses	Total	Salaries	Bonuses	Total	Salaries	Bonuses	Total
Jean-François Théodore	595,000	743,750	1,338,750	577,500	675,000	1,252,500	550,000	424,000	974,000
Miguel Athayde Marques	357,000	433,068	790,068	350,000	340,156	690,156	—	—	—
Joost van der Does de Willebois	382,500	434,137	816,637	375,000	364,453	739,453	62,500	40,000	102,500
Hugh Freedberg	548,433	919,996	1,468,429	540,932	776,238	1,317,170	497,000	656,000	1,153,000
Olivier Lefebvre	380,000	459,800	839,800	365,000	385,531	750,531	350,000	225,000	575,000
Former Managing Board members	—	—	—	—	—	—	364,841	—	364,841

The basis for the assessment of the 2006 bonuses has been set out in the remuneration report in section 2.2.10.2.

Mr Freedberg is paid in British Pounds Sterling. Figures for 2006 are converted at the exchange rate of GBP 1: € 1.42 (2005: GBP 1: € 1.46; 2004: GBP 1: € 1.42).

Mr Van der Does de Willebois joined Euronext on 1 November 2004

Mr Athayde Marques joined Euronext on 1 January 2005

Allowances and benefits in kind

Mr Théodore is entitled to benefits in kind of € 33,486 (2005: € 32,103; 2004: € 10,409) including a company car, medical insurance and telephone allowance.

Mr Athayde Marques is entitled to benefits in kind of € 31,966 (2005: € 25,301) including a company car, medical insurance premium and a life insurance premium. In addition, he is entitled to a representation allowance of €12,000 (2005: € 12,000).

Mr van der Does de Willebois is entitled to benefits in kind of € 83,684 (2005: € 73,103; 2004: € 11,986) including a car allowance, a medical insurance premium and a housing allowance.

Mr Freedberg is entitled to a car allowance of € 13,465 (2005: € 13,158; 2004: € 12,780)and benefits in kind of € 2,548 (2005: € 4,178; 2004: € 7,190) including a medical insurance and life insurance premium.

Mr Lefebvre is entitled to benefits in kind of € 20,618 (2005: € 20,701; 2004: € 31,300) including a medical insurance premium and a company car.

There are no loans and guarantees made to members of the Managing Board. There have been no transactions involving members of the Managing Board. Members of the Managing Board or members of their families do not hold directly or indirectly assets.

Managing Board pensions

Each member of the Managing Board has an individual pension arrangement. This results from the different geographical, legal and tax backgrounds of each member. The total charge for the Group for the year 2006 amounted to € 920,621 (2005:€ 868,847; 2004: € 861,789).

Mr Théodore has an insurance contract which on the condition that he is still with the company at the age of 60, will provide him from this age onwards with an annual retirement income of € 375,000 (including all pension rights not related to the company). The total charge for the Group for the year 2006 amounted of € 512,065 (2005: € 469,000; 2004: € 439,000).

Mr Athayde Marques’ pension arrangement is based on a defined contribution plan. The pension on retirement is dependent on the personal arrangements with third party insurance companies. The total charge for the Group for the year 2006 amounted to € 123,103. (2005: € 116,667).

Mr van der Does de Willebois is entitled to an annual pension according to the following plan:

•	age 62 to 65, a pension of € 102,616;

•	from the age of 65 onwards a pension of € 245,638.

For age 60 to 62 Mr van der Does de Willebois’s pension arrangement has changed to a defined contribution plan. His pension on retirement is dependent on the returns on the investment.

The total charge for the Group for the year 2006 amounted to € 110,056 (2005: € 88,938; 2004: € 16,100).

Mr Freedberg’s pension arrangement changed in April 2006 to reflect new legislation introduced in the UK. With effect from 1st April he receives the equivalent Company contributions as a cash allowance and makes his own personal pension arrangement. He retains a deferred pension which is based on a defined contribution plan and his pension payments are dependent on the returns on the investment. The total charge for the Group for the year 2006 amounted to € 158,377 (2005: € 158,377; 2004: € 143,443).

Mr Lefebvre’s pension on retirement is dependent on the arrangements with third party insurance companies. The total charge for the Group for the year 2006 amounted of € 17,020 (2005: € 35,865; 2004: € 139,080).

Interests of members of the Managing Board in stock options- and share plans

The table below gives an overview of the interests for individual members of the Managing Board in the stock option- and share plans of Euronext N.V.

Name	Option- and share plans, exercise price		Number of options/ shares 1 January 2006	Granted in 2006	Exercised/ received during 2006	Number of options/ shares 31 December 2006
Jean- François Théodore*	Executive Incentive Share plan 2005/2006		10,000	10,000	—	20,000

Miguel Athayde Marques	Executive Incentive Share plan 2005/2006		10,000	10,000	—	20,000

Joost van der Does de Willebois	Option Scheme 2004	22.60	40,000	—	—	40,000
	Executive Incentive Share plan 2005/2006		10,000	10,000	—	20,000

Hugh Freedberg	Option Scheme 2002	21.08	44,524	—	—	44,524
	Option Scheme 2004	22.28	50,000	—	—	50,000
	Executive Incentive Share plan 2005/2006		10,000	10,000	—	20,000

Olivier Lefebvre	Option Scheme 2001	24.00	20,833	—	—	20,833
	Option Scheme 2002	21.08	13,093	—	—	13,093
	Option Scheme 2004	22.28	20,000	—	—	20,000
	Executive Incentive Share plan 2005/2006		10,000	10,000	—	20,000

*	Following the exercise of his SBF plan options in 2004, Mr Théodore holds 100,849 shares.

GL TRADE has an employee stock option plan and an employee stock ownership plan in place. None of the members of the Managing Board hold GL TRADE options.

Name	Option- and share plans, exercise price		Number of options/ shares 1 January 2005	Granted in 2005	Exercised/ received during 2005	Number of options/ shares 31 December 2005
Jean- François Théodore*	Executive Incentive Share plan 2005		—	10,000	—	10,000

Miguel Athayde Marques	Executive Incentive Share plan 2005		—	10,000	—	10,000

Joost van der Does de Willebois	Option Scheme 2004	22.60	40,000	—	—	40,000
	Executive Incentive Share plan 2005		—	10,000	—	10,000

Hugh Freedberg	Option Scheme 2002	21.08	44,524	—	—	44,524
	Option Scheme 2004	22.28	50,000	—	—	50,000
	Executive Incentive Share plan 2005		—	10,000	—	10,000

Olivier Lefebvre	Option Scheme 2001	24.00	20,833	—	—	20,833
	Option Scheme 2002	21.08	13,093	—	—	13,093
	Option Scheme 2004	22.28	20,000	—	—	20,000
	Executive Incentive Share plan 2005		—	10,000	—	10,000

Name	Option Scheme and exercise price		Number of options 1 January 2004	Granted in 2004	Exercised during 2004	Number of options 31 December 2004
Jean- François Théodore	SBF Option Scheme	5.62	100,849	—	100,849	—
	Option Scheme 2001	24.00	—	—	—	—
	Option Scheme 2002	21.08	—	—	—	—
	Option Scheme 2004	22.28	—	—	—	—
	Option Scheme 2004	22.60	—	—	—	—

Joost van der Does de Willebois	SBF Option Scheme	5.62	—	—	—	—
	Option Scheme 2001	24.00	—	—	—	—
	Option Scheme 2002	21.08	—	—	—	—
	Option Scheme 2004	22.28	—	—	—	—
	Option Scheme 2004	22.60	—	40,000	—	40,000

Hugh Freedberg	SBF Option Scheme	5.62	—	—	—	—
	Option Scheme 2001	24.00	—	—	—	—
	Option Scheme 2002	21.08	44,524	—	—	44,524
	Option Scheme 2004	22.28	—	50,000	—	50,000
	Option Scheme 2004	22.60	—	—	—	—

Olivier Lefebvre	SBF Option Scheme	5.62	—	—	—	—
	Option Scheme 2001	24.00	20,833	—	—	20,833
	Option Scheme 2002	21.08	13,093	—	—	13,093
	Option Scheme 2004	22.28	—	20,000	—	20,000
	Option Scheme 2004	22.60	—	—	—	—

George Möller	SBF Option Scheme	5.62	—	—	—	—
	Option Scheme 2001	24.00	28,507	—	—	28,507
	Option Scheme 2002	21.08	16,228	—	—	16,228
	Option Scheme 2004	22.28	—	—	—	—
	Option Scheme 2004	22.60	—	—	—	—

Remuneration of the

Supervisory Board

				Total
Name	Membership	Committees	Euronext Amsterdam*)	2006	2005	2004
In euros
Jan-Michiel Hessels (Chairman)	50,000	11,000	7,500	68,500	64,750	43,625
Dominique Hoenn (Vice-Chairman)	40,000	5,000	—	45,000	45,000	35,000
Rijnhard de Beaufort **)	—	—	7,500	7,500	3,750	—
Sir George Cox	35,000	11,000	—	46,000	46,000	33,625
André Dirckx ***)	—	—	—	—	—	—
Paul van den Hoek ****)	13,617	—	3,750	17,367	38,750	25,000
Patrick Houël	35,000	7,500	—	42,500	39,375	14,959
Baron Jean Peterbroeck	35,000	9,582	—	44,582	43,125	36,125
Ricardo Salgado	35,000	5,000	—	40,000	40,000	30,000
René de La Serre *****)	13,617	—	—	13,617	35,000	25,000
Rijnhard van Tets	35,000	9,028	7,500	51,528	46,250	32,500
Remi Vermeiren ******)	13,617	3,890	3,750	21,257	48,750	32,500
Sir Brian Williamson	35,000	—	—	35,000	35,000	25,000
Former Supervisory Board members	—	—	—	—	—	10,041

Grand total	340,851	62,000	30,000	432,851	485,750	485,750

*)	Five members of Euronext’s Supervisory Board were also members of the Supervisory Board of Euronext Amsterdam N.V., a subsidiary of Euronext. Mr Hessels, Mr de Beaufort and Mr van Tets have been a member of Euronext Amsterdam’s Supervisory Board throughout 2006. Mr van den Hoek and Mr Vermeiren retired on 30 June 2006.
**)	Mr de Beaufort was appointed as a member of the Supervisory Board of Euronext N.V. on 19 December 2006. He will receive his remuneration with regard to December 2006 in 2007.
***)	Mr Dirckx abstains from remuneration.
****)	Mr van den Hoek retired as a member of the Supervisory Board of Euronext N.V. on 23 May 2006.
*****)	Mr de la Serre retired as a member of the Supervisory Board of Euronext N.V. on 23 May 2006. He was again appointed as a member of the Supervisory Board of Euronext N.V. on 19 December 2006, and he will receive his remuneration with regard to December 2006 in 2007.
******)	Mr Vermeiren retired as a member of the Supervisory Board of Euronext N.V. on 23 May 2006.

There are no loans and guarantees made to members of the Supervisory Board. There have been no transactions involving members of the Supervisory Board. Members of the Supervisory Board or members of their families do not hold directly or indirectly assets. Members of the Supervisory Board do not hold an interest in the Company, with the exception of Baron Peterbroeck, who holds 5,000 shares in Euronext N.V.

3.11 Transactions in own shares

Transactions regarding repurchase program on Eurolist (the former Euronext Paris Premier Marché).

	Pursuant to liquidity contract	Average share Price	Total value of transaction after commissions
Transaction date	In thousands of euros
Balance as at 31/12/05	65,641

Purchase January	—
Sales January	(1,250)	45.96	(57)
Purchase February	—
Sales February	(1,891)	52.17	(99)
Purchase March	—
Sales March	(4,000)	60.07	(240)
Purchase April	—
Sales April	—
Purchase May	—
Sales May	—
Purchase June	49,958	68.56	3,425
Sales June	(36,700)	69.88	(2,564)
Purchase July	62,720	70.62	4,429
Sales July	(59,287)	71.13	(4,217)
Purchase August	54,488	66.40	3,618
Sales August	(62,361)	67.42	(4,204)
Purchase September	76,330	73.39	5,602
Sales September	(86,399)	73.40	(6,342)
Purchase October	68,719	79.82	5,485
Sales October	(65,106)	79.89	(5,201)
Purchase November	81,375	87.97	7,159
Sales November	(95,462)	87.77	(8,379)
Purchase December	62,559	88.84	5,558
Sales December	(64,309)	89.09	(5,729)

Total Purchases	456,149

Total Sales	(476,765)

Balance as at 31/12/2006	45,025

3.11 TRANSACTIONS IN OWN SHARES (CONTINUED)

Transaction date	Pursuant to liquidity contract	Pursuant to share buy back	Average Share Price	Total value of transaction after commissions
	In thousands of euros
Balance as at 31/12/2004	123,110	9,554,713

Purchase January	57,529	—	22.41	1,293
Sales January	(87,791)	—	23.26	(2,036)
Purchase February	59,600	—	25.58	1,528
Sales February	(87,000)	—	26.65	(2,312)
Purchase March	54,985	—	28.67	1,580
Sales March	(51,935)	—	29.15	(1,510)
Purchase April	107,136	—	26.59	2,857
Sales April	(42,513)	—	27.15	(1,151)
Purchase May	46,000	—	27.53	1,270
Sales May	(64,505)	—	27.74	(1,785)
Cancellation May	—	(9,554,713)	—	—
Purchase June	44,813	—	27.44	1,233
Sales June	(41,225)	—	27.97	(1,149)
Purchase July	17,017	—	29.96	510
Sales July	(64,221)	—	30.39	(1,948)
Purchase August	35,630	—	32.64	1,163
Sales August	(28,797)	—	33.04	(952)
Purchase September	12,773	—	33.85	432
Sales September	(23,050)	—	34.43	(794)
Purchase October	42,067	—	34.61	1,456
Sales October	(28,610)	—	35.00	(1,001)
Purchase November	32,426	—	36.74	1,191
Sales November	(32,898)	—	36.86	(1,213)
Purchase December	710	—	38.24	27
Sales December	(15,610)	—	40.17	(627)

Total Purchases	510,686	—

Total Sales	(568,155)	—

Balance as at 31/12/2005	65,641	—

3.11 TRANSACTIONS IN OWN SHARES (CONTINUED)

Transaction date	Pursuant to liquidity contract	Pursuant to share buy back	Average Share Price	Total value transaction after commissions
Balance as at 31/12/2003	138,461	—

Purchase January	11,115	—	20.89	232,857.82
Sales January	(17,850)	—	21.09	(375,278.28)
Purchase February	6,932	—	20.75	144,258.08
Sales February	(12,838)	—	21.39	(273,769.74)
Purchase March	10,151	—	22.38	227,834.86
Sales March	(26,651)	—	23.15	(615,008.30)
Purchase April	10,000	—	23.91	239,777.18
Sales April	(7,064)	—	24.54	(172,832.41)
Purchase May	17,244	—	23.24	403,205.23
Sales May	(15,447)	—	23.80	(365,474.36)
Purchase June	—	50,000	22.92	1,147,251.11
Purchase June	20,963	—	23.20	488,029.84
Sales June	(23,000)	—	23.84	(546,595.27)
Purchase July	—	1,921,100	22.31	42,897,346.56
Purchase July	78,747	—	22.11	1,746,659.01
Sales July	(44,550)	—	22.39	(994,695.95)
Purchase August	—	1,332,116	21.24	28,318,462.50
Purchase August	57,990	—	21.13	1,229,227.73
Sales August	(53,962)	—	21.72	(1,168,604.97)
Purchase September	—	2,306,000	22.92	52,900,936.37
Purchase September	45,184	—	22.80	1,032,784.89
Sales September	(63,748)	—	23.08	(1,466,761.88)
Purchase October	—	2,502,247	22.49	56,332,419.77
Purchase October	95,791	—	22.42	2,153,684.70
Sales October	(98,303)	—	22.69	(2,224,609.55)
Purchase November	—	1,395,000	23.05	32,189,935.69
Purchase November	56,679	—	22.88	1,300,371.90
Sales November	(52,400)	—	23.15	(1,209,277.11)
Purchase December	—	48,250	22.49	1,086,444.99
Purchase December	75,050	—	22.16	1,667,468.86
Sales December	(85,384)	—	22.51	(1,916,996.56)

Total Purchases	485,846	9,554,713

Total Sales	(501,197)

Balance as at 31/12/2004	123,110	9,554,713

The transactions regarding the share repurchase program included transactions executed by liquidity providers to stabilize the share price and transactions executed by brokers with the intention to buying back shares.

As at 31 December 2006, the Group holds 45,025 shares pursuant to the liquidity contract (31 December 2005: 65,641 shares) with a cumulative gain of € 2,319,964 taking into account equity gains and losses resulting from the liquidity purchase and sale. The average purchase price after commissions of shares purchased in the reporting period amounted of € 77.33 per share (2005: € 28.47) and the average sale price after commissions of shares sold in the reporting period amounted of € 77.68 per share (2005: € 29.00).

3.12 Summary of differences between International Financial Reporting Standards and United States Generally Accepted Accounting Principles

The consolidated financial statements of Euronext Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as described in Note 2. to the consolidated financial statements.

IFRS differ in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The application of U.S. GAAP would have affected the Group’s consolidated net income attributable to shareholders of the parent company for the fiscal years ended December 31, 2006, 2005 and 2004 and its shareholders’ equity as of December 31 2006, 2005 and 2004 as provided in the tables below.

3.12.1. Reconciliation of consolidated net income from IFRS to U.S. GAAP

		Year ended December 31,
Note		2006	2005 (* restated)	2004 (* restated)
		In thousands of euros
	Consolidated net income attributable to shareholders of the parent company as reported in accordance with IFRS	361,779	239,954	149,738
A	Business Combinations
	Gain/Loss on sales of activities	4,392	3,501	(3,007)
	Impairment and amortization of intangible assets (including goodwill)	(22,108)	(21,813)	17,983
B	Admission fees	(14,458)	(14,366)	(5,739)
C	Derivatives and hedging	(6,218)	3,801	883
D	Financial instruments	2,708	(1,007)	(2,233)
E	Foreign currency exchange gains and losses on available for sale debt securities	2,182	3,061	(38)
F	Employee benefits	(965)	(4,126)	(6,598)
G	Share-based payments	(25,507)	(5,704)	167
H	Software revenue recognition	—	3,474	4,669
I	Other	(2,830)	(5,916)	4,698
J	Put options granted to minority interests	(2,422)	47	—
A	Deferred tax related to Business Combinations	25,701	16,485	10,893
L	Tax effect of other U.S. GAAP adjustments	6,728	3,703	2,505
	TOTAL U.S. GAAP Adjustments	(32,797)	(18,860)	24,183
	Consolidated net income attributable to shareholders of the parent company as determined in accordance with U.S. GAAP	328,982	221,094	173,921

*)	See Changes in accounting principles (note 2).

3.12.2. Reconciliation of shareholders’ equity from IFRS to U.S. GAAP.

		December 31,
		2006	2005	2004
Note		In thousands of euros
	Consolidated shareholders’ equity as reported in accordance with IFRS	1,667,016	1,721,256	1,523,429
A	Business Combinations
	Gain/Loss on sales of activities	55,815	51,591	62,760
	Impairment and amortization of intangible assets (including goodwill)	(4,101)	17,646	38,719
B	Admission fees	(92,025)	(77,567)	(63,201)
C	Derivatives and hedging	(1,534)	4,684	883
F	Employee benefits	(19,892)	(21,443)	(14,314)
G	Share-based payments	(31,969)	—	—
H	Software revenue recognition	—	—	(17,916)
I	Other	2,033	4,862	10,785
J	Put options granted to minority interests	(2,375)	47	—
A	Deferred tax related to Business Combinations	113,080	86,982	70,028
L	Tax effect of other U.S. GAAP adjustments	33,934	32,812	28,965
	TOTAL U.S. GAAP Adjustments	52,966	99,614	116,710
	Consolidated shareholders’ equity as determined in accordance with U.S. GAAP	1,719,982	1,820,870	1,640,139

EURONEXT N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.12.3 Description of differences between accounting principles applied to prepare the consolidated financial statements under IFRS and U.S. GAAP

A—Business Combinations

Impairment and amortization of intangible assets (including goodwill)

For financial reporting purposes, the cost of acquiring a business is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition for both IFRS and U.S. GAAP. Any excess of purchase cost over the fair values assigned to the acquired net assets is reported as goodwill.

Under IFRS, goodwill and acquired identifiable intangible assets were amortized ratably to earnings over their estimated useful lives. The Group adopted IFRS 3 for all business combinations agreed on or after March 31, 2004 and consequently did not amortize goodwill on acquisitions made after March 31, 2004. Starting January 1, 2005 the Group no longer amortizes goodwill relating to acquisitions made before March 31, 2004. When necessary, goodwill impairment charges are reported in earnings with a corresponding reduction in the carrying value of goodwill.

Under U.S. GAAP, goodwill acquired in business combinations occurring prior to June 30, 2001 was capitalized and amortized on a straight-line basis over its estimated useful life with respect to business combinations completed prior to June 30, 2001. In its application of U.S. GAAP, the Group first applied the provisions in Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations” (“SFAS 141”) and SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”) for business combinations initiated after June 30, 2001. From January 1, 2002, the provisions of SFAS 142 were also applied to goodwill and other intangible assets acquired prior to June 30, 2001. Since the adoption of SFAS 141 and SFAS 142 goodwill and indefinite life intangible assets are no longer amortized, but instead tested, at least annually, for impairment.

Application of U.S. GAAP under SFAS 141 and 142 required the Group to identify, to measure, and to separately account for intangible assets such as licenses, customer relationships, trademarks and technology apart from goodwill. For this purpose, independent valuations were prepared using estimates and assumptions provided by management.

The significant transactions which were revisited for U.S. GAAP purposes include the merger between the Amsterdam, Brussels and Paris exchanges in 2000, the acquisitions of Liffe and BVLP in 2002, the acquisition of MTS in 2005 and the acquisition of a further 10% stake in GL TRADE in 2005, as well as the Atos Euronext, AEMS and LCH.Clearnet transactions.

In addition, reconciling items related to impairment arise based on differences in the initial measurement of other intangible assets described above and the impairment test itself. The impairment test under IFRS consists of comparing the carrying amount of an asset to its recoverable amount, which is the higher of the fair value less costs to sell and the value in use of the asset. The excess of the carrying amount over the recoverable amount is recorded as an impairment loss.

Under U.S. GAAP the impairment test for intangible assets subject to amortization is conducted in two steps. The first step is to compare the carrying amount to undiscounted future cash flows. If the carrying amount is higher than the sum of the undiscounted cash flows, the second step is to calculate the impairment based on discounted cash flows expected from the use and eventual disposition of the asset. For intangible assets not subject to amortization, the impairment test consists of a comparison of the fair value of the intangible asset to its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Under U.S. GAAP goodwill is tested for impairment annually. The impairment test is also comprised of two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of the reporting unit’s fair value of all assets and liabilities, including goodwill, to their carrying amounts. If the carrying amount exceeds the fair value of the reporting unit, a second step is performed, which compares the implied fair value of the applicable reporting unit’s goodwill with the carrying amount of that goodwill, to measure the amount of goodwill impairment, if any.

The above items resulted in the following impacts on Euronext consolidated shareholders’ equity and consolidated net income attributable to shareholders of the parent company in order to reconcile to U.S. GAAP:

	Consolidated shareholders’ equity December 31
	2006	2005	2004
	(In thousands of euros)
Amortization and impairment of indefinite life intangible assets (*)	(16,304)	(16,304)	(16,304)
Amortization and impairment of definite life intangible assets	(160,128)	(136,692)	(113,318)
Amortization and impairment of goodwill	172,331	170,642	168,341

Total impairment and amortization of intangible assets (including goodwill)	(4,101)	17,646	38,719

Consolidated shareholders’ equity variance is composed of consolidated net income attributable to shareholders of the parent company for the period and the effect of currency translation differences.

	Consolidated net income attributable to shareholders of the parent company for the years ended December 31,
	2006	2005	2004
	(In thousands of euros)
Amortization and impairment of indefinite life intangible assets (*)	—	—	—
Amortization and impairment of definite life intangible assets	(22,108)	(21,813)	(35,625)
Amortization and impairment of goodwill	—	—	53,608

Total impairment and amortization of intangible assets (including Goodwill)	(22,108)	(21,813)	17,983

(*)	In accordance with APB 17 “Intangible Assets”, identified indefinite life intangible assets have been amortized until January 1, 2002.

Gain/Loss on sales of activities

The differences in carrying amounts of intangible assets (including goodwill) between IFRS and U.S. GAAP result in different gains and losses on subsequent sales of activities, primarily related to clearing, IT, settlement and custody activities.

This resulted in the following impacts on Euronext consolidated shareholders’ equity and consolidated net income attributable to shareholders of the parent company to reconcile to U.S. GAAP:

	Consolidated shareholders’ equity December 31,
	2006	2005	2004
	(In thousands of euros)
Gain/Loss on sales of activities	55,815	51,951	62,760

Consolidated shareholders’ equity variance is composed of consolidated net income attributable to shareholders of the parent company for the period and the effect of currency translation differences.

	Consolidated net income attributable to shareholders of the parent company for the years ended December 31,
	2006	2005	2004
	(In thousands of euros)
Gain/Loss on sales of activities	4,392	3,501	(3,007)

Deferred tax related to Business Combinations

Since the identifiable intangible assets other than goodwill do not have a tax basis, a deferred tax liability was recognized by Euronext under U.S. GAAP for the tax consequences on the related temporary differences. These temporary differences reverse and the deferred tax liability is being reduced as the carrying amounts of the intangible assets are being amortized to earnings or reversed to earnings in case of sale. Such difference is reflected as a separate reconciling line item named “Deferred tax related to Business Combinations” in the reconciliation tables.

The schedule below reflects the deferred tax impact of the adjustments from IFRS to U.S. GAAP as at December 31, 2006, 2005 and 2004 for the above mentioned business combinations and the adjustments mentioned below in Items J and K.

	December 31, 2006	December 31, 2005	December 31, 2004	Estimated Useful Life
	(In thousands of euros)
Decrease in goodwill	408,381	399,450	313,250
Increase in:
Regulatory licenses	389,438	435,325	431,135	Indefinite
Customer relationships	170,589	197,326	208,177	20 years
Trade marks	26,410	27,514	26,795	Indefinite
Technology	4,565	5,977	7,409	3 to 6 years
Total other intangibles (including goodwill)	182,621	266,692	360,266
Increase in deferred tax liabilities on intangibles	156,677	203,660	215,835

B—Admission fees

Euronext collects admission fees from issuers that first offer their securities for trading in the public market. Euronext immediately recognizes such fees as revenue under the guidance in IAS 18, “Revenue” when an issuer’s securities are first listed.

U.S. GAAP interpretation provided by the Securities and Exchange Commission (“SEC”) reflected in the SEC Staff Accounting Bulletin No. 104, “Revenue Recognition,” requires recognition of those admission fees over the period in which the services are provided. Accordingly, under U.S. GAAP, Euronext recognizes admission fees on a straight-line basis over the estimated service period of 10 years.

The application of U.S. GAAP results in lower revenues of €14.5 million, €14.4 million and € 5.8 million for the years ended December 31, 2006, 2005 and 2004, respectively, related to the deferral of portions of the admission fees charged in those periods offset by the amortization of admissions fees charged in prior periods. As of December 31, 2006 and 2005 and 2004, deferred revenues related to admission fees amounted to € 92.0 million, € 77.6 million and € 63.2 million, respectively.

C—Derivatives and hedging

Euronext entered into a GBP 250 million denominated fixed-rate debt obligation in February 2004 that was swapped into a floating rate liability using an interest rate swap receiving a fixed rate and paying Libor GBP.

Under IFRS, the interest swap was designated by management as a fair value hedge of the changes in fair value of the fixed-rate debt obligation due to changes in the Libor GBP benchmark rate in accordance with the hedging criteria stated in IAS 39, “Financial Instruments.” Under the fair value hedge accounting model, both the hedged portion of the debt obligation and the interest rate swap contract are carried at fair value with changes in fair value being reported in earnings.

The prospective assessment of hedge effectiveness is documented according to the rules stated in the application guidance of IAS 39 by asserting that the critical terms of the hedged liability match those of the hedging instrument. Critical terms include the notional and principal amounts, the maturity, the interest payment dates and the principal repayment dates. The credit risk component of the interest swap is included in the prospective assessment of effectiveness. Due to the fact that Euronext’s policy is to enter into hedging derivatives with highly rated counterparts, the credit risk of the hedging swap does not create any ineffectiveness in the prospective assessment of highly effectiveness of the hedging strategy. At each closing date, Euronext ascertains that the counterparty to the hedging derivative does not evidence a credit risk that would create some changes in value of the hedging swap not reflected in the hedged risk . The retrospective assessment of hedge effectiveness is performed using the cumulative dollar offset method which consists in comparing the fair value of the hedging swap with the change in fair value of the hedged liability due to changes in GBP Libor rates. Prospective and retrospective assessments of hedge effectiveness are conducted at each closing date.

Prior to July 1, 2006, the documentation established for IAS 39 purposes did not comply with SFAS133 requirements, which precludes the utilization of the “critical terms match” method for the purpose of assessing the prospective assessment of a fair value hedge. Consequently, the above-mentioned hedging relationship did not benefit from fair value hedge accounting under SFAS 133 and the hedging swap was measured at fair value through the income statement under US GAAP up to June 30, 2006, whereas the debt obligation remained accounted for at amortised cost.

From June 30, 2006 thereon, Euronext has been documenting a new hedging relationship between the hedged debt obligation and the interest rate swap compliant with SFAS 133. Under the new documented hedging relationship, the prospective assessment is performed using a regression analysis between the changes in fair value of the hedging swap and the fair value of the hedged debt obligation. The retrospective assessment of hedge effectiveness is performed using the cumulative dollar offset method which consists in comparing the fair value of the hedging swap with the change in fair value of the hedged risk due to changes in GBP Libor rates.

As a result, under U.S. GAAP Euronext recorded a reconciling adjustment to consolidated net income attributable to shareholders of the parent company of € (6.2) million, € 3.8 million and € 0.9 million for the years ended December 31, 2006, 2005 and 2004, respectively.

D—Financial instruments

Under IFRS, prior to January 1, 2006, Euronext’s current investments in equity securities and money market funds have been designated by management at the date of initial recognition as “Financial Assets at Fair Value through profit and loss” (“the fair value option”) in accordance with IAS 39.9. Accordingly, unrealized gains and losses on these securities are reported in earnings.

Starting January 1, 2006, IAS39 –” Amendment for the fair value option” limits the possibility to designate a financial asset or a financial liability on initial recognition as at fair value through profit or loss. As a consequence, Euronext’s current investments in equity securities investments held by the Group that were previously classified as investments at fair value through profit or loss, have been reclassified as available-for-sale (“AFS”), as at 1 January 2006. Furthermore, the Group chooses to classify newly purchased money market funds as available-for-sale investments and no longer applies the fair value option on this type of investment. As at December 31, 2006, all money market funds are classified as available-for-sale investments, with the exception of those held by the Group’s subsidiary GL TRADE, which are still designated as Financial Assets at Fair Value through profit and loss.

Under U.S. GAAP, SFAS 115 “Accounting for Certain Investments in Debt and Equity Securities,” does not allow an entity to apply the IFRS “Fair value option” and Euronext’s current investment in equity securities and money market funds are reported as available for sale securities at fair value under SFAS 115, with unrealized gains and losses being reported in shareholders’ equity net of their related tax consequences.

E—Foreign currency exchange gains and losses on available for sale debt securities

Under IFRS and U.S. GAAP, investments in debt securities that are classified by management as AFS are carried in the balance sheet at fair value with changes in fair value reported directly in consolidated shareholders’ equity.

For purposes of determining the change in fair value to be reported in equity, the portion of the change in value relating to foreign currency exchange rate changes that occur during the period are reported in earnings and are not deferred in stockholders’ equity for IFRS.

Under U.S. GAAP, under the guidance in EITF 96-15 “Accounting for the Effects of Changes in Foreign Currency Exchange Rates on Foreign-Currency-Denominated Available-for-Sale Debt Securities,” as amended by SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” changes in value of AFS securities that result from changes in foreign currency exchange rates are reported in shareholders’ equity and transferred to earnings as a component of gain or loss only upon sale of the instrument.

F—Employee benefits

Under IFRS and as disclosed in Note 2 to the consolidated financial statements accounting for pensions and other post-employment benefits is made in accordance with IAS 19, “Employee Benefits.” The Group’s net obligation is measured by estimating future benefits employees have earned. Pension and benefit costs are recognized in earnings over the service periods.

Under U.S. GAAP, the Group applies SFAS 87, “Accounting for Pensions”, SFAS 88, “Accounting for Pension Settlements and Curtailments”, SFAS 106, “Accounting for Postretirement Benefits”, and SFAS 112, “Employers’ Accounting for Post-Employment Benefit”. Effective December 31, 2006, the Group adopted the provisions of SFAS 158 “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment to FASB Statements No. 87, 88, 106, and 132(R). The standard requires an employer to recognize the funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its balance sheet with an offsetting amount in accumulated other comprehensive income and to recognize changes in that funded status in the year in which the changes occur. Prior years have not been restated and are not comparable. This standard does not impact the net income as determined in accordance with US GAAP.

The significant differences between IAS 19 and U.S. GAAP under SFAS 87, SFAS 88, SFAS 106, SFAS 112, and SFAS158 that affect the Group are:

•

Different dates of implementation for the parent company of the Group caused most of the differences in the accumulated actuarial gains and losses. For the acquired entities, both IAS 19 and U.S. GAAP have been implemented since the acquisition date.

•

Under IAS 19, the past service costs resulting from plan amendments were recognized immediately if vested or amortized over the remaining vesting period. Under U.S. GAAP, prior service costs are generally recognized over the average remaining service life of the plan participants affected by the amendments.

•

Under U.S. GAAP, prior to December 31, 2006 an additional minimum pension liability was recognized if the positive difference between the accumulated benefit obligation and the fair value of the plan assets was greater than the accrued liability. The additional minimum pension liability was recognized and an intangible asset was recognized for an amount not exceeding the amount of unrecognized prior service cost. If the additional pension minimum liability required to be recognized exceeded unrecognized prior service cost, the excess was reported as a reduction of other comprehensive income. Such an additional minimum liability is not recognized under IAS 19.

In addition, starting December 31, 2006, the funded status of the defined benefit plan is recognized under U.S. GAAP as a liability in the balance sheet with an offsetting amount in the accumulated other comprehensive income/(loss). Such funded status is not recognized under IAS 19.

The effect of these differences on consolidated shareholders’ equity are summarized as follows:

	December 31
	2006	2005	2004
	(thousands of euros)
Accumulated actuarial gains and losses	(5,138)	(4,173)	(3,484)
Unrecognized prior service cost	—	—	3,437
Additional minimum pension liability	—	(17,270)	(14,267)
Funded Status	(14,754)	—	—

U.S. GAAP adjustment	(19,892)	(21,443)	(14,314)

The effect of these differences on consolidated net income attributable to shareholders of the parent company can be summarized as follows:

	Years ended December 31
	2006	2005	2004
	(thousands of euros)
Amortization of unrecognized actuarial gains and losses	(965)	(689)	(3,161)
Amortization of unrecognized prior service cost	—	(3,437)	(3,437)

U.S. GAAP adjustment	(965)	(4,126)	(6,598)

G—Share-based payments

In accordance with IFRS2 “Share-based Payment” Euronext recognized compensation expenses for all share-based programs that were granted after November 7, 2002. An estimated cost for the granted instruments, based on the instruments’ fair value at grant date and the number of instruments expected to vest is charged to the income statement, with a corresponding increase in equity or liabilities if the award is cash-settled, over the vesting period on a straight line basis. The fair value of the options is measured using a binomial model, taking into account the terms and conditions upon which the options were granted. As of December 31, 2005, there are no grants outstanding which would require cash settlement.

Under U.S. GAAP, until December 31, 2005, Euronext applied the intrinsic value method in accordance with Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (“APB 25”) for share-based programs with employees, including those plans prior to November 7, 2002, and the plans are either classified as fixed or variable plans. Under APB 25, compensation expense is determined, using the intrinsic value method, as the difference between the market price and the exercise price of the share-based award. For fixed plans compensation expense is determined on the grant date. For variable plans compensation is remeasured at each balance sheet date until the award becomes vested.

Starting January 1, 2006, the Company adopted SFAS 123 (R) “Share-Based Payments” (“FAS 123R”) using the modified prospective method. Under the modified prospective method, share-based compensation is recognized based on the fair value of the awards for:

•	New share-based payment awards granted;

•	Awards modified, repurchased, or cancelled after the required effective date;

•	The remaining portion of the requisite service under previously-granted; and

•	Unvested awards outstanding as of the required effective date.

The main effect of adopting the standard on January 1, 2006 concerned Euronext stock option awards granted in 2004. Under FAS 123(R), Euronext stock option awards granted in 2004, which were previously classified as an equity instrument under APB 25, are classified as a liability due to conditions in the awards that are not service, performance or market conditions as described in FAS 123(R). This liability was recognized at its fair value of € 6.0 million at January 1, 2006 by reducing equity. The difference between the fair value of the liability recognized at January 1, 2006 and the previously recognized compensation cost until that date amounted to € 0.2 million and was recognized in the income statement, net of any related tax effect, as the cumulative effect of the change in accounting principle. The fair value of this liability-classified award is remeasured at each period-end based on the current share price and other pertinent factors. The change in the fair value of this liability-classified award, net of any related tax effect was recognized in the consolidated income statement of the period as an additional stock compensation expense. For the year ended December 31, 2006, stock compensation expense for an amount of € 24.5 million was recorded under U.S. GAAP in relation to these liability-classified stock option awards, in addition to the € 1.5 million already recognized under IFRS.

H—Software Revenue Recognition

LIFFE CONNECT® software sales are comprised of revenues from fees received for the sale of software licenses. These revenues are recognized in accordance with the substance of the licensing agreements. Under IFRS, revenues from licensing agreements with a specified period of time are amortized on a straight-line basis over the life of the agreements. Fees received under unlimited licensing agreements for which the Group has no remaining obligations to perform or to deliver are recognized immediately.

Under U.S. GAAP, the rules for revenue recognition under multiple-element arrangements are detailed and prescriptive. These rules include the requirement that revenues be allocated to the respective elements of such an arrangement on the basis of Vendor Specific Objective Evidence of Fair Value (“VSOE”) for each element. Statement of Position (“SOP”) 97-2 “Software Revenue Recognition” sets out precise requirements for establishing VSOE for valuing elements of certain multiple-element arrangements. When VSOE for individual elements of an arrangement cannot be established in accordance with SOP 97-2, revenue is generally deferred and recognized upon delivery of the final element.

Under U.S. GAAP, the Group did not have VSOE for certain elements of certain multiple-element arrangements with customers within the LIFFE business. The terms of these arrangements with customers include, among other terms, the provision of hosting services and on-going customer support (known as Post-contract customer support, or PCS, under SOP 97-2). As a consequence of the terms of these arrangements, revenue is deferred under U.S. GAAP and does not start to be recognized until delivery or discharge of the obligation in respect of the final element of the arrangement for which VSOE is not determinable. If this final element is PCS, then revenue is recognized over the remaining term of the PCS contract. In July 2005, Euronext sold its IT activity. Therefore, as of December 31, 2006 and 2005, this is no longer a reconciling item.

I—Other

This reconciling item reflects U.S. GAAP adjustments for non securities and derivatives exchange activities operated through GL TRADE and AEMS groups. These adjustments mainly relate to goodwill amortization differences (see description in Item A), revenue recognition differences, (see description in Item H) and restructuring liabilities in relation to timing differences in the recognition of liabilities in connection with restructuring plans.

	Consolidated shareholders’ equity December 31,
	2006	2005	2004
	(In thousands of euros)
Goodwill amortization	8,963	9,240	9,038
Revenue recognition	(6,955)	(5,125)	(479)
Restructuring liabilities	25	747	2,226

Total Other	2,033	4,862	10,785

	Consolidated net income attributable to shareholders of the parent company for the years ended December 31,
	2006	2005	2004
	(In thousands of euros)
Goodwill amortization	(278)	212	2,951
Revenue recognition	(1,830)	(4,649)	(479)
Restructuring liabilities	(722)	(1,479)	2,226

Total Other	(2,830)	(5,916)	4,698

J—Put options granted to minority interests

Under IFRS, Euronext has committed itself to acquiring minority shareholdings owned by third parties in certain less than wholly-owned consolidated subsidiaries. Since these third parties have the ability, if they wish so, to decide to exercise their put options, IAS 32 requires that the present value of the exercise price of such options be accounted for as a financial liability, no minority interest recognized for accounting purposes and the difference (if any) booked as part of goodwill. The goodwill is adjusted at each closing date to reflect the variation of the liability (due to changes in the exercise price of the option).

Under U.S. GAAP, these put options are recorded as liabilities measured initially at fair value and consequently with changes in fair value recognized into earnings.

K—MBE Holding

Under IFRS, MBE Holding, which was acquired by Euronext in November 2005, is consolidated under the proportional consolidation method. Amounts reflected in Euronext’s consolidated balance sheet under IFRS with respect to MBE Holding include as of December 31, 2006, (respectively December 31, 2005), current assets of € 24.5 million (€ 19.5 million), non-current assets of € 85.4 million (€ 70.0 million), current liabilities of € 9.2 million (€ 10.2 million) and non-current liabilities of € 26 million (€ 1.1 million).

Under U.S. GAAP, MBE Holding is accounted for under the equity method primarily because the minority shareholder holds significant participating rights. As of December 31, 2005, Euronext’s investment in MBE Holding is reflected in the “Investments in associates” line item in Euronext’s consolidated balance sheet under U.S. GAAP for an amount of € 87.4 million (€ 71.5 million as of December 31, 2005).

There is no reconciling item as this difference of consolidation method has neither impact on net income attributable to shareholders of the parent company nor on shareholders’ equity.

L—Tax effect of other U.S. GAAP adjustments

The tax effect of other U.S. GAAP adjustments represents the temporary differences created as a result of applying U.S. GAAP.

Cash Flow statement

For IFRS, Euronext prepares and reports financial information on its cash flows using the guidance in IAS 7, Cash Flow Statements. Since the information required under IAS 7 is similar to the content and presentation of cash flow information prepared under U.S. GAAP under FASB Statement 95, Statement of Cash Flows, Item 17 of SEC Form 20-F does not require additional information, disclosure or a different presentation of cash flow information for the Group.

3.12.4 Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Standards (SFAS) No. 109, Accounting for Income Taxes. FIN 48 addresses how a reporting company accounts for all tax positions including the uncertain tax positions reflected or expects to be reflected in the company’s past or future tax returns. The interpretation also requires the company to recognize interest and penalties associated with the uncertain tax positions. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the potential impact, if any, that the implementation of FIN 48 will have on its financial condition, results of operations and cash flows.

In September 2006, the FASB issued Statement No. 157 “Fair Value Measurements” which defines fair value and establishes a framework for measuring fair value. SFAS 157 does not impose fair value measurement on items not already accounted for at fair value; rather it applies, with certain exceptions, to other accounting pronouncements that either require or permit fair value measurement. SFAS 157 is effective for the Group for the year ending December 31, 2008. The Group is currently evaluating the impact of adopting SFAS 157.

In February 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement requires a business entity to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. An entity may decide whether to elect the fair value option for each eligible item on its election date, subject to certain requirements described in the statement. This statement is effective for the Group as of January 1, 2008. The Group is currently evaluating the impact of adopting SFAS 159.